     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 7, 1998

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                         STYLING TECHNOLOGY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                           2844                          75-2665378
  (STATE OR OTHER JURISDICTION     (PRIMARY STANDARD INDUSTRIAL           (I.R.S. EMPLOYER
       OF INCORPORATION)           CLASSIFICATION CODE NUMBER)         IDENTIFICATION NUMBER)

                            ------------------------

                      2390 EAST CAMELBACK ROAD, SUITE 435
                             PHOENIX, ARIZONA 85016
                                 (602) 955-3353
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

  SEE "TABLE OF ADDITIONAL REGISTRANTS" ON THE FOLLOWING PAGE FOR INFORMATION
          RELATING TO THE GUARANTORS OF SECURITIES REGISTERED HEREBY.
                            ------------------------

                                 SAM L. LEOPOLD
                            CHIEF EXECUTIVE OFFICER
                      2390 EAST CAMELBACK ROAD, SUITE 435
                             PHOENIX, ARIZONA 85016
                                 (602) 955-3353
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

                              ROBERT S. KANT, ESQ.
                          O'CONNOR, CAVANAGH, ANDERSON
                         KILLINGSWORTH & BESHEARS, P.A.
                         ONE EAST CAMELBACK, SUITE 1100
                             PHOENIX, ARIZONA 85012
                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
    As soon as practical after the Registration Statement becomes effective.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
                                                           PROPOSED MAXIMUM     PROPOSED MAXIMUM
      TITLE OF EACH CLASS OF            AMOUNT TO BE      AGGREGATE OFFERING     OFFERING PRICE          AMOUNT OF
  SECURITIES TO BE REGISTERED(1)         REGISTERED        PRICE PER UNIT(1)      PER SHARE(1)      REGISTRATION FEE(2)
-----------------------------------------------------------------------------------------------------------------------
10 7/8% Senior Subordinated Notes
  Due 2008.........................     $100,000,000             100%             $100,000,000            $29,500
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the amount of registration fee pursuant to Rule 457 (f)(2), based on the stated principal amount of each Outstanding Note (as defined) which may be received by the Registrant in the exchange transaction in which the Exchange Notes (as defined) will be offered.

(2) Registered herewith are Guarantees of Subsidiaries of Styling Technology Corporation of the 10 7/8% Senior Subordinated Notes due 2008 for which no additional consideration will be received. Accordingly, pursuant to Rule 457(o), under the Securities Act, which permits the registration fee to be calculated on the basis of the maximum offering price of all securities registered, no additional fee is included for the registration of such Guarantees.

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        TABLE OF ADDITIONAL REGISTRANTS
                                  TO FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                                                                     TAX
                                                                 STATE OF       IDENTIFICATION
                       NAME OF ENTITY                          ORGANIZATION         NUMBER
                       --------------                         --------------    --------------
Beauty Products Inc. .......................................  Wisconsin           39-1907817
Cosmetics International Inc. ...............................  Wisconsin           39-1761136
European Touch Co., Incorporated............................  Wisconsin           39-1547653
European Touch, Ltd II......................................  Wisconsin           39-1559190
Gena Laboratories, Inc. ....................................  Texas               75-0287780
J.D.S. Manufacturing Co., Inc. .............................  California          95-4128887
U.K. Abba Products, Inc. ...................................  California          33-0321417

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION, OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

                   SUBJECT TO COMPLETION DATED AUGUST 7, 1998

                           [STYLING TECHNOLOGY LOGO]

                               OFFER TO EXCHANGE

                   10 7/8% SENIOR SUBORDINATED NOTES DUE 2008
                  ($100,000,000 PRINCIPAL AMOUNT OUTSTANDING)
                                      FOR
                   10 7/8% SENIOR SUBORDINATED NOTES DUE 2008
                        ($100,000,000 PRINCIPAL AMOUNT)
                             ---------------------

     The Exchange Offer will expire at 5:00 p.m., E.D.T., on             , 1998,
unless extended.

     Styling Technology Corporation, a Delaware corporation (the "Company"), hereby offers (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange up to an aggregate principal amount of $100,000,000 of its outstanding 10 7/8% Senior Subordinated Notes due 2008 (the "Outstanding Notes") for an equal principal amount of its 10 7/8% Senior Subordinated Notes due 2008 in integral multiples of $1,000 (the "Exchange Notes" and, together with the Outstanding Notes, the "Notes"). The Exchange Notes will be general unsecured obligations of the Company and are substantially identical (including principal amount, interest rate, maturity, and redemption rights) to the Outstanding Notes for which they may be exchanged pursuant to this Exchange Offer, except that the Exchange Notes will be registered under the Securities Act of 1933, as amended, and therefore will not be subject to certain transfer restrictions and registration rights relating to the Outstanding Notes. The Outstanding Notes have been, and the Exchange Notes will be, issued under an Indenture dated as of June 23, 1998 (the "Indenture"), among the Company, certain of its subsidiaries (the "Guarantors"), and State Street Bank and Trust Company of California, N.A., as trustee (the "Trustee"). See "Description of the Exchange Notes." There will be no proceeds to the Company from the Exchange Offer; however, pursuant to a Registration Rights Agreement dated as of June 23, 1998 (the "Registration Rights Agreement") among the Company, the Guarantors, and the Initial Purchasers (as defined) of the Outstanding Notes, the Company will bear certain offering expenses.

     The Company will accept for exchange any and all Outstanding Notes validly
tendered on or prior to 5:00 p.m., E.D.T., on             , 1998, unless
extended (the "Expiration Date"). Tenders of Outstanding Notes may be withdrawn at any time prior to 5:00 p.m., E.D.T., on the Expiration Date; otherwise such tenders are irrevocable. State Street Bank and Trust Company of California, N.A., is acting as Exchange Agent (the "Exchange Agent") in connection with the Exchange Offer. The minimum period of time that the Exchange Offer will remain open is 30 business days from the date the Registration Statement is declared effective. The Exchange Offer is not conditioned upon any minimum principal amount of Outstanding Notes being tendered for exchange, but is otherwise subject to certain customary conditions.
                                             (Cover text continued on next page)
                             ---------------------

     SEE "RISK FACTORS" BEGINNING ON PAGE 12 FOR A DISCUSSION OF CERTAIN RISKS TO BE CONSIDERED IN CONNECTION WITH THE EXCHANGE OFFER AND IN EVALUATING AN INVESTMENT IN THE EXCHANGE NOTES.
                             ---------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
         EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
      THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COM-
        MISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

               The date of this Prospectus is             , 1998

(Continued from Cover Page)

     Interest on the Exchange Notes will accrue at a rate equal to 10 7/8% per annum and will be payable semiannually in arrears on January 1 and July 1 of each year commencing January 1, 1999. Interest on the Exchange Notes will accrue from the most recent date to which interest has been paid on the Outstanding Notes or, if no interest has been paid, from the date of original issuance of the Outstanding Notes.

     The Outstanding Notes in an aggregate principal amount of $100,000,000 were sold by the Company as of June 23, 1998 (the "Initial Offering"), to NationsBanc Montgomery Securities LLC, Friedman, Billings, Ramsey & Co., Inc., and Imperial Capital, LLC (the "Initial Purchasers") pursuant to a Purchase Agreement among the Company, the Guarantors, and the Initial Purchasers dated June 18, 1998 (the "Purchase Agreement") in a transaction not registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption provided in Section 4(2) of the Securities Act. The Initial Purchasers subsequently placed the Outstanding Notes with qualified institutional buyers in reliance upon Rule 144A under the Securities Act. Accordingly, the Outstanding Notes may not be re-offered, resold, or otherwise transferred in the United States unless so registered or unless an applicable exemption from the registration requirements of the Securities Act is available. The Exchange Notes are being offered hereunder in order to satisfy the obligations of the Company under the Registration Rights Agreement. See "The Exchange Offer."

     Based on an interpretation by the staff of the Securities and Exchange Commission (the "Commission") set forth in no-action letters issued to third parties (including Exxon Capital Holdings Corporation (available April 13,
1989), Morgan Stanley & Co., Inc. (available June 5, 1991), Mary Kay Cosmetics, Inc. (available June 5, 1991), and Sherman & Sterling (available July 2, 1993)), the Company believes that Exchange Notes issued pursuant to this Exchange Offer may be offered for resale, resold, and otherwise transferred by a holder who is not an affiliate of the Company without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holder is acquiring the Exchange Notes in its ordinary course of business and is not participating in and has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes. Persons wishing to exchange Outstanding Notes in the Exchange Offer must represent to the Company that such conditions have been met.

     Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer (a "Participating Broker-Dealer") must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. In addition, until 25 days after the Expiration Date, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus. See "Plan of Distribution."

     The Company does not intend to list the Exchange Notes on any national securities exchange or to seek the admission thereof to trading on the Nasdaq Stock Market, Inc. National Market. The Outstanding Notes are currently eligible for trading in the Private Offering, Resales and Trading through Automated Linkages ("PORTAL") Market of the Nasdaq Stock Market, Inc. Following commencement of the Exchange Offer, the Outstanding Notes may continue to be traded in the PORTAL Market. Following consummation of the Exchange Offer, the Exchange Notes will not be eligible for trading in the PORTAL Market. The Initial Purchasers are not obligated to make a market in the Exchange Notes and any market-making may be discontinued at any time without notice. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Notes or as to the liquidity of or the trading market for the Exchange Notes.

(Continued from Cover Page)

     Any Outstanding Notes not tendered and accepted in the Exchange Offer will remain outstanding. To the extent that any Outstanding Notes of other holders are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Outstanding Notes could be adversely affected. Following consummation of the Exchange Offer, the holders of untendered Outstanding Notes will continue to be subject to the existing restrictions upon transfer thereof.

     The Company expects that the Exchange Notes issued pursuant to this Exchange Offer initially will be issued in the form of a Global Exchange Note (as defined herein), which will be deposited with, or on behalf of, The Depository Trust Company (the "Depositary") and registered in the Depositary's name or in the name of Cede & Co., its nominee, in each case for credit to an account of a direct or indirect participant in the Depositary, including Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System and Citibank, N.A., as depositary for Cedel, S.A. Beneficial interests in the Global Exchange Note representing the Exchange Notes will be shown on, and transfers thereof to qualified institutional buyers will be effected through, records maintained by the Depositary and its participants. After the initial issuance of the Global Exchange Note, Exchange Notes in certificated form will be issued in exchange for the Global Exchange Note on the terms set forth in the Indenture. See "Description of the Exchange
Notes -- Book-Entry, Delivery, and Form."
                             ---------------------

     No dealer, salesperson, or other person has been authorized to give information or to make any representations not contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any security other than the Exchange Notes offered hereby, nor does it constitute an offer to sell or the solicitation of an offer to buy any of the Exchange Notes to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any date subsequent to the date hereof.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, and other information with the Commission. Such reports, proxy statements, and other information may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; the Chicago Regional Office, Suite 1400, 500 West Madison Street, Citicorp Center, Chicago, Illinois 60661; and the New York Regional Office, Suite 1300, 7 World Trade Center, New York, New York 10048. Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the prescribed fees. The Commission maintains a Web site on the Internet that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Commission. The address of this site on the Internet is http://www.sec.gov. The Company's Common Stock is quoted on the Nasdaq National Market. The Company will furnish periodic reports to the Trustee, which will make them available upon request to the holders of the Notes.

     The Company has agreed that, whether or not it is required to do so by the rules and regulations of the Commission, so long as any Notes are outstanding, it will furnish to the holders of the Notes following the consummation of the Exchange Offer and file with the Commission (unless the Commission will not accept such a filing) (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified public accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations. In addition, for so long as any of the Notes remains outstanding, the Company has agreed to make available to any prospective purchaser of Notes or beneficial owner of the Notes in connection with any sale thereof the information required by Rule 144A(d)(4) of the Securities Act.

                   NOTE REGARDING FORWARD-LOOKING INFORMATION

     THE INFORMATION CONTAINED IN THIS PROSPECTUS CONTAINS "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, WHICH ARE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY, SUCH AS "MAY," "WILL," "COULD," "SHOULD," "EXPECT," "ANTICIPATE," "INTEND," "PLAN," "ESTIMATE," OR "CONTINUE" OR THE NEGATIVE THEREOF OR OTHER VARIATIONS THEREOF. SUCH FORWARD-LOOKING STATEMENTS ARE NECESSARILY BASED ON VARIOUS ASSUMPTIONS AND ESTIMATES AND ARE INHERENTLY SUBJECT TO VARIOUS RISKS AND UNCERTAINTIES, INCLUDING RISKS AND UNCERTAINTIES RELATING TO THE POSSIBLE INVALIDITY OF THE UNDERLYING ASSUMPTIONS AND ESTIMATES AND POSSIBLE CHANGES OR DEVELOPMENTS IN SOCIAL, ECONOMIC, BUSINESS, INDUSTRY, MARKET, LEGAL, AND REGULATORY CIRCUMSTANCES AND CONDITIONS AND ACTIONS TAKEN OR OMITTED TO BE TAKEN BY THIRD PARTIES, INCLUDING CUSTOMERS, SUPPLIERS, BUSINESS PARTNERS, AND COMPETITORS AND LEGISLATIVE, REGULATORY, JUDICIAL, AND OTHER GOVERNMENTAL AUTHORITIES AND OFFICIALS. IN ADDITION TO ANY RISKS AND UNCERTAINTIES SPECIFICALLY IDENTIFIED IN THE TEXT SURROUNDING SUCH FORWARD-LOOKING STATEMENTS, THE STATEMENTS IN "RISK FACTORS" BEGINNING ON PAGE 12 OF THIS PROSPECTUS OR IN THE REPORTS, PROXY STATEMENTS, AND OTHER INFORMATION REFERRED TO IN "AVAILABLE INFORMATION" CONSTITUTE CAUTIONARY STATEMENTS IDENTIFYING IMPORTANT FACTORS THAT COULD CAUSE ACTUAL AMOUNTS, RESULTS, EVENTS, AND CIRCUMSTANCES TO DIFFER MATERIALLY FROM THOSE REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS.
                                       (i)

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statements and the notes thereto that appear elsewhere in this Prospectus. Unless the context otherwise requires, all references to the "Company" mean Styling Technology Corporation and its subsidiaries. All references to "STC" mean Styling Technology Corporation and its subsidiaries without taking into account the Recent Acquisitions. All references to the "Recent Acquisitions" mean the acquisition of Pro Finish USA, Ltd. ("Pro Finish"), which was acquired in May 1998 (the "Pro Finish Acquisition"), the acquisitions of European Touch Co., Incorporated and two related companies (together, "European Touch") and European Touch, Ltd. II ("European Touch II"), which were acquired in June 1998 (the "European Touch Acquisitions"), and the acquisition of a controlling interest in Ft. Pitt Acquisition, Inc. and its 90% owned subsidiary Ft. Pitt -- Framesi, Ltd., in August 1998. As used herein, the pro forma financial information includes the adjustments described in "Unaudited Pro Forma Consolidated Financial Data."

                                  THE COMPANY

     The Company is a leading developer, producer, and marketer of a wide array of professional salon products, addressing all salon product categories, including hair care, nail care, and skin and body care products, as well as salon appliances and sundries. Through strategic acquisitions, the Company has acquired well-recognized brand names, a strong distribution network, established marketing and salon industry education programs, and significant production and sourcing capabilities. For the 12 months ended March 31, 1998, on a pro forma basis, the Company generated net sales and EBITDA of $87.0 million and $24.5 million, respectively.

     The Company believes it is the only company that develops, produces, and markets products in each category of the professional salon products industry and that its ability to offer customers a "one-stop shop" for brand-name professional salon products creates a competitive advantage. The Company currently sells more than 550 products under 14 principal brand names, including ABBA Pure and Natural Hair Care(R) products, Body Drench(R) skin and body care products, Clean + Easy(R) hair removal products, Gena(R) nail and pedicure products, Kizmit(TM) acrylic nail enhancements, and Revivanail(R) nail treatments. In the United States, the Company markets its product lines through professional salon industry distribution channels to more than 2,500 customers, consisting primarily of salon product and tanning supply distributors (which resell to beauty and tanning salons), beauty supply outlets, and salon chains. The Company also markets its products directly to more than 3,000 spas, resorts, and health and country clubs through its in-house sales force. Internationally, the Company sells its products primarily through international salon product distributors.

                                  THE INDUSTRY

     The professional salon products industry has grown significantly during the last several years. According to industry sources, professional salon industry revenue (which includes revenue from salon services and the sale of salon products) for 1996 was approximately $40 billion in the United States and $80 billion worldwide, having grown approximately 10% from the prior year. Industry sources estimate that there are approximately 127 million client visits to salons each month and that there are more than 200,000 beauty salons and 1.8 million licensed cosmetologists in the United States. Professional salon products companies sell their products primarily to regional, full-service salon product distributors that resell products from multiple manufacturers to salons and salon professionals. The Company estimates that sales to distributors represent approximately 85% of revenue for professional salon product companies. The professional salon products industry is highly fragmented. Of the approximately 700 companies selling professional salon products in the United States, most generate less than $10 million in sales and focus on a single product category. For example, most companies offering professional salon hair care products do not also offer nail or skin care products.

     Professional salon products have two end consumers: the salon professional who uses them in the performance of salon services and the salon client who purchases them for personal use. The Company believes salons typically generate between 10% and 30% of their revenue from retail sales of professional salon products. As the users and "prescribers" of professional salon products, salon professionals typically select products on the basis of performance rather than price. As a result, suppliers of professional salon products focus on educating distributors and salon professionals on the uses and benefits of their products and on industry trends. Because these products are "prescribed" by salon professionals and are sold primarily in connection with the rendering of a service, professional salon products typically foster strong brand loyalty and exhibit relative price insensitivity. Consequently, professional salon products generally command substantially higher profit margins than mass-marketed beauty products.

                               BUSINESS STRENGTHS

     The Company believes that the following business strengths provide it with a competitive advantage in the professional salon products industry:

- PREMIER BRAND NAMES. The Company offers a variety of well-known brands in all professional salon product categories, including ABBA Pure and Natural Hair Care(R), Alpha 9(R), Body Drench(R), Clean + Easy(R), Cosmic(R), European Touch(TM), Gena(R), Kizmit(TM), Omni P.O. Professionals Only(R), One Touch(R), Pro Finish(TM), Revivanail(R), SRC(TM), and Suntopia(TM). The Company believes that the strength of its brand names is based on the reputation of its products for quality among salon professionals, the performance of its products, and its focused commitment to the needs of salon professionals and their clientele. Because of the importance of proven product performance to salon professionals, they remain extremely loyal to their favorite brands. The Company's portfolio of well-recognized brands is a significant driver of sales to distributors, beauty supply outlets, and salon chains.

- BREADTH OF PRODUCT OFFERINGS. The Company believes that it currently is the only producer of professional salon products with offerings across all salon product categories. As the Company has expanded its product offerings, it has begun to provide distributors, beauty supply outlets, and salon chains with an increasingly larger percentage of the products they require to service the needs of salons and salon professionals. The Company believes the breadth of its product offerings provides it with a significant competitive advantage by allowing its distributors to purchase more products from fewer vendors and by enabling the Company to cross-market its brands and offer tailored lines of products to distributors, beauty supply outlets, and salon chains. This "one-stop shop" approach also serves to strengthen the relationship between the Company and its customers.

- STRONG DISTRIBUTION NETWORK. The Company has established relationships with top salon product distributors, beauty supply outlets, and salon chains. Unlike consumer products companies that sell a large percentage of their products through a concentrated retailer base, the Company sells its products into highly fragmented distribution channels of more than 2,500 distributors, beauty supply outlets, and salon chains in the United States and internationally and to more than 3,000 spas, resorts, and health and country clubs through its in-house sales force. This extensive distribution network creates a strong base from which the Company can pursue additional business through cross-marketing of its current and future brands and new product introductions. The breadth of its distribution network also enables the Company to penetrate every major geographical market in the United States and to expand its international business.

- HISTORY OF SUCCESSFUL ACQUISITIONS. Since November 1996, the Company has acquired and successfully integrated seven professional salon products businesses, not including the Recent Acquisitions. The Company has integrated acquired distribution channels into its existing operations; integrated purchasing, production, and marketing efforts; and consolidated accounting, human resources, and other back office functions. Acquisitions have been a major factor in enabling the Company to increase its net sales to $87.0 million, on a pro forma basis for the latest 12 months (including the Recent Acquisitions, other than the acquisition of a controlling interest in Framesi
  USA), while achieving significant margin improvement. The Company is developing an operating platform to allow it to support an increasing range of professional salon products as it continues to acquire additional companies and product lines.

- FAVORABLE COST STRUCTURE. Professional salon products typically command higher margins and exhibit relative price insensitivity when compared to their mass-market counterparts. The Company believes that it has been able to achieve operating margins that exceed industry averages. These improved operating margins result from the Company's success in utilizing its increased purchasing power to achieve cost savings; integrating sourcing and distribution capabilities; eliminating duplicative facilities, personnel, and administrative functions; and consolidating sales and marketing and product development, when appropriate. The Company also is taking advantage of the highly competitive third-party manufacturing environment to reduce production costs. Pro forma gross margins improved from 52.4% in 1996 to 56.3% in 1997, and pro forma EBITDA margins improved from 17.6% in 1996 to 27.0% in 1997.

- EXPERIENCED MANAGEMENT TEAM. The Company has an experienced management team with significant industry experience. Sam Leopold, the Company's Chief Executive Officer, has more than 12 years of experience in the professional salon products industry, including as the owner of a chain of mall-based retail salons. Other members of the Company's senior management team have, on average, over 12 years of experience in the consumer and salon products industry, particularly in the areas of sales, marketing, and operations. Mr. Leopold beneficially owns approximately 25% of the Company's Common Stock, and each other member of the Company's senior management team has an equity stake in the Company.

                                    STRATEGY

     The Company's objective is to be the leading professional salon products company in the United States and internationally. In order to achieve this objective, the Company is pursuing a strategy of continued growth through acquisitions and internal business expansion. Key elements of this strategy include the following:

ACQUISITION STRATEGY

     The Company seeks to acquire professional salon product businesses possessing complementary salon products with well-recognized brand names and strong distribution networks and to capitalize on the substantial fragmentation and growth potential existing in the professional salon products industry. The Company believes that there are many attractive acquisition candidates in the professional salon products industry, primarily as a result of the highly fragmented nature of the industry and the desire of owners for exit strategies. The Company maintains a disciplined approach to acquisitions and evaluates each potential acquisition based on the following acquisition goals:

- CONTINUE TO ACQUIRE LEADING BRANDS. The Company plans to continue its strategy of acquiring leading brand names that complement its portfolio of brands and command strong customer loyalty. By following this strategy, the Company plans to solidify its position as a leading supplier of professional salon products and further enhance its relationships with distributors. Additionally, well-known and well-respected professional brands are able to command consistently higher prices than mass-marketed retail brands and lesser known or respected professional brands.

- DIVERSIFY AND STRENGTHEN PRODUCT OFFERINGS. The Company intends to acquire companies and product lines that diversify and strengthen its portfolio of salon products. In this regard, the Company seeks to acquire complementary products that will enable it to offer multiple brands in each salon product category and a broader range of products addressing the various niches within these categories. The Company believes that this approach will enable it to offer distributors and beauty supply outlets, which typically carry multiple brands in each category, a more complete "one-stop shop" for the majority of their salon products.

- STRENGTHEN DISTRIBUTION NETWORK. The Company intends to acquire companies and product lines that strengthen its relationships with domestic and international distributors. By acquiring companies with strong distribution, the Company will be in a position to increase sales by introducing its existing products into new distribution channels and newly acquired or developed products into existing distribution channels.

- CONTINUE TO PURSUE ACQUISITIONS AT ATTRACTIVE CASH FLOW MULTIPLES. The Company plans to continue to pursue acquisition candidates at attractive cash flow multiples. To achieve this goal, the Company evaluates each acquisition candidate's historical operating results and future earnings potential, the size and anticipated growth of the market it serves, and its relative position in that market. The Company seeks to acquire companies and product lines at acquisition multiples of typically three to six times adjusted EBITDA.

INTERNAL GROWTH STRATEGY

     The Company intends to increase sales and improve margins within its existing product lines. Elements of its internal growth strategy include the following:

- LEVERAGE WELL-ESTABLISHED DISTRIBUTION CHANNELS. The Company intends to leverage its distribution channels by providing distributors with an increasingly comprehensive array of products. Through management's existing relationships and those of acquired companies, the Company has developed and integrated an increasingly extensive distribution network. The Company believes that offering a growing array of well-known brands in all salon product categories will further enhance its position as a key supplier to its customers.

- CAPITALIZE ON BRAND NAME RECOGNITION; LINE EXTENSIONS. The Company believes the strong brand name recognition of its product lines lends itself to line extension. For example, ABBA, one of the top brands in the aromatherapy segment of the hair care category, recently introduced its Botanical High(TM) line of volume therapy hair care products. The Company believes that the loyalty of salons and salon professionals to strong brands generally makes them receptive to line extensions that capitalize on the credibility of those brands. Strong brand names also provide the Company the opportunity to cross-market established and developing brands and products.

- EXPAND DISTRIBUTION TO SALON CHAINS. The Company is aggressively targeting sales directly to salon chains, which the Company believes are underserved by distributors and other salon product companies. The Company believes that its increasingly diverse product offerings will enable it to offer salon chains the benefits of one-stop shopping, centralized single-source ordering, tailored promotional programs, and dedicated customer service. The Company has formed a sales and marketing team focused exclusively on further penetrating this underserved segment of the salon product market.

- EXPAND DISTRIBUTION OF EXISTING PRODUCTS INTERNATIONALLY. The Company believes significant opportunities exist to increase sales and profits through the expansion of the international distribution of its products. Currently, the U.S. market for professional salon products represents approximately 50% of the worldwide market. In contrast, only approximately 15% of the Company's pro forma 1997 net sales were generated outside of the United States. In the past year, the Company has expanded its international distribution to 38 countries. The Company will continue to focus on introducing its products into its recently expanded international distribution channels, which provide access to most international beauty markets.

- ENHANCE OPERATIONAL EFFICIENCIES OF ACQUIRED BUSINESSES. To date, the Company has successfully integrated seven acquired businesses. Following each acquisition, the Company has enhanced operational efficiency by (i) eliminating duplicative administrative functions, thereby lowering overhead expenses, (ii) expanding distribution channels, and (iii) adding and disseminating further market and product knowledge throughout the Company's operations. The Company believes that the continued realization of operational efficiencies will enhance internal growth and profitability.

- CAPITALIZE ON LIFESTYLE TRENDS. The Company intends to continue to capitalize on current lifestyle trends that are favorable to the professional salon industry. Growing consumer focus on healthy living and personal indulgences should continue to fuel expansion in the salon/spa industry, as the demand for services such as body treatments and massages increases. Additionally, the aging of the baby boomers (those born between 1945 and 1964) is expected to benefit the salon industry.

                              RECENT ACQUISITIONS

     Concurrently with the consummation of the Initial Offering, the Company acquired European Touch II at a purchase price of approximately $22 million in cash and European Touch at a purchase price of $3.2 million in cash. European Touch II is a leading developer, producer, and marketer of salon pedicure equipment, with 1997 net sales of $8.6 million and adjusted EBITDA of $2.8 million. European Touch is a leading developer, producer, and marketer of professional nail enhancement and treatment products, with 1997 net sales of $6.0 million and adjusted EBITDA of $2.0 million. These acquisitions, together with the recently completed Pro Finish Acquisition and the Company's existing Alpha 9 and Omni product lines, will allow the Company to offer a range of well-known brands in the nail care products category.

     In August 1998, the Company acquired a controlling interest in Ft. Pitt Acquisition, Inc. and its 90% owned subsidiary, Ft. Pitt-Framesi, Ltd. (together, "Framesi USA"). Framesi USA holds exclusive license rights for the sale in the United States and most of Latin America of Framesi hair color products along with its complementary Biogenol line of shampoos, conditioners, and styling products. The Company paid a purchase price of approximately $30.0 million for the Ft. Pitt Acquisition, Inc. stock in the form of cash and seller carryback financing. The Company has completed 11 acquisitions since November 1996.
                                ---------------

     The Company was incorporated in June 1995 in Delaware. The Company's principal executive offices are located at 2390 East Camelback Road, Suite 435, Phoenix, Arizona 85016, and its telephone number is (602) 955-3353.

                               THE EXCHANGE OFFER

The Outstanding Notes......  The Outstanding Notes were sold by the Company as of June 23, 1998, in the Initial Offering, to the Initial Purchasers pursuant to the Purchase Agreement. The Initial Purchasers subsequently resold the Outstanding Notes to "Qualified Institutional Buyers" as such term is defined in Rule 144A under the Securities Act ("QIBs").

Registration
Requirements...............  Pursuant to the Purchase Agreement, the Company,
                             the Guarantors, and the Initial Purchasers entered into the Registration Rights Agreement, which grants the holders of the Outstanding Notes certain exchange and registration rights. The Exchange Offer is intended to satisfy such exchange and registration rights, which terminate upon the consummation of the Exchange Offer. If applicable law or applicable interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer, the Company and the Guarantors agreed to file a shelf registration (the "Shelf Registration Statement") covering resales of the Outstanding Notes. See "The Exchange
                             Offer -- Resale of Exchange Notes" and "The
                             Exchange Offer -- Shelf Registration Statement."

The Exchange Offer.........  The Company is offering to exchange $1,000 principal amount of the Exchange Notes for each $1,000 principal amount of Outstanding Notes. As of the date hereof, $100.0 million aggregate principal amount of Outstanding Notes are outstanding. The Company will issue the Exchange Notes subsequent to the Expiration Date and on or before September , 1998 (the "Exchange Date"), unless the Exchange Offer is extended. See "Risk Factors -- Exchange Offer Procedures; Consequences of Failure to Exchange."

                             Based on an interpretation of the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Outstanding Notes may be offered for resale, resold, and otherwise transferred by any holder thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities
                             Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and that such holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes.

                             Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes could not rely on the position of the staff of the Commission enunciated in Exxon Capital Holdings Corporation (available April 13, 1989) or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liability under the Securities Act for which the holder is not indemnified by the Company.

                             Each Participating Broker-Dealer that receives Exchange Notes for its own account in exchange for Outstanding Notes, where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of Exchange Notes. The Letter of Transmittal for the Exchange Offer states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed to make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale for a period of up to 180 days from the consummation of the Exchange Offer. See "Plan of Distribution."

Expiration Date............  5:00 p.m., E.D.T., on             , 1998, unless
                             extended.

Interest on the Exchange
  Notes....................  Interest on the Exchange Notes will accrue at a rate equal to 10 7/8% per annum and will be payable semi-annually in arrears on January 1 and July 1 of each year, commencing January 1, 1999. Interest on the Exchange Notes will accrue from the most recent date to which interest has been paid on the Outstanding Notes or, if no interest has been paid, from the date of original issuance of the Outstanding Notes.

Procedures for Tendering
  Outstanding Notes........  Each holder of Outstanding Notes wishing to accept the Exchange Offer must complete, sign, and date the accompanying Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Outstanding Notes and any other required documentation to the Exchange Agent at the address set forth herein. By executing the Letter of Transmittal, each holder will represent to the Company that, among other things, the holder or person receiving such Exchange Notes, whether or not such person is the holder, is acquiring the Exchange Notes in the ordinary course of business and that neither the holder nor any such other person has any arrangement or understanding with any person to participate in the distribution of such Exchange Notes. In lieu of physical delivery of the certificates representing Outstanding Notes, tendering holders may transfer Outstanding Notes pursuant to the procedure for book-entry transfer as set forth under "The Exchange
                             Offer -- Procedures for Tendering."

                             Each Participating Dealer that acquired Outstanding Notes as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

Special Procedures for
  Beneficial Owners........  Any beneficial owner whose Outstanding Notes are registered in the name of a broker-dealer, commercial bank, trust company, or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf.

                             If such beneficial owner wishes to tender on such owner's own behalf, such owner must prior to completing and executing the Letter of Transmittal and delivering its Outstanding Notes, either make appropriate arrangements to register ownership of the Outstanding Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

Guaranteed Delivery
  Procedures...............  Holders of Outstanding Notes who wish to tender their Outstanding Notes and whose Outstanding Notes are not immediately available or who cannot deliver their Outstanding Notes, the Letter of Transmittal, or any other documents required by the Letter of Transmittal to the Exchange Agent (or comply with the procedures for book-entry transfer) prior to the Expiration Date must tender their Outstanding Notes according to the guaranteed delivery procedures set forth in "The Exchange
                             Offer -- Guaranteed Delivery Procedures."

Withdrawal Rights..........  Tenders of Outstanding Notes may be withdrawn at any time prior to 5:00 p.m., E.D.T., on the Expiration Date pursuant to the procedures described under "The Exchange Offer -- Withdrawal of Tenders."

Acceptance of Outstanding
  Notes and Delivery of
  Exchange Notes...........  Subject to certain conditions, the Company will accept for exchange any and all Outstanding Notes that are properly tendered in the Exchange Offer prior to 5:00 p.m., E.D.T., on the Expiration Date. The Exchange Notes issued pursuant to the Exchange Offer will be delivered on the Exchange Date. See "The Exchange Offer -- Terms of the Exchange Offer."

Federal Income Tax
  Consequences.............  The issuance of the Exchange Notes to holders of the Outstanding Notes pursuant to the Exchange Offer should not be a taxable event for United States federal income tax purposes. See "Certain Income Tax Considerations."

Effect on Holders of
  Outstanding Notes........  As a result of the making of this Exchange Offer, the Company will have fulfilled one of its obligations under the Registration Rights Agreement, and, with certain exceptions noted below, holders of Outstanding Notes who do not tender their Outstanding Notes will not have any further registration rights under the Registration Rights Agreement or otherwise. Such holders will continue to hold the untendered Outstanding Notes and will be entitled to all the rights and subject to all the limitations applicable thereto under the Indenture, except to the extent such rights or limitations, by their terms, terminate or cease to have further effectiveness as a result of the Exchange Offer. All untendered Outstanding Notes will continue to be subject to certain restrictions on transfer. Accordingly, if any Outstanding Notes are tendered and accepted in the Exchange Offer, the trading market of the untendered Outstanding Notes could be adversely affected. See "Risk Factors -- Exchange Offer Procedures" and "Risk Factors -- Absence of a Public Market; Restrictions on Transfer."

Exchange Agent.............  State Street Bank and Trust Company of California,
                             N.A. (the "Exchange Agent").

                     SUMMARY OF TERMS OF THE EXCHANGE NOTES

Securities Offered............   $100.0 million in aggregate principal amount of
                                 10 7/8% Senior Subordinated Notes of the
                                 Company due 2008 (the "Exchange Notes").

Maturity Date.................   July 1, 2008.

Interest Payment Dates........   January 1 and July 1, commencing January 1,
                                 1999.

Subsidiary Guarantees.........   The Exchange Notes will be jointly and
                                 severally guaranteed by each of the Company's existing domestic subsidiaries and certain future domestic subsidiaries of the Company
                                 (each a "Guarantor" and, collectively, the "Guarantors").

Subordination.................   The Exchange Notes will be general unsecured
                                 obligations of the Company, will be
                                 subordinated in right of payment to all current and future Senior Debt (as defined), and senior or pari passu in right of payment to all existing and future subordinated Debt (as defined) of the Company. The Subsidiary
                                 Guarantees will be general unsecured
                                 obligations of the Guarantors, will be
                                 subordinated in right of payment to all Senior
                                 Debt of the Guarantors, and will rank senior or pari passu in right of payment to all existing and future subordinated Debt of the Guarantors.
                                 The Company recently entered into a new credit facility consisting of a revolving credit facility and an acquisition term loan facility in the aggregate principal amount of $50.0 million (the "New Credit Facility"). Any borrowings under the New Credit Facility will be Senior Debt. As of August 4, 1998, the
                                 Company had approximately $25.0 million of Senior Debt. See "Certain Indebtedness -- New
                                 Credit Facility" and "Risk
                                 Factors -- Subordination of the Notes and the Subsidiary Guarantees."

Optional Redemption...........   On or after July 1, 2003, the Company may
                                 redeem the Exchange Notes, in whole or in part, at the redemption prices set forth herein, plus accrued and unpaid interest thereon, to the date of redemption. See "Description of the Exchange Notes -- Optional Redemption."

Change of Control.............   Upon a Change of Control (as defined), the
                                 Company will be required to make an offer to repurchase all outstanding Notes at 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the date of repurchase. See "Description of the Exchange
                                 Notes -- Repurchase at the Option of Holders --
                                 Change of Control."

Covenants.....................   The Indenture will restrict, among other
                                 things, the ability of the Company and its subsidiaries to incur additional indebtedness, issue preferred stock, enter into sale and leaseback transactions, incur liens, pay dividends or make certain other restricted payments, apply net proceeds from certain asset sales, enter into certain transactions with affiliates, merge or consolidate with any other person, sell stock of subsidiaries, and assign, transfer, lease, convey, or otherwise dispose of substantially all of the assets of the Company. See "Description of Exchange
                                 Notes -- Certain Covenants."

                                  RISK FACTORS

     See "Risk Factors" for a discussion of certain factors that should be considered in evaluating an investment in the Exchange Notes.

          SUMMARY HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL DATA
                             (DOLLARS IN THOUSANDS)

     The following unaudited consolidated financial information should be read in conjunction with the Unaudited Pro Forma Consolidated Financial Data and the notes thereto and the historical Consolidated Financial Statements and notes thereto of STC and European Touch II contained elsewhere in this registration statement. In November 1996, Styling Technology Corporation commenced operations with an initial public offering and the simultaneous acquisition of four businesses. Styling Technology Corporation has acquired seven other businesses since November 1996. The unaudited pro forma consolidated financial information reflects the results of the Company (which includes all of the Company's acquisitions, including the Recent Acquisitions, other than the acquisition of a controlling interest in Framesi USA). The unaudited pro forma consolidated financial information also reflects certain pro forma adjustments that are more fully described in the accompanying notes. The Unaudited Pro Forma Consolidated Statement of Operations Data reflects the Initial Offering, the application of the net proceeds therefrom, and the results of operations of the Company (which includes all of the Company's acquisitions, including the Recent Acquisitions, other than the acquisition of a controlling interest in Framesi USA) as if each acquisition, the Initial Offering, and application of the net proceeds therefrom occurred at the beginning of each period presented (including certain adjustments to the historical financial statements that are more fully described in the notes to the Unaudited Pro Forma Consolidated Financial Data contained elsewhere in this registration statement). The "As Adjusted" Unaudited Consolidated Balance Sheet Data reflects the historical financial information of STC together with the Initial Offering and the application of the net proceeds therefrom and the Recent Acquisitions, other than the acquisition of a controlling interest in Framesi USA, as if each had occurred on March 31, 1998. The Unaudited Pro Forma Consolidated Statement of Operations Data referred to above may not be indicative of actual results that would have been achieved if the Initial Offering and the application of the net proceeds therefrom and the acquisitions had occurred on the dates indicated or the results that may be realized in the future. The unaudited pro forma consolidated financial information contains only certain adjustments that are directly attributable to the Initial Offering, the application of net proceeds therefrom, and the acquisitions. The table also presents certain historical actual consolidated financial information. The consolidated statement of operations data for the period from November 27, 1996 to December 31, 1996 and for the year ended December 31, 1997, are derived from the consolidated financial statements of the Company, which have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report included elsewhere herein. The unaudited consolidated financial information as of March 31, 1998 and for the three months ended March 31, 1997 and 1998, are derived from the Company's unaudited interim consolidated financial statements and in the opinion of management, reflect all adjustments, consisting of only normal recurring adjustments.

                                                                              THREE MONTHS ENDED
                                                               YEAR ENDED         MARCH 31,
                                                              DECEMBER 31,    ------------------
                                                                  1997         1997       1998
                                                              ------------    -------    -------
UNAUDITED STATEMENT OF OPERATIONS DATA -- PRO FORMA:
  Net sales.................................................    $84,935       $19,728    $21,807
  Gross profit(1)...........................................     47,857        11,267     12,298
  Selling, general, and administrative expenses(2)..........     29,417         7,543      7,197
  Income from operations(3).................................     18,440         3,724      5,101
  Income before extraordinary item and income taxes.........      7,205           915      2,292
  Net income(4).............................................      3,991           448        202
  Diluted earnings per share................................        .97           .22        .05
  Diluted weighted average shares outstanding...............      4,113         4,117      4,278

                                                         NOVEMBER 27,                     THREE MONTHS ENDED
                                                           1996 TO        YEAR ENDED           MARCH 31,
                                                         DECEMBER 31,    DECEMBER 31,    ---------------------
                                                             1996            1997         1997        1998
                                                         ------------    ------------    ------    -----------
ACTUAL CONSOLIDATED STATEMENT OF OPERATIONS DATA:
  Net sales............................................    $ 1,083         $ 38,108      $7,479      $16,225
  Cost of sales........................................        571           16,756       3,234        7,042
                                                           -------         --------      ------      -------
  Gross profit.........................................        512           21,352       4,245        9,183
  Selling, general, and administrative expenses........        737           12,201       2,398        5,395
                                                           -------         --------      ------      -------
  Income (loss) from operations........................    $  (225)        $  9,151      $1,847      $ 3,788
                                                           =======         ========      ======      =======
  Income (loss) before extraordinary item..............    $  (151)        $  4,207      $1,054      $ 1,439
  Extraordinary item, net of tax benefit...............         --           (1,377)         --           --
                                                           -------         --------      ------      -------
  Net income (loss)....................................    $  (151)        $  2,830      $1,054      $ 1,439
                                                           =======         ========      ======      =======
OTHER DATA:
  Ratio of earnings to fixed charges(5)................         --              5.0x       30.1x         3.0x

                                                               AS OF MARCH 31, 1998
                                                              ----------------------
                                                                             AS
                                                              ACTUAL     ADJUSTED(6)
                                                              -------    -----------
UNAUDITED CONSOLIDATED BALANCE SHEET DATA:
  Cash and cash equivalents.................................  $ 2,528     $ 15,751
  Working capital...........................................   13,238       38,702
  Total assets..............................................   94,286      141,349
  Long-term debt, including current maturities..............   53,843      100,000
  Total stockholders' equity................................   30,057       28,957

---------------
(1) Reflects the adjustment to cost of sales related to a reduction of third-party manufacturing costs negotiated in connection with the Company's acquisitions of ABBA and the Clean + Easy/One Touch product lines, and realized following the closing of such acquisitions, for the year ended December 31, 1997, and the three months ended March 31, 1997, of approximately $3.4 million and $674,000, respectively. No adjustment is included for the three months ended March 31, 1998 as the actual operations for these divisions are included in the operations of STC for this period.

(2) Reflects the net impact in selling, general, and administrative expenses of an aggregate of (i) approximately $2.3 million, $572,000, and $375,000 for the year ended December 31, 1997, and the three months ended March 31, 1997 and 1998, respectively, to reflect the elimination of salaries and benefits of specific individuals not continuing with the combined companies, and (ii) approximately $1.9 million, $558,000, and $231,000 for the year ended December 31, 1997, and the three months ended March 31, 1997 and 1998, respectively, to reflect the additional amortization of goodwill associated with each acquisition.

(3) Represents cash interest expense on the Notes plus amortization of related financing costs.

(4) Reflects adjustment to the income tax provision based on applying the statutory income tax rates of each company, adjusted for goodwill amortization from the acquisitions of ABBA, Gena, and JDS, which is not deductible for income tax reporting purposes. Also includes an adjustment to remove the extraordinary item for the year ended December 31, 1997.

(5) The ratio of earnings to fixed charges has been calculated by dividing income before income taxes and fixed charges by fixed charges. Fixed charges for this purpose include interest expense, amortization of deferred financing costs and one-third of operating lease payments (the portion deemed to be representative of the interest factor).

(6) The "As Adjusted" balance sheet data reflects the completion of the Initial Offering, the application of the net proceeds therefrom, and the Recent Acquisitions (other than the acquisition of a controlling interest in Framesi USA), on a pro forma basis, as of March 31, 1998.

                                  RISK FACTORS

     Holders of the Outstanding Notes should carefully review the information set forth below, in addition to the other information in this Prospectus, before deciding to tender their Outstanding Notes in the Exchange Offer.

EXCHANGE OFFER PROCEDURES; CONSEQUENCES OF FAILURE TO EXCHANGE

     Issuance of the Exchange Notes in exchange for Outstanding Notes pursuant to the Exchange Offer will be made only after the timely receipt by the Company of such Outstanding Notes, a properly completed and duly executed Letter of Transmittal, and all other required documents. Therefore, holders of the Outstanding Notes desiring to tender such Outstanding Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. The Company is under no duty to give notification of defects or irregularities with respect to the tenders of Outstanding Notes for exchange. Outstanding Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof. Upon consummation of the Exchange Offer, the registration rights under the Registration Rights Agreement will terminate. In addition, any holder of Outstanding Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives Exchange Notes for its own account in exchange for the Outstanding Notes, where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution." TO THE EXTENT THAT SOME OF THE OUTSTANDING NOTES ARE TENDERED AND ACCEPTED IN THE EXCHANGE OFFER, THE TRADING MARKET FOR UNTENDERED AND TENDERED BUT UNACCEPTED OUTSTANDING NOTES COULD BE ADVERSELY AFFECTED.

LEVERAGE

     The Company is highly leveraged. On March 31, 1998, after giving pro forma effect to the Offering and the repayment of amounts outstanding under the previous credit facility and certain other outstanding indebtedness, the Company would have had total indebtedness of approximately $100.0 million (all of which would have consisted of the Notes) and stockholders' equity of approximately $29.0 million. In addition, the Company, subject to certain conditions, will be able to borrow up to an additional $50.0 million under the New Credit Facility. As of August 4, 1998, the Company had approximately $25.0 million of Senior Debt incurred under the New Credit Facility. See "Certain Indebtedness -- New Credit Facility." Subject to certain conditions, the Company and its subsidiaries will be permitted to incur additional indebtedness in the future. See "Capitalization," "Selected Consolidated Financial Data," and "Description of the Exchange Notes."

     The Company's ability to make scheduled payments of principal of, or to pay the interest on, or to refinance, its indebtedness (including the Exchange Notes), or to fund planned capital expenditures and product development expense will depend on its future performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory, and other factors that are beyond its control. Following the Offering and the closing of the New Credit Facility, the Company's line of credit, current cash resources, and expected cash flows from operations are expected to be sufficient to fund the Company's capital needs during the next 12 months at its current level of operations, apart from capital needs resulting from acquisitions. However, the Company may be required to obtain additional capital to fund its planned growth and future acquisitions. In addition, the Company may need to refinance all or a portion of the principal of the Exchange Notes on or prior to maturity. There can be no assurance that the Company will generate sufficient cash flow from operations or that future borrowings will be available under the New Credit Facility in an amount sufficient to enable the Company to service its indebtedness, including the Exchange Notes, or to fund its other liquidity needs. In addition, there can be no assurance that the Company will be able to effect any such refinancing on commercially reasonable terms or at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

     The degree to which the Company will be leveraged following the Offering could have important consequences to holders of the Exchange Notes, including
(i) making it more difficult for the Company to raise additional funds to finance desired acquisitions, (ii) increasing the Company's vulnerability to general adverse economic and industry conditions, (iii) limiting the Company's ability to obtain other funds to finance future working capital, capital expenditures, product development, and other general corporate requirements,
(iv) requiring the dedication of a substantial portion of the Company's cash flow from operations to the payment of the principal of and interest on its indebtedness (including the Exchange Notes), thereby reducing the availability of such cash flow to fund working capital, capital expenditures, product development, or other general corporate purposes, (v) limiting the Company's flexibility in planning for, or reacting to, changes in its business and the industry, and (vi) placing the Company at a competitive disadvantage as compared to less leveraged competitors. In addition, the Indenture and the New Credit Facility contain financial and other restrictive covenants limiting the ability of the Company, among other things, to borrow additional funds. Failure by the Company to comply with such covenants could result in an event of default that, if not cured or waived, could have a material adverse effect on the Company. The degree to which the Company is leveraged could prevent it from repurchasing all of the Exchange Notes tendered to it upon the occurrence of a Change of Control. See "Description of the Exchange Notes -- Repurchase at Option of
Holder -- Change of Control" and "Certain Indebtedness."

     The obligation of the lenders to advance funds under the New Credit Facility is conditioned upon, among other things, the execution of definitive loan documents. No assurance can be given that the Company and the lenders will enter into such definitive documents or that any funds will be advanced under such facility. See "Certain Indebtedness -- New Credit Facility."

SUBORDINATION OF THE EXCHANGE NOTES AND THE SUBSIDIARY GUARANTEES

     The Exchange Notes and the Subsidiary Guarantees will be subordinated in right of payment to all current and future Senior Debt of the Company and the Guarantors, including any indebtedness under the New Credit Facility. The Indenture, however, provides that the Company may not, and may not permit any of the Guarantors to, incur or otherwise become liable for any indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Exchange Notes or any of the Subsidiary Guarantees. Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership, or similar proceeding relating to the Company or its property, the lenders under the New Credit Facility and other creditors that are holders of Senior Debt will be entitled to be paid in full before any payment may be made with respect to the Exchange Notes. In addition, the subordination provisions of the Indenture provide that payments with respect to the Exchange Notes will be blocked in the event of a payment default on Senior Debt and may be blocked for up to 179 days each year in the event of certain non-payment defaults on Senior Debt. In the event of a bankruptcy, liquidation, or reorganization of the Company, the holders of the Exchange Notes will participate ratably with all holders of subordinated indebtedness of the Company that is deemed to be of the same class as the Exchange Notes, and potentially with all other general creditors of the Company, based upon the respective amounts owed to each holder or creditor, in the remaining assets of the Company. If any of the foregoing events occur, there can be no assurance that there would be sufficient assets to pay amounts due on the Exchange Notes. As a result, holders of the Exchange Notes may receive less, ratably, than the holders of Senior Debt.

     Any borrowings under the New Credit Facility will be Senior Debt. As of August 4, 1998, the Company has borrowed approximately $25.0 million of Senior Debt under the New Credit Facility. See "Certain Indebtedness -- New Credit Facility." The Indenture permits the incurrence of substantial additional indebtedness, including Senior Debt, by the Company and its subsidiaries in the future. See "Description of the Exchange Notes."

CERTAIN FACTORS THAT COULD ADVERSELY AFFECT OPERATING RESULTS

     The Company's operating results are affected by a wide variety of factors that could adversely impact its net sales and operating results. These factors, many of which are beyond the control of the Company, include the Company's ability to identify trends in the professional salon products industry and to create and introduce products on a timely basis that take advantage of those trends, continued market acceptance of its products among salon professionals and their clientele, the Company's ability to arrange for timely production and delivery of its products, the level and timing of orders placed by customers, and competition and competitive pressures on prices.

     The success of the Company's operations depends to an extent upon a number of factors relating to discretionary consumer spending. These factors include economic conditions, such as employment, business conditions, interest rates, and tax rates, as well as the continued growth of the professional salon products industry. There can be no assurance that consumer spending will not be adversely affected by general social trends and economic conditions, thereby impacting the Company's growth, net sales, and profitability. If the demand for professional salon products and related merchandise were to decline, the Company's business, financial condition, and operating results could be adversely affected.

ACQUISITION STRATEGY

     The success of the Company's acquisition strategy will depend in large part on its ability to acquire and operate successfully additional professional salon product businesses. There can be no assurance that any additional suitable acquisitions can be identified or consummated. In addition, increased competition for acquisition candidates may increase purchase prices for acquisitions to levels beyond the Company's financial capability or assessment of value. The Company expects to use cash and its securities, including its Common Stock, as the primary consideration for future acquisitions. The size, timing, and integration of any future acquisitions may cause substantial fluctuations in operating results from quarter to quarter. Consequently, operating results for any quarter may not be indicative of the results that may be achieved for any subsequent fiscal quarter or for a full fiscal year.

INTEGRATION OF BUSINESS OPERATIONS

     The Company completed four acquisitions during fiscal 1996 and three acquisitions during fiscal 1997 and has completed four acquisitions in fiscal 1998. There can be no assurance that the Company will be able to integrate effectively the operations of acquired businesses with the Company's operations, to manage effectively the combined operations of acquired businesses, to achieve the Company's operating and growth strategies with respect to these businesses, to obtain increased revenue opportunities as a result of the anticipated synergies created by expanded product offerings and additional distribution channels, or to reduce the overall selling, general, and administrative expenses associated with acquired operations. The integration of the management, operations, and facilities of acquired businesses could involve unforeseen difficulties, which could have a material adverse effect on the Company's business, financial condition, and operating results.

     The Company conducts due diligence reviews of each acquired business and receives representations and warranties regarding each acquired business. There can be no assurance, however, that unforeseen liabilities will not arise in connection with the operation of the businesses acquired to date or future acquired businesses or that any contractual purchase price adjustments, rights of set-off, or other remedies available to the Company will be sufficient to compensate the Company in the event unforeseen liabilities arise.

     The Company anticipates using the opportunities created by the combination of acquired businesses to effect what the Company believes will be substantial cost savings, including a reduction in operating expenses as a result of the elimination of duplicative administrative, warehouse, and distribution facilities, functions, and personnel. Significant uncertainties, however, accompany any business combination, and there can be no assurance that the Company will be able to achieve anticipated integration of facilities, functions, and personnel in order to achieve operating efficiencies or otherwise realize cost savings as a result of the acquisitions to date or future acquisitions. The inability to achieve the anticipated cost savings could have a material adverse effect on the Company's business, financial condition, and operating results.

CONSUMER PREFERENCES AND NEW PRODUCT INTRODUCTIONS

     Consumer preferences in the professional salon products industry depend to a significant extent on the prescriptive role of salon professionals. Relatively few products achieve wide acceptance in the professional salon market. The Company believes that its success in the professional salon products industry depends, in part, on its ability to introduce new and attractive products on a regular basis that anticipate and respond to changing consumer demands and preferences in a timely manner. There can be no assurance that any new products introduced by the Company will achieve any significant degree of market acceptance or that any acceptance that is achieved will be sustained for any significant amount of time. The failure of new product lines or product innovations to achieve or sustain market acceptance could have a material adverse effect on the Company's business, financial condition, and operating results.

MANAGEMENT OF GROWTH

     Since its initial public offering in November 1996, the Company's operations have undergone significant changes and growth, including the acquisition and integration of seven professional salon product businesses (not including the Recent Acquisitions or the acquisition of a controlling interest in Framesi USA), the expansion of its product lines and distribution channels, and the restructuring of its third-party manufacturing arrangements. The Company's growth and expanding operations may place a significant strain on the Company's management, administrative, operational, and financial resources as well as increased demands on its systems and controls. The Company's ability to manage its growth will require it to continue to integrate successfully the operations of any acquired businesses with the Company's operations; to enhance further its operational, financial, and management systems and its marketing programs; to motivate, manage, and retain its current employees; and to identify, hire, and train additional employees. The failure of the Company to manage its growth on an effective basis could have a material adverse effect on the Company's business, financial condition, and operating results.

DEPENDENCE ON DISTRIBUTION CHANNELS

     The Company sells a significant portion of its products to professional salon product distributors and salon chains. Distributors and salon chains in the United States and in foreign markets have periodically experienced consolidation and other ownership changes and may in the future consolidate, undergo restructurings, or realign their affiliations, which could decrease the number of salons that sell the Company's products or increase the ownership concentration within the professional salon products industry. Some of these distributors may be thinly capitalized and unable to withstand changes in business conditions. If a significant distributor of the Company's products discontinues selling the Company's products, performs poorly and is unable to pay for purchased products, or reorganizes or liquidates and is unable to continue selling the Company's products, the Company's business, financial condition, and operating results could be materially and adversely affected. In addition, the laws and regulations of various states may limit the ability of the Company to change distributors under certain circumstances, making it difficult to terminate a distributor without good or just cause, as defined by applicable statutes or regulations. The resulting difficulty or inability to replace distributors, poor performance of the Company's distributors, or the Company's inability to collect accounts receivable from its major distributors could have a material adverse effect on the Company's business, financial condition, and operating results. See "Business -- Sales and Distribution."

DEPENDENCE ON THIRD PARTIES FOR MANUFACTURING

     The Company depends upon third parties to manufacture most of its products. Although the Company owns most of the formulations, tools, and molds used in the manufacturing processes of its products, the Company has limited control over the manufacturing processes themselves. As a result, any difficulties encountered by the third-party manufacturers that result in product defects, production delays, cost overruns, or the inability to fulfill orders on a timely basis could have a material adverse effect on the Company's business, financial condition, and operating results.

     The Company generally does not have long-term contracts with its third-party manufacturers. Although the Company believes it would be able to secure other third-party manufacturers to produce its products as a result of its ownership of the formulations, tools, and molds used in the manufacturing process, the Company's operations would be adversely affected if it lost its relationship with any of its current suppliers (including particularly two manufacturers of hair removal appliances in China) or if its current suppliers' operations or sea or air transportation with its China-based manufacturers were disrupted or terminated even for a relatively short period of time. See "-- Risk of International Operations." The Company's tools and molds are located at the facilities of its domestic and offshore third-party manufacturers. Accordingly, significant damage to such facilities could result in the loss of or damage to a material portion of its key tools and molds and production delays could result while new facilities are being arranged and replacement tools and molds are being produced. The Company does not maintain an inventory of sufficient size to provide protection for any significant period against an interruption of supply, particularly if it were required to obtain alternative sources of supply.

     Although the Company does not purchase directly the raw materials used to manufacture the majority of its products, it is potentially subject to variations in the prices it pays its third-party manufacturers for products depending on their cost for raw materials.

DEPENDENCE ON MAJOR CUSTOMERS

     The Company depends upon salon product and tanning supply distributors, beauty supply outlets, and salon chains to distribute its products. During 1997, the Company's largest customer, Sally Beauty Company, Inc. ("Sally"), a division of Alberto-Culver Company, accounted for approximately 13% of the net sales of the Company. Sally would have accounted for approximately 9% of the pro forma consolidated net sales of the Company during 1997. The Company currently maintains more than 5,500 active customer accounts. The Company does not have long-term contracts with any of its customers. An adverse change in, or termination of, the Company's relationship with, or an adverse change in the financial viability of, one or more of its major customers, including Sally, could have a material adverse effect on the Company's business, financial condition, and operating results.

DEPENDENCE ON KEY PERSONNEL

     The Company's success depends to a significant degree upon the skills of its current key employees and its ability to identify, hire, and retain additional sales, marketing, and financial personnel. There can be no assurance that the Company will be successful in retaining its existing key personnel or in attracting and retaining additional key personnel. The loss of services of key personnel, particularly Sam Leopold (the Company's Chairman, President, and Chief Executive Officer), or the inability to attract and retain additional qualified personnel could have a material adverse effect upon the Company's business, financial condition, and operating results. The Company has an employment agreement with Mr. Leopold that extends through September 2001.

RISK OF INTERNATIONAL OPERATIONS

     International sales comprised approximately 15% of the Company's pro forma consolidated net sales during 1997. The Company intends to expand its international sales through acquisitions and internal growth. In addition, certain of the Company's products are manufactured in China. See "-- Dependence on Third Parties for Manufacturing." The foreign manufacture and sale of products and the purchase of raw materials and components from foreign suppliers may be materially and adversely affected by political and economic conditions abroad, including foreign currency rate fluctuations. Protectionist trade legislation in either the United States or foreign countries, such as a change in the current tariff structures, export compliance laws, or other trade policies could materially and adversely affect the Company's ability to manufacture or sell products in foreign markets.

     The Company's relationships with third-party manufacturers in China could be disrupted or adversely affected due to a number of factors, including governmental regulation, fluctuations in exchange rates, and changes in economic and political conditions in China. If the Company's supply sources in China were disrupted for any reason, the Company believes, based on existing market conditions, that it could establish alternative supply relationships. However, because establishing these relationships involves numerous uncertainties relating to delivery requirements, price, payment terms, quality control, and other matters, the Company is unable to predict whether such relationships would be on terms satisfactory to the Company.

     The Company's relationships with its third-party manufacturers in China are also subject to risks associated with changes in United States legislation and regulations relating to imports, including quotas, duties, taxes, and other charges or restrictions on imports. Products that the Company imports from China currently receive preferential tariff treatment accorded goods from countries granted "most favored nation" status. Under the Trade Act of 1974, the President of the United States is authorized, upon making specified findings, to waive certain restrictions that would otherwise render China ineligible for most favored nation treatment. The President has waived these provisions each year since 1979. Most favored nation status was accordingly renewed in June 1997 despite legislation pursued by Congress demanding that China desist from certain trade and military activities. Congress will continue to monitor these activities and may encourage the President to reconsider the renewal of most favored nation status for China in June 1998. No assurance can be given that China will continue to enjoy most favored nation status in the future. Raw materials and finished products entering the United States from China without the benefit of most favored nation treatment would be subject to significantly higher duty rates.

INTELLECTUAL PROPERTY

     The market for the Company's products depends to a significant extent upon the goodwill associated with its trademarks and trade names. Therefore, trademark protection is important to the Company's business. Although a number of the Company's trademarks and trade names are registered in the United States and in foreign countries, there can be no assurance that the Company will be successful in asserting trademark or trade name protection for its trademarks and trade names in the United States or other markets, and the costs to the Company of such efforts may be substantial. In addition, the laws of certain foreign countries may not protect the Company's intellectual property rights to the same extent as the laws of the United States.

     While the Company currently holds certain patents, the Company does not consider any single patent to be material to the conduct of its business. To the extent the Company asserts its patent rights, there can be no assurance that any patents issued to the Company will not be challenged, invalidated, or circumvented, that any rights granted thereunder will provide adequate protection to the Company, or that the Company will have sufficient resources to prosecute infringements of its rights. The Company relies primarily on trade secret protection for its proprietary information. There can be no assurance that the Company will be able to protect its intellectual property or that third parties will not assert intellectual property infringement claims against the Company. See "Business -- Intellectual Property."

COMPETITION

     The professional salon products industry is highly competitive. The Company's products compete directly against professional salon and other similar products sold through distributors of professional salon products and professional salons. In addition, the Company's professional salon products compete indirectly against hair care, nail care, and skin and body care products as well as salon appliances and sundries sold through a variety of non-salon retail channels, including department stores, mall-based specialty stores and, to a lesser extent, mass merchants, drugstores, supermarkets, telemarketing programs, television "infomercials," and catalogs. Current and potential competitors include a number of companies that have substantially greater resources than the Company, including better brand-name recognition, broader product lines, and wider distribution channels. The professional salon products industry is characterized by a lack of significant barriers to entry with respect to the development and production of professional salon products, which may result in new competition, including possible imitators of one or more of the Company's recognized product lines. In addition, it is common in the professional salon products industry for companies to market products that are similar to products being successfully marketed by competitors. Increased competition and any reductions in competitors' prices that require the Company to implement price reductions in order to remain competitive could have a material adverse effect on the Company's business, financial condition, and operating results. See "Business -- Competition."

REGULATION AND POTENTIAL CLAIMS

     Certain of the Company's advertising and product labeling practices are subject to regulation by the Federal Trade Commission ("FTC"), and certain of its professional salon product production practices are subject to regulation by the Food and Drug Administration ("FDA") as well as by various other federal, state, and local regulatory authorities. Compliance with federal, state, and local laws and regulations has not had a material adverse effect on the Company to date. Nonetheless, federal, state, and local regulations in the

United States that are designed to protect consumers have had, and can be expected to have, an increasing influence on product claims, production methods, product content, labeling, and packaging. In addition, any expansion by the Company of its operations to produce professional salon products that include over-the-counter drug ingredients (such as certain sun screen ingredients) would result in the Company becoming subject to additional FDA regulations as well as a higher degree of inspection and greater burden of regulatory compliance than currently exist. The nature and use of professional salon products could give rise to product liability claims if one or more users of the Company's products were to suffer adverse reactions following their use of the products. Such reactions could be caused by various factors, many of which are beyond the Company's control, including hypoallergenic sensitivity and the possibility of malicious tampering with the Company's products. In the event of such an occurrence, the Company could incur substantial litigation expense, receive adverse publicity, and suffer a loss of sales.

     The operations of the Company subject it to federal, state, and local governmental regulations related to the use, storage, discharge, and disposal of hazardous chemicals. The failure by the Company to comply with current or future environmental regulations could result in the imposition of fines on the Company, suspension of production, or a cessation of operations. Compliance with such regulations could require the Company to acquire costly equipment or to incur other significant expenses. Any failure by the Company to control the use, or adequately restrict the discharge, of hazardous substances could subject it to future liabilities. The Company believes that it is in substantial compliance with applicable federal, state, and local rules and regulations governing the discharge of hazardous materials into the environment. There are no significant capital expenditures for environmental control matters anticipated in the current year or expected in the near future. See "Business -- Government Regulation."

RESTRICTIVE DEBT COVENANTS

     The New Credit Facility and the Indenture contain certain restrictive financial and operating covenants that limit the discretion of the Company with respect to certain business matters. These covenants will place significant restrictions on, among other things, the ability of the Company to incur additional indebtedness, to create liens or other encumbrances, to make certain payments and investments, and to sell or otherwise dispose of assets and merge or consolidate with other entities. The New Credit Facility will also require the Company to meet certain financial ratios and tests. A failure to comply with the obligations contained in the New Credit Facility or the Indenture, if not cured or waived, could result in the acceleration of the related debt and the acceleration of debt under other instruments that contain cross-acceleration or cross-default provisions. If, as a result thereof, a default occurs with respect to Senior Debt, the subordination provisions in the Indenture would likely restrict payments to the holders of the Exchange Notes. In addition, if the Company were obligated to repay all or a significant portion of its indebtedness, there can be no assurance that the Company would have sufficient cash to do so or that the Company could successfully refinance such indebtedness. Other indebtedness of the Company that may be incurred in the future may contain financial or other covenants more restrictive than those of the New Credit Facility or the Exchange Notes. See "Certain Indebtedness -- New Credit Facility," "Description of Notes -- Subordination," and "Description of the Exchange Notes -- Certain Covenants."

POSSIBLE INABILITY TO FUND A CHANGE OF CONTROL OFFER

     Upon a Change of Control, the Company will be required to offer to repurchase all outstanding Exchange Notes at 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase. There can be no assurance, however, that sufficient funds will be available at the time of any Change of Control to make any required repurchases of Exchange Notes tendered or that restrictions in the New Credit Facility will allow the Company to make such required repurchases. Despite these provisions, the Company could enter into certain transactions, including certain recapitalizations, that would not constitute a Change of Control, but would increase the amount of debt outstanding at such time. See "Description of the Exchange Notes -- Repurchase at the Option of Holders."

FRAUDULENT CONVEYANCE

     Under applicable provisions of federal bankruptcy law or comparable provisions of state fraudulent transfer law, if, among other things, the Company or any Guarantor, at the time it incurred the indebtedness evidenced by the Exchange Notes or its Subsidiary Guarantee, (i) (a) was rendered insolvent by reason of such occurrence or (b) was engaged in a business or transaction for which the assets remaining with the Company or such Guarantor constituted unreasonably small capital or (c) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature, and (ii) the Company or such Guarantor received less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness, then the Exchange Notes and the Subsidiary Guarantees, and any pledge or other security interest securing such indebtedness, could be voided, or claims in respect of the Exchange Notes or the Subsidiary Guarantees could be subordinated to all other debts of the Company or such Guarantor, as the case may be. In addition, the payment of interest and principal by the Company pursuant to the Exchange Notes or the payment of amounts by a Guarantor pursuant to a Subsidiary Guarantee could be voided and required to be returned to the person making such payment or to a fund for the benefit of the creditors of the Company or such Guarantor, as the case may be.

     The measures of insolvency will vary depending upon the law applied in any proceeding with respect to the foregoing. Generally, however, the Company or a Guarantor would be considered insolvent if (i) the sum of its debts, including contingent liabilities, were greater than the saleable value of all of its assets at a fair valuation or the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature or (ii) it could not pay its debts as they become due.

     On the basis of historical financial information, recent operating history, and other factors, the Company believes that, after giving effect to the indebtedness incurred in connection with the Offering, the application of the net proceeds therefrom, and the establishment of the New Credit Facility, neither the Company nor any Guarantor will be insolvent, will have unreasonably small capital for the business in which it is engaged, or will incur debts beyond its ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with the Company's conclusions in this regard.

ABSENCE OF A PUBLIC MARKET; RESTRICTIONS ON TRANSFER

     The Outstanding Notes are currently owned by a relatively small number of beneficial owners. The Outstanding Notes have not been registered under the Securities Act and are subject to significant restrictions on resale. The Exchange Notes are a new issue of securities for which there is currently no active trading market. The Company does not intend to apply for a listing or quotation of the Exchange Notes on any securities exchange or stock market. The Initial Purchasers have informed the Company that they currently intend to make a market in the Exchange Notes. However, the Initial Purchasers are not obligated to do so, and any such market making may be discontinued at any time without notice. No assurance can be given as to the liquidity of the trading market for the Exchange Notes. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Notes. Future trading prices of the Exchange Notes will depend upon many factors, including, among others, prevailing interest rates, the market for similar securities, and other factors, including general economic conditions and the financial condition of the Company.

     The Exchange Offer will not be conditioned upon any minimum or maximum aggregate principal amount of Outstanding Notes being tendered for exchange. No assurance can be given as to the liquidity of the trading market for the Exchange Notes, or, in the case of non-tendering holders of the Outstanding Notes, the trading market for the Outstanding Notes following the Exchange Offer.

     To the extent that all or most of the holders of the Outstanding Notes tender such Notes, the liquidity of the Exchange Notes should be increased as a result of the larger size of the issue. However, there can be no assurance that any or all holders of the Outstanding Notes will accept the Exchange Offer. To the extent that fewer of the holders of the Outstanding Notes accept the Exchange Offer, the liquidity of the Exchange Notes could be decreased. In addition, wide acceptance of the Exchange Offer will affect and could decrease the liquidity of the Outstanding Notes held by non-tendering holders.

     The liquidity of, and trading market for, the Outstanding Notes or the Exchange Notes also may be adversely affected by general declines in the market for similar securities. Such a decline may adversely affect such liquidity and trading markets independent of the financial performance of, and prospects for, the Company.

CONTROL BY MANAGEMENT

     Mr. Leopold, the Chairman of the Board, President, and Chief Executive Officer of the Company, beneficially owns approximately 25% of the outstanding shares of the Company's Common Stock. Consequently, Mr. Leopold will have the ability to influence the election of all of the directors of the Company and thereby control the business, affairs, and management of the Company. In addition, Mr. Leopold will have the ability to influence most matters requiring stockholder approval including significant corporate matters, such as the amendment of the Company's Certificate of Incorporation and any merger, consolidation, or sale of all or substantially all of the assets of the Company. Such a high level of ownership may have the effect of delaying, deterring, or preventing a change in the control of the Company, even when such a change would be in the best interests of the other stockholders or the holders of the Notes, and may adversely affect the voting and other rights of the other holders of the Company's Common Stock.

POSSIBLE VOLATILITY OF MARKET PRICE OF COMMON STOCK

     The market price of the Company's Common Stock has increased dramatically since the Company's initial public offering in November 1996. The period was marked by generally rising stock prices, extremely favorable industry conditions, and substantially improved operating results by the Company. There can be no assurance that these favorable conditions will continue. The trading price of the Company's Common Stock in the future could be subject to wide fluctuations in response to quarterly variations in operating results of the Company, actual or anticipated announcements of new products by the Company or its competitors, changes in analysts' estimates of the Company's financial performance, general conditions in the markets in which the Company competes, worldwide economic and financial conditions, and other events or factors. The stock market also has experienced extreme price and volume fluctuations that have particularly affected the market prices for many rapidly expanding companies and that often have been unrelated to the operating performance of such companies. These broad market fluctuations and other factors may adversely affect the market price of the Company's Common Stock. Any reduction in the trading price of the Company's Common Stock could adversely affect the Company's ability to acquire additional businesses.

YEAR 2000 COMPLIANCE

     Many currently installed computer systems and software products are coded to accept only two-digit entries in the date code field. Beginning in the year 2000, these date code fields will need to accept four-digit entries to distinguish 21st century dates from 20th century dates. As a result, computer systems and software used by many companies may need to be upgraded to comply with such "Year 2000" requirements. Significant uncertainty exists concerning the potential effects associated with such compliance. The Company has assessed and continues to assess the impact the Year 2000 issue will have on its reporting and operating systems. The Company is addressing the Year 2000 issue by upgrading to a new release of its key operating and financial software system, which will be Year 2000 compliant. The Company will test the new system for Year 2000 compliance when the system is upgraded. In addition, during 1998 the Company intends to assess the impact any Year 2000 compliance problems suffered by its customers, third-party contract manufacturers, and suppliers may have on the Company. Although the Company does not anticipate that the Year 2000 issue will have a significant impact on its business, any significant Year 2000 compliance problem of any of the Company, its customers, or its third-party contract manufacturers or suppliers could have a material adverse effect on the Company's business, financial condition, and operating results.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     The Outstanding Notes were sold by the Company on June 23, 1998, to the Initial Purchasers pursuant to the Purchase Agreement. The Initial Purchasers subsequently placed the Outstanding Notes with QIBs in reliance on Rule 144A under the Securities Act. As a condition of the purchase of the Outstanding Notes by the Initial Purchasers, the Company, and the Guarantors entered into the Registration Rights Agreement with the Initial Purchasers, which requires, among other things, that the Company and the Guarantors file with the Commission a registration statement under the Securities Act with respect to an offer by the Company to the holders of the Outstanding Notes to issue and deliver to such holders, in exchange for Outstanding Notes, a like principal amount of Exchange Notes. The Company and the Guarantors are required to use their best efforts to cause the registration statement relating to the Exchange Offer (the "Registration Statement") to be declared effective by the Commission under the Securities Act and commence the Exchange Offer. The Exchange Notes are to be issued without a restrictive legend, and based on interpretations by the staff of the Commission, the Company believes that the Exchange Notes may be reoffered and resold by a holder that is not an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holder is acquiring the Exchange Notes in its ordinary course of business and is not participating in and has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. See "-- Resale of Exchange Notes."

     Each broker-dealer that receives Exchange Notes for its own account in exchange for Outstanding Notes, where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

     The term "Holder" with respect to the Exchange Offer means any person in whose name the Outstanding Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Outstanding Notes validly tendered and not withdrawn prior to 5:00 p.m., E.D.T., on the Expiration Date. On the Exchange Date, the Company will issue $1,000 principal amount of Exchange Notes in exchange for $1,000 principal amount of Outstanding Notes accepted in the Exchange Offer. Holders may tender some or all of their Outstanding Notes pursuant to the Exchange Offer. However, Outstanding Notes may be tendered only in integral multiples of $1,000.

     The form and terms of the Exchange Notes are the same as the form and terms of the Outstanding Notes except that (i) the Exchange Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof and (ii) the holders of the Exchange Notes will not be entitled to certain rights under the Registration Rights Agreement. The Exchange Notes will evidence the same debt as the Outstanding Notes and will be entitled the benefits of the Indenture.

     As of the date of this Prospectus, $100.0 million aggregate principal amount of the Outstanding Notes was outstanding and registered in the name of Cede & Co., as nominee for the Depositary. The Company has fixed the close of
business of          , 1998, as the record date for the Exchange Offer for
purposes of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially.

     Holders of Outstanding Notes do not have any appraisal or dissenters' rights under the General Corporation Law of Delaware or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder, including Rule 14e-1 thereunder.

     The Company shall be deemed to have accepted validly tendered Outstanding Notes when, as, and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders for the purpose of receiving the Exchange Notes from the Company.

     If any tendered Outstanding Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Outstanding Notes will be returned, without expense, to the tendering Holder thereof as promptly as practicable after the Expiration Date.

     Holders who tender Outstanding Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Outstanding Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See "-- Fees and Expenses."

INTEREST ON THE EXCHANGE NOTES

     Interest on the Exchange Notes will accrue at a rate of 10 7/8% per annum and will be payable semi-annually in arrears on January 1 and July 1 of each year, commencing January 1, 1999. Interest on the Exchange Notes will accrue from the most recent date to which interest has been paid on the Outstanding Notes or, if no interest has been paid, from the date of original issuance of the Outstanding Notes.

PROCEDURES FOR TENDERING

     Only a Holder of Outstanding Notes may tender such Outstanding Notes in the Exchange Offer. To tender in the Exchange Offer, a Holder must complete, sign, and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Outstanding Notes and any other required documents, to the Exchange Agent prior to 5:00 p.m., E.D.T., on the Expiration Date. The Company is not asking any Holder for a proxy, and no Holder is requested to send the Company a proxy. To be tendered effectively, the Outstanding Notes, Letter of Transmittal, and other required documents must be received by the Exchange Agent at the address set forth below under "-- Exchange Agent" prior to 5:00 p.m., E.D.T., on the Expiration Date. Delivery of the Outstanding Notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the Exchange Agent prior to the Expiration Date.

     By executing the Letter of Transmittal, each Holder will make to the Company the representations set forth below in the second paragraph under the heading "-- Resale of Exchange Notes."

     The tender by a Holder and the acceptance thereof by the Company will constitute agreement between such Holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     THE METHOD OF DELIVERY OF OUTSTANDING NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OUTSTANDING NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES, OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

     Any beneficial owner whose Outstanding Notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and who wishes to tender should contact the registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf.

     Signatures on the Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Outstanding Notes tendered pursuant thereto are tendered (i) by a registered Holder who has not completed the box entitled "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

     If the Letter of Transmittal is signed by a person other than the registered holder of any Outstanding Notes listed therein, such Outstanding Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Outstanding Notes with the signature thereon guaranteed by an Eligible Institution.

     If the Letter of Transmittal or any Outstanding Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     The Company understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Exchange Notes at the Depositary (the "Book-Entry Transfer Facility") for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of the Outstanding Notes by causing such Book-Entry Transfer Facility to transfer such Outstanding Notes into the Exchange Agent's account with respect to the Outstanding Notes in accordance with the Book-Entry Transfer Facility's procedures for such transfer. Although delivery of the Outstanding Notes may be effected through book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility, an appropriate Letter of Transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures; provided, however, that a participant in the Book-Entry Transfer Facility's book-entry system may, in accordance with the Book-Entry Transfer Facility's Automated Tender Offer Program procedures and in lieu of physical delivery to the Exchange Agent of a Letter of Transmittal, electronically acknowledge its receipt of, and agreement to be bound by, the terms of the Letter of Transmittal. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Outstanding Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Outstanding Notes not properly tendered or any Outstanding Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities, or conditions of tender as to particular Outstanding Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Outstanding Notes must be cured within such time as the Company shall determine. Although the Company intends to notify Holders of defects or irregularities with respect to tenders of Outstanding Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Outstanding Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Outstanding Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

     Each broker-dealer that receives Exchange Notes for its own account in exchange for Outstanding Notes, where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Outstanding Notes and (i) whose Outstanding Notes are not immediately available, (ii) who cannot deliver their Outstanding Notes, the Letter of Transmittal, or any other required documents to the Exchange Agent, or (iii) who cannot complete the procedures for book-entry transfer, prior to the Expiration Date, may effect a tender if:

          (a) the tender is made through an Eligible Institution;

          (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder, the certificate number(s) of such Outstanding Notes, and the principal amount of Outstanding Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five Nasdaq Stock Market trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof), together with the certificate(s) representing the Outstanding Notes (or a confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and

          (c) such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Outstanding Notes in proper form for transfer (or a confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within five Nasdaq Stock Market trading days after the Expiration Date.

     Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to Holders who wish to tender their Outstanding Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Outstanding Notes may be withdrawn at any time prior to 5:00 p.m., E.D.T., on the Expiration Date.

     To withdraw a tender of Outstanding Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., E.D.T., on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Outstanding Notes to be withdrawn (the "Depositor"),
(ii) identify the Outstanding Notes to be withdrawn (including the certificate number(s) and principal amount of such Outstanding Notes, or, in the case of Outstanding Notes transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited), (iii) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such Outstanding Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Outstanding Notes register the transfer of such Outstanding Notes into the name of the person withdrawing the tender, (iv) specify the name in which any such Outstanding Notes are to be registered, if different from that of the Depositor, and (v) if applicable because the Outstanding Notes have been tendered pursuant to book-entry procedures, specify the name and number of the participant's account at the Book-Entry Transfer Facility to be credited, if different from that of the Depositor. All questions as to the validity, form, and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Outstanding Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Outstanding Notes so withdrawn are validly retendered. Any Outstanding Notes which have been tendered but which are not accepted for exchange, will be returned to the Holder thereof without cost to such Holder as soon as practicable after withdrawal, rejection of tender, or termination of the Exchange Offer. Properly withdrawn Outstanding Notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.

EXCHANGE AGENT

     The State Street Bank and Trust Company of California, N.A., has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

State Street Bank and Trust Company of California,
  N.A.                                             By Facsimile: (213) 362-7357
633 West Fifth Street, 12th floor                  Confirm by Telephone: (213) 362-7300
Los Angeles, California 90071
Attention: Corporate Trust Administration

FEES AND EXPENSES

     The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone, facsimile, or in person by officers and regular employees of the Company and its affiliates.

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and registration expenses, including fees and expenses of the Trustee, filing fees, blue sky fees, and printing and distribution expenses.

     The Company will pay all transfer taxes, if any, applicable to the exchange of the Outstanding Notes pursuant to the Exchange Offer. If, however, certificates representing the Exchange Notes or the Outstanding Notes for the principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of the Outstanding Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other person) will be payable by the tendering Holder.

ACCOUNTING TREATMENT

     The Exchange Notes will be recorded at the same carrying value as the Outstanding Notes, which is face value, less a discount, as reflected in the Company's accounting records on the Exchange Date. Accordingly, no gain or loss for accounting purposes will be recognized. The expenses of the Exchange Offer will be amortized over the term of the Exchange Notes.

RESALE OF EXCHANGE NOTES

     Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Outstanding Notes may be offered for resale, resold, and otherwise transferred by any holder of such Exchange Notes (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes. Any holder who tenders in the Exchange

Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes may not rely on the position of the staff of the Commission enunciated in Exxon Capital Holdings Corporation and Morgan Stanley & Co., Incorporated, or similar no-action letters, but rather must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In addition, any such resale transaction should be covered by an effective registration statement containing the selling security holders information required by Item 507 of Regulation S-K of the Securities Act. Each broker-dealer that receives Exchange Notes for its own account in exchange for Outstanding Notes, where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

     By tendering in the Exchange Offer, each Holder will represent to the Company that, among other things, (i) the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is a Holder,
(ii) neither the Holder nor any such other person is engaged in or intends to engage in, or has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes, and (iii) the Holder and such other person acknowledge that if they participate in the Exchange Offer for the purpose of distributing the Exchange Notes (a) they must, in the absence of an exemption therefrom, comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes and cannot rely on the no-action letters referenced above and (b) failure to comply with such requirements in such instance could result in such Holder incurring liability under the Securities Act for which such Holder is not indemnified by the Company. Further, by tendering in the Exchange Offer, each Holder that may be deemed an "affiliate" (as defined under Rule 405 of the Securities Act) of the Company will represent to the Company that such Holder understands and acknowledges that the Exchange Notes may not be offered for resale, resold, or otherwise transferred by that Holder without registration under the Securities Act or an exemption therefrom.

     As set forth above, affiliates of the Company are not entitled to rely on the foregoing interpretations of the staff of the Commission with respect to resales of the Exchange Notes without compliance with the registration and prospectus delivery requirements of the Securities Act.

SHELF REGISTRATION STATEMENT

     If the Company is not permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by any applicable law or applicable interpretation of the Commission or the staff of the Commission, the Company and the Guarantors have agreed to file with the Commission and use their best efforts to have declared effective and keep continuously effective for up to two years a registration statement that would allow resales of Outstanding Notes owned by such holders.

OTHER

     Participation in the Exchange Offer is voluntary and holders should carefully consider whether to accept. Holders of the Outstanding Notes are urged to consult their financial and tax advisors in making their own decision on what action to take.

     The Company may in the future seek to acquire untendered Outstanding Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The Company, however, has no present plans to acquire any Outstanding Notes that are not tendered in the Exchange Offer or to file a registration statement to permit resales of any untendered Outstanding Notes.

                                USE OF PROCEEDS

     This Exchange Offer is intended to satisfy certain of the Company's obligations under the Purchase Agreement and the Registration Rights Agreement with respect to the Outstanding Notes. The Company will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. In consideration for issuing the Exchange Notes contemplated in this Prospectus, the Company will receive Outstanding Notes in like principal amount, the form and terms of which are substantially similar to the form and terms of the Exchange Notes, except as otherwise described herein. The Outstanding Notes surrendered in exchange for Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any increase or decrease in the indebtedness of the Company.

                UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

     The following unaudited pro forma consolidated financial information should be read in conjunction with the historical Consolidated Financial Statements and notes thereto of STC and European Touch II contained elsewhere in this Prospectus. In November 1996, Styling Technology Corporation commenced operations with an initial public offering and the simultaneous acquisition of four businesses. Styling Technology Corporation has acquired seven other businesses since November 1996. The unaudited pro forma consolidated financial information reflects the results of the Company (which includes all of the Company's acquisitions, including the Recent Acquisitions, other than the acquisition of a controlling interest in Framesi USA). The unaudited pro forma consolidated financial information also reflects certain pro forma adjustments that are more fully described in the accompanying notes. The Unaudited Pro Forma Consolidated Statement of Operations reflects the Initial Offering, the application of the net proceeds therefrom, and the results of operations of the Company (which includes all of the Company's acquisitions, including the Recent Acquisitions, other than the acquisition of a controlling interest in Framesi
USA) as if each acquisition, the Initial Offering, and application of the net proceeds therefrom occurred at the beginning of each period presented (including certain adjustments to the historical financial statements that are more fully described in the notes hereto). The Unaudited Pro Forma Condensed Consolidated Balance Sheet reflects the historical financial information of STC together with the Initial Offering and the application of the net proceeds therefrom and the Recent Acquisitions, other than the acquisition of a controlling interest in Framesi USA, as if each had occurred on March 31, 1998. The Unaudited Pro Forma Consolidated Statements of Operations may not be indicative of actual results that would have been achieved if the Initial Offering, the application of the net proceeds therefrom, and the acquisitions had occurred on the dates indicated or the results that may be realized in the future. The unaudited pro forma consolidated financial information contains only certain adjustments that are directly attributable to the Initial Offering, the application of net proceeds therefrom, and the acquisitions described above.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                       THREE MONTHS ENDED MARCH 31, 1998
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                       RECENT ACQUISITIONS
                                                 --------------------------------
                                                              EUROPEAN   EUROPEAN    PRO FORMA
                                       STC(a)    PRO FINISH   TOUCH II    TOUCH     ADJUSTMENTS      PRO FORMA
                                       -------   ----------   --------   --------   -----------      ---------
Net sales............................  $16,225     $2,011      $2,095     $1,476      $    --         $21,807
Cost of sales........................    7,042      1,034         877        556           --           9,509
                                       -------     ------      ------     ------      -------         -------
Gross profit.........................    9,183        977       1,218        920           --          12,298
Selling, general, and administrative
  expenses...........................    5,395        747         589        610         (144)(b)       7,197
                                       -------     ------      ------     ------      -------         -------
Income from operations...............    3,788        230         629        310          144           5,101
Interest and other income (expense),
  net................................   (1,264)        --          32         --       (1,577)(c)      (2,809)
                                       -------     ------      ------     ------      -------         -------
Income before extraordinary item and
  taxes..............................    2,524        230         661        310       (1,433)          2,292
Provision for income taxes...........    1,085         86          --         --         (181)(d)         990
                                       -------     ------      ------     ------      -------         -------
Income before extraordinary item.....    1,439        144         661        310       (1,252)          1,302
Extraordinary item, net of tax
  benefit............................       --         --          --         --       (1,100)(e)      (1,100)
                                       -------     ------      ------     ------      -------         -------
Net income...........................  $ 1,439     $  144      $  661     $  310      $(2,352)        $   202
                                       =======     ======      ======     ======      =======         =======
Diluted weighted average shares
  outstanding........................                                                                   4,278
                                                                                                      =======
Diluted Earnings Per Share
     Income before extraordinary item..........................................................       $  0.30
     Extraordinary item, net of tax benefit....................................................         (0.25)
                                                                                                      -------
     Net income................................................................................       $  0.05
                                                                                                      =======

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1997
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                    RECENT ACQUISITIONS
                                                              --------------------------------
                                                CLEAN+EASY/                EUROPEAN   EUROPEAN    PRO FORMA
                             STC(a)     ABBA     ONE TOUCH    PRO FINISH   TOUCH II    TOUCH     ADJUSTMENTS       PRO FORMA
                             -------   ------   -----------   ----------   --------   --------   -----------       ---------
Net sales..................  $38,108   $5,742     $18,902       $7,569      $8,628     $5,986      $    --         $ 84,935
Cost of sales..............   16,756    2,780      11,212        4,189       3,713      1,828       (3,400)  (f)     37,078
                             -------   ------     -------       ------      ------     ------      -------         --------
Gross profit...............   21,352    2,962       7,690        3,380       4,915      4,158        3,400           47,857
Selling, general, and
  administrative
  expenses.................   12,201    2,358       7,312        2,812       2,256      2,911         (433)  (b)     29,417
                             -------   ------     -------       ------      ------     ------      -------         --------
Income from operations.....    9,151      604         378          568       2,659      1,247        3,833           18,440
Interest and other income
  (expense), net...........   (1,847)      50         129         (124)        106        (10)      (9,539)  (c)    (11,235)
                             -------   ------     -------       ------      ------     ------      -------         --------
Income before extraordinary
  item and taxes...........    7,304      654         507          444       2,765      1,237       (5,706)           7,205
Provision for income
  taxes....................    3,097      185          --          111          --        230         (409)  (d)      3,214
                             -------   ------     -------       ------      ------     ------      -------         --------
Income before extraordinary
  item.....................    4,207      469         507          333       2,765      1,007       (5,297)           3,991
Extraordinary item, net....   (1,377)      --          --           --          --         --        1,377   (e)         --
                             -------   ------     -------       ------      ------     ------      -------         --------
Net income.................  $ 2,830   $  469     $   507       $  333      $2,765     $1,007      $(3,920)        $  3,991
                             =======   ======     =======       ======      ======     ======      =======         ========
Diluted weighted average
  shares outstanding.......                                                                                           4,113
                                                                                                                   ========
Diluted Earnings Per Share
  Income before extraordinary item..............................................................................   $   0.97
  Extraordinary item, net.......................................................................................         --
                                                                                                                   --------
  Net income....................................................................................................   $   0.97
                                                                                                                   ========

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                              AS OF MARCH 31, 1998
                                 (IN THOUSANDS)

                                                    RECENT ACQUISITIONS
                                               ------------------------------
                                                PRO     EUROPEAN    EUROPEAN     PRO FORMA
                                       STC     FINISH   TOUCH II     TOUCH      ADJUSTMENTS          PRO FORMA
                                     -------   ------   --------   ----------   -----------          ---------
Current assets:
  Cash and cash equivalents........  $ 2,528   $  173    $  430      $   63      $100,000 (h)        $ 15,751
                                                                                  (57,443)(h)
                                                                                  (30,000)(g)
  Accounts receivable, net.........   15,605      774       982         585            --              17,946
  Inventory........................   10,604    1,170       561       1,617            --              13,952
  Prepaid expenses and other
     current assets................    2,268       90        --         104            --               2,462
                                     -------   ------    ------      ------      --------            --------
     Total current assets..........   31,005    2,207     1,973       2,369        12,557              50,111
Property and equipment, net........    3,010      144       436         284            --               3,874
Goodwill, net......................   56,475      898        --          --        23,179 (g)          80,552
Other assets.......................    3,796      390        17         109         3,600 (h)           6,812
                                                                                   (1,100)(h)
                                     -------   ------    ------      ------      --------            --------
Total assets.......................  $94,286   $3,639    $2,426      $2,762      $ 38,236            $141,349
                                     =======   ======    ======      ======      ========            ========
Current liabilities:
  Accounts payable.................  $ 4,841   $  448    $  285      $  363      $     --            $  5,937
  Accrued liabilities..............    4,698      297        31          86            --               5,112
  Current portion of long-term debt
     and other.....................    8,228      120       113         197        (8,298)(h)             360
                                     -------   ------    ------      ------      --------            --------
     Total current liabilities.....   17,767      865       429         646         8,298              11,409
                                     -------   ------    ------      ------      --------            --------
Long-term debt and other, less
  current portion..................   46,462       20        46          --       100,000 (h)         100,983
                                     -------   ------    ------      ------      --------            --------
                                                                                  (45,545)(h)
                                                                                 --------
Stockholders' equity:
  Common stock.....................        1    2,148         1           1        (2,150)(g)               1
  Additional paid-in capital.......   27,925      336     2,008          17        (2,361)(g)          27,925
  Retained earnings................    3,931      270        --       2,098        (2,368)(g)           2,831
                                                                                   (1,100)(h)
  Treasury stock...................   (1,800)      --       (58)         --            58 (g)          (1,800)
                                     -------   ------    ------      ------      --------            --------
     Total stockholders' equity....   30,057    2,754     1,951       2,116        (7,921)             28,957
                                     -------   ------    ------      ------      --------            --------
Total liabilities and stockholders'
  equity...........................  $94,286   $3,639    $2,426      $2,762      $ 38,236            $141,349
                                     =======   ======    ======      ======      ========            ========

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

(a) Includes the results of ABBA from June 1997 and Clean + Easy / One Touch from December 1997, their respective dates of acquisition.

(b) Reflects the net impact in selling, general, and administrative expenses of an aggregate of (i) approximately $375,000 and $2.3 million for the three months ended March 31, 1998 and the year ended December 31, 1997, respectively, to reflect the elimination of salaries and benefits of specific individuals not continuing with the combined companies, and (ii) approximately $231,000 and $1.9 million for the three months ended March 31, 1998 and the year ended December 31, 1997, respectively, to reflect the additional amortization of goodwill associated with each acquisition.

(c) Represents cash interest expense on the Notes plus amortization of related financing costs.

(d) Reflects adjustment to the income tax provision, based on applying the statutory income tax rates of each company, adjusted for goodwill amortization from the ABBA, Gena, and JDS acquisitions, which is not deductible for income tax reporting purposes.

(e) Reflects the write-off of loans under the Existing Credit Facility of $2.0 million ($1.1 million on a tax adjusted basis) for the three months ended March 31, 1998. Also includes an adjustment to remove the extraordinary item for the year ended December 31, 1997.

(f) Reflects the adjustment to cost of sales related to the reduction of third-party manufacturing costs negotiated in connection with the acquisitions of ABBA and the Clean + Easy / One Touch product lines and realized following the closing of such acquisition.

(g) To record the purchase prices of the Recent Acquisitions (other than the acquisition of a controlling interest in Framesi USA) and the allocation of these purchase prices to the net assets of the businesses acquired.

(h) To record the issuance of the Notes, including the payment of estimated fees and expenses of $3.6 million. Also assumes the repayment of the Existing Credit Facility and certain other debt, and the write-off of deferred financing costs as a result of the refinancing of the previously outstanding indebtedness.

         SELECTED HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL DATA
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     The Unaudited Pro Forma Consolidated Statement of Operations Data for the years ended December 31, 1997, the three months ended March 31, 1997 and 1998, and the Pro Forma Consolidated Balance Sheet Data as of March 31, 1998 is derived from the historical financial statements of STC, and the historical financial statements of the businesses acquired in the Recent Acquisitions, other than the acquisition of a controlling interest in Framesi USA. Certain of these historical financial statements have been audited by Arthur Andersen LLP and are included elsewhere in this Prospectus. The Unaudited Pro Forma Consolidated Statement of Operations Data reflects the Initial Offering, the application of the net proceeds therefrom, and the results of operations of the Company (which includes all of the Company's acquisitions, including the Recent Acquisitions, other than the acquisition of a controlling interest in Framesi
USA) as if the Offering, the application of the net proceeds therefrom, and each of the acquisitions occurred at the beginning of each period presented (including certain adjustments to the historical financial statements that are more fully described in the notes to the Unaudited Pro Forma Consolidated Financial Data contained elsewhere in this Prospectus). The Pro Forma Consolidated Balance Sheet Data reflects the historical financial information of STC together with the Initial Offering, the application of the net proceeds therefrom, and the Recent Acquisitions, other than the acquisition of a controlling interest in Framesi USA, as if each had occurred on March 31, 1998. The Unaudited Pro Forma Consolidated Statement of Operations Data referred to above may not be indicative of actual results that would have been achieved if the Initial Offering, the application of the net proceeds therefrom, and the acquisitions had occurred on the dates indicated or of the results that may be realized in the future. The unaudited pro forma consolidated financial information contains only certain adjustments that are directly attributable to the Initial Offering and the application of the net proceeds therefrom, and the acquisitions described above. The table also presents certain historical actual consolidated financial information. The consolidated statement of operations data for the period from November 27, 1996 to December 31, 1996 and for the year ended December 31, 1997, are derived from the consolidated financial statements of the Company, which have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report included elsewhere herein. The unaudited consolidated financial information as of March 31, 1998 and for the three months ended March 31, 1997 and 1998, are derived from the Company's unaudited interim consolidated financial statements but, in the opinion of management, reflect all adjustments, consisting of only normal recurring adjustments. Included also in the historical financial data below is financial information for the four initial companies, which were acquired by the Company. Concurrently with its initial public offering in November, 1996, the Company acquired four businesses, and commenced operations. Selected historical financial data is provided for these four businesses: Gena Laboratories, Inc. ("Gena"), Body Drench, a division of Designs by Norvell, Inc. ("Body Drench"), JDS Manufacturing Co., Inc. ("JDS"), and Kotchammer Investments, Inc. ("KII"). The historical financial information for Gena and Body Drench for each of the three years in the periods ending February 29, 1996 and December 31, 1995, respectively, was derived from their financial statements, which have been audited by Arthur Andersen LLP and appear elsewhere in this Prospectus statement. The historical financial information for JDS for each of the two years in the period ended September 30, 1995 was derived from its financial statements which have been audited by Arthur Andersen LLP and appear elsewhere in this Prospectus. The historical financial information for KII for the year ended December 31, 1995 was derived from their financial statements, which have been audited by Arthur Andersen LLP and appear elsewhere in this registration statement. The historical financial information for Gena, Body Drench, JDS, and KII as of and for the six-and nine-month periods ended August 31, 1996, June 30, 1996, June 30, 1996, and June 30, 1996, respectively, and for the six- and nine-month periods ended August 31, 1995, June 30, 1995, June 30, 1995, and June 30, 1995, respectively, was derived from their unaudited financial statements appearing elsewhere in this Prospectus. The historical financial information for earlier periods for Gena, Body Drench, JDS, and KII not specifically referenced above, was derived from each company's unaudited financial statements not included in this Prospectus. The Selected Consolidated Historical and Pro Forma Data provided below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical Consolidated Financial Statements and notes thereto of STC and European Touch II appearing elsewhere in this Prospectus.

                                                                             THREE MONTHS ENDED
                                                              YEAR ENDED         MARCH 31,
                                                             DECEMBER 31,    ------------------
                                                                 1997         1997       1998
                                                             ------------    -------    -------
STATEMENT OF OPERATIONS DATA -- COMPANY PRO FORMA:
  Net sales................................................    $84,935       $19,728    $21,807
  Gross profit(1)..........................................     47,057        11,267     12,298
  Selling, general, and administrative expenses(2).........     29,417         7,543      7,197
  Income from operations(3)................................     18,440         3,724      5,101
  Income before extraordinary item and income taxes........      7,205           915      2,292
  Net income(4)............................................      3,991           448        202
  Diluted earnings per share...............................        .97           .22        .05
  Diluted weighted average shares outstanding..............      4,113         4,117      4,278

                                                 NOVEMBER 27,                    THREE MONTHS ENDED
                                                   1996 TO        YEAR ENDED          MARCH 31,
                                                 DECEMBER 31,    DECEMBER 31,    -------------------
                                                     1996            1997         1997        1998
                                                 ------------    ------------    -------    --------
ACTUAL CONSOLIDATED STATEMENT OF OPERATIONS
  DATA:
  Net sales....................................     $1,083         $38,108       $7,479     $16,225
  Cost of sales................................        571          16,756        3,234       7,042
                                                    ------         -------       ------     -------
  Gross profit.................................        512          21,352        4,245       9,183
  Selling, general, and administrative
     expenses..................................        737          12,201        2,398       5,395
                                                    ------         -------       ------     -------
  Income (loss) from operations................     $ (225)        $ 9,151       $1,847     $ 3,788
                                                    ======         =======       ======     =======
  Income (loss) before extraordinary item......     $ (151)        $ 4,207       $1,054     $ 1,439
  Extraordinary item, net of tax benefit.......         --          (1,377)          --          --
                                                    ------         -------       ------     -------
  Net income (loss)............................     $ (151)        $ 2,830       $1,054     $ 1,439
                                                    ======         =======       ======     =======
OTHER DATA:
  Ratio of earnings to fixed charges(5)........         --             4.0x        29.8x        2.0x

                                                                                SIX MONTHS ENDED
                                           YEARS ENDED FEBRUARY 28,                AUGUST 31,
                                 --------------------------------------------   -----------------
                                  1992     1993     1994     1995      1996      1995      1996
                                 ------   ------   ------   -------   -------   -------   -------
STATEMENT OF OPERATIONS DATA --
  GENA:
  Net sales....................  $5,906   $6,537   $6,426   $ 7,524   $ 8,384   $4,336    $4,705
  Gross profit.................   2,642    2,868    3,146     3,360     3,565    2,039     2,160
  Selling, general, and
     administrative expenses...   2,416    2,570    2,744     2,964     3,033    1,573     1,454
  Income from operations.......     226      298      402       396       532      466       706
  Net income...................     180      204      278       232       317      279       442

                                                                                SIX MONTHS ENDED
                                           YEARS ENDED DECEMBER 31,                 JUNE 30,
                                 --------------------------------------------   -----------------
                                  1991     1992     1993     1994      1995      1995      1996
                                 ------   ------   ------   -------   -------   -------   -------
STATEMENT OF OPERATIONS DATA --
  BODY DRENCH(6):
  Net sales....................  $5,111   $6,234   $6,653   $11,138   $11,871   $8,250    $6,586
  Gross profit.................   2,567    2,667    2,614     4,796     5,444    3,686     3,121
  Selling, general, and
     administrative expenses...   1,827    2,285    2,055     4,076     4,883    2,971     2,402
  Income from operations.......     740      382      559       720       561      714       719
  Net income...................     740      382      328       446       294      416       440

                                                                                  NINE MONTHS
                                                                                     ENDED
                                          YEARS ENDED SEPTEMBER 30,                JUNE 30,
                                 --------------------------------------------   ---------------
                                  1991     1992     1993     1994      1995      1995     1996
                                 ------   ------   ------   -------   -------   ------   ------
STATEMENT OF OPERATIONS DATA --
  JDS:
  Net sales....................  $3,843   $3,819   $3,799   $ 3,578   $ 3,368   $2,592   $2,339
  Gross profit.................   2,172    2,149    2,054     2,114     2,019    1,561    1,389
  Selling, general, and
     administrative expenses...   2,071    2,191    2,092     2,170     2,046    1,549    1,393
  Income (loss) from
     operations................     101      (42)     (38)      (56)      (26)      12       (4)
  Net income (loss)............      16      (20)     (29)      (16)        9       23       (3)

                                                                                SIX MONTHS ENDED
                                           YEARS ENDED DECEMBER 31,                 JUNE 30,
                                 --------------------------------------------   -----------------
                                  1991     1992     1993     1994      1995      1995      1996
                                 ------   ------   ------   -------   -------   -------   -------
STATEMENT OF OPERATIONS DATA --
  KII:
  Net sales....................      --       --   $  102   $ 1,999   $ 1,558   $  777    $  736
  Gross profit.................      --       --       60     1,014       846      405       393
  Selling, general, and
     administrative expenses...      --       --       87     1,040       891      476       329
  Income (loss) from
     operations................      --       --      (27)      (26)      (45)     (71)       64
  Net income (loss)............      --       --      (32)     (104)     (135)    (117)       25

                                  STYLING            GENA           BODY DRENCH           JDS             KII
                                   AS OF             AS OF             AS OF             AS OF           AS OF
                               MARCH 31, 1998   AUGUST 31, 1996   JUNE 30, 1996(7)   JUNE 30, 1996   JUNE 30, 1996
                               --------------   ---------------   ----------------   -------------   -------------
BALANCE SHEET DATA:
  Working capital............     $13,238           $2,315             $  329            $333            $ 345
  Total assets...............      94,286            3,975              4,221             728              622
  Long-term debt, including
     current maturities......      53,843              291                 --             432              610
  Total stockholders'
     equity..................      30,057            3,065                582              27             (200)

                                                                              AS OF
                                                                        MARCH 31, 1998(7)
                                                                        -----------------
                                                              ACTUAL       AS ADJUSTED
                                                              -------   -----------------
UNAUDITED CONSOLIDATED BALANCE SHEET DATA:
  Cash and cash equivalents.................................  $ 2,528       $ 15,751
  Working capital...........................................   13,238         38,702
  Total assets..............................................   94,286        141,349
  Long-term debt, including current maturities..............   53,843        100,000
  Total stockholders' equity................................   30,057         28,957

---------------
(1) Reflects the adjustment to cost of sales related to a reduction of third-party manufacturing costs negotiated in connection with the Company's acquisitions of ABBA and the Clean + Easy/One Touch product lines, and realized following the closing of such acquisitions, for the year ended December 31, 1997, and the three months ended March 31, 1997, of approximately $3.4 million and $674,000, respectively. No adjustment is included for the three months ended March 31, 1998 as the actual operations for these divisions are included in the operations of STC for this period.

(2) Reflects the net impact in selling, general, and administrative expenses of an aggregate of (i) approximately $2.3 million, $572,000, and $375,000 for the year ended December 31, 1997, and the three months ended March 31, 1997 and 1998, respectively, to reflect the elimination of salaries and benefits of specific individuals not continuing with the combined companies, and (ii) approximately $1.9 million, $558,000, and $231,000 for the year ended December 31, 1997, and the three months ended March 31, 1997 and 1998, respectively, to reflect the additional amortization of goodwill associated with each acquisition.

(3) Represents cash interest expense on the Notes plus amortization of related financing costs.

(4) Reflects adjustment to the income tax provision based on applying the statutory income tax rates of each company, adjusted for goodwill amortization from the acquisitions of ABBA, Gena, and JDS, which is not deductible for income tax reporting purposes. Also includes an adjustment to remove the extraordinary item for the year ended December 31, 1997.

(5) The ratio of earnings to fixed charges has been calculated by dividing income before income taxes and fixed charges by fixed charges. Fixed charges for this purpose include interest expense, amortization of deferred financing costs and one-third of operating lease payments (the portion deemed to be representative of the interest factor).

(6) Body Drench has historically operated as a division of another company. Total stockholders' equity data represents the total company's owners' net investment in the division to be acquired by Styling.

(7) The "As Adjusted" balance sheet data reflects the completion of the Initial Offering, the application of the net proceeds therefrom, and the Recent Acquisitions (other than the acquisition of a controlling interest in Framesi USA), on a pro forma basis, as of March 31, 1998.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     The following discussion and analysis should be read in conjunction with "Selected Consolidated Financial Data," "Unaudited Pro Forma Consolidated Financial Data," and the Consolidated Financial Statements of STC and notes thereto, which are contained elsewhere in this Offering Memorandum.

INTRODUCTION

     The Company develops, produces, and markets professional salon products, including hair care, nail care, and skin and body care products as well as salon appliances and sundries. The Company sells its products primarily to salon product and tanning supply distributors, beauty supply outlets, and salon chains and, to a lesser extent, directly to spas, resorts, health and country clubs, and hair, nail, and tanning salons throughout the United States as well as in Canada, Europe, Latin America, Australia, and Asia. The Company offers a diversified line of well-established, brand-name professional salon products.

     The Company was founded in June 1995 and commenced operations on November 26, 1996. On that date, simultaneous with the consummation of an initial public offering, the Company acquired four professional salon products businesses (the "Acquired Businesses), Gena, Body Drench, IDS and KII. In March 1997, the Company acquired a line of premium tanning products from Creative Laboratories, Inc. marketed under the "Suntopia" brand name. In June 1997, the Company acquired ABBA, a producer and marketer of an aromatherapy-based line of hair products, for $20.0 million. In December 1997, the Company acquired the Clean + Easy and One Touch product lines of Inverness Corporation and Inverness (UK) Limited, consisting of salon and retail hair removal appliances and products marketed under the Clean + Easy and One Touch brand names, for $20.0 million. In May 1998, the Company completed the Pro Finish Acquisition for $5.0 million. The Company acquired European Touch and European Touch II for $25.0 million concurrently with the consummation of the Initial Offering.

     Except for the historical information contained herein, the discussion in this registration statement contains or may contain forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences include, but are not limited to, those factors discussed under "Risk Factors." Historical results are not necessarily indicative of operating results for any future period.

RESULTS OF OPERATIONS -- STYLING TECHNOLOGY CORPORATION

  THREE MONTHS ENDED MARCH 31, 1998 COMPARED TO THREE MONTHS ENDED MARCH 31,
  1997

     STC earned net income of $1.4 million, or $0.34 per share, for the three months ended March 31, 1998, compared to net income of $1.1 million, or $0.26 per share, for the corresponding period during 1997. STC attributes the improvement in net income during the three months ended March 31, 1998 primarily to the contributions of ABBA and Clean + Easy/One Touch, both of which were acquired during 1997, as well as to growth in STC's existing operations.

     Net Sales

     Net sales amounted to $16.2 million for the three months ended March 31, 1998, compared to net sales of $7.5 million for the three months ended March 31, 1997. The $8.7 million, or 117%, increase in sales was due primarily to the additions of ABBA and Clean + Easy/One Touch, acquired in June and December 1997, respectively. Sales growth was also attributable to increased sales in STC's existing brands, which was in excess of 10% on a consolidated basis. In particular, STC's Body Drench brand experienced strong sales growth as compared to the same period in 1997, primarily as a result of strong demand for STC's full line of tanning products which was introduced in new packaging in the fourth quarter of 1997. STC's ABBA brand also experienced significant sales growth as compared to 1997 due to favorable changes in its exclusive distribution network which resulted in a shift to larger distributors with higher sales volume.

     Cost of Sales

     Cost of sales amounted to $7.0 million, or 43% as a percentage of net sales, for the three months ended March 31, 1998, compared to $3.2 million, or 43% as a percentage of net sales, for the three months ended March 31, 1997. As a result of the foregoing, STC realized gross profit of $9.2 million, or 57%, for the three months ended March 31, 1998, compared to $4.2 million, or 57%, during the corresponding period in 1997. STC's ability to sustain this favorable gross margin percentage is attributable primarily to maintaining the cost of goods levels negotiated with third-party suppliers during 1997. In addition, gross margins associated with the ABBA and Clean + Easy/One Touch brands, after renegotiation of pricing with third-party manufacturers at ABBA and cost savings from the shift from domestic to offshore manufacturing for the Clean + Easy/One Touch hair removal appliances, were generally consistent with the consolidated gross margin of STC's existing brands.

     Selling, General, and Administrative Expenses

     Selling, general, and administrative expenses were $5.4 million for the three months ended March 31, 1998 compared to $2.4 million for the three months ended March 31, 1997. The increase in selling, general, and administrative expenses was primarily due to expenses added as a result of the ABBA and Clean + Easy/ One Touch acquisitions as well as increased selling, general, and administrative expenses incurred to strengthen STC's infrastructure to support its acquisition and growth strategy. Selling, general, and administrative expenses, as a percentage of net sales, remained relatively consistent at 33% of net sales for the three months ended March 31, 1998 compared to 32% of net sales for the three months ended March 31, 1997 as STC controlled increases in selling, general, and administrative expenses at levels commensurate with increases in sales.

     Provision for Income Taxes

     The provision for income taxes for the three months ended March 31, 1998 amounted to $1.1 million which represents an effective tax rate of approximately 43%, compared with a provision of $733,000 which represents an effective tax rate of approximately 41% for the three months ended March 31, 1997. The higher effective tax rate for the quarter ended March 31, 1998 is primarily attributable to the income tax effect of goodwill, which is not deductible for income tax purposes, associated with the acquisition of ABBA.

     Income from Operations and Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

     Income from operations was $3.8 million for the three months ended March 31, 1998 compared to $1.8 million for the three months ended March 31, 1997. EBITDA was approximately $4.6 million for the three months ended March 31, 1998, compared to approximately $2.1 million for the three months ended March 31, 1997. EBITDA is not intended to represent net cash provided by operating activities as defined by GAAP and should not be considered as an alternative to net income as an indicator of operating performance or to net cash provided by operating activities as a measure of liquidity. STC believes EBITDA is a measure commonly reported and widely used by analysts, investors, and other interested parties who monitor business performance. Accordingly, this information has been disclosed herein to permit a more complete comparative analysis of STC's operating performance.

RESULTS OF OPERATIONS -- STYLING TECHNOLOGY CORPORATION

  YEAR ENDED DECEMBER 31, 1997

     Net Sales

     Net sales amounted to $38.1 million for the year ended December 31, 1997 compared to combined net sales for the Acquired Businesses of $23.0 million for the year ended December 31, 1996. The $15.1 million, or 65.7%, increase in sales was partly the result of increased sales of STC's Body Drench and Gena product lines as compared to the sales achieved by the individual Acquired Businesses in the same period during 1996. In addition, net sales for the year ended December 31, 1997 include the operating results of ABBA from

June 26, 1997 to December 31, 1997 and the operating results of Clean + Easy/One Touch from December 1, 1997 to December 31, 1997.

     Cost of Sales

     Cost of sales amounted to $16.8 million, or 44% as a percentage of net sales, for the year ended December 31, 1997. Cost of sales as a percentage of net sales substantially decreased from the 53% reported for the period from November 27, 1996 to December 31, 1996, a percentage which was consistent with the combined cost of sales as a percentage of net sales incurred by the Acquired Businesses prior to their acquisition by STC. The Company anticipates using the opportunities created by each of its acquisitions in seeking to reduce cost of sales as a percentage of net sales in future periods by eliminating duplicative direct costs as well as negotiating lower manufacturing and raw materials costs with suppliers.

     Gross Profit

     As a result of the foregoing, STC realized gross profit for the year ended December 31, 1997 of $21.4 million, or 56% as a percentage of net sales. This improvement in gross margin percentage over that reported by the individual Acquired Businesses prior to their acquisition is attributable primarily to the negotiation of reduced product costs in December 1996 with the primary supplier of STC's Body Drench product line and the consolidation of warehousing and production functions of the Gena, Alpha 9, and Omni product lines at STC's Duncanville, Texas facility. STC has also achieved substantial reductions in cost of goods through negotiation with third party suppliers to ABBA and Clean + Easy/One Touch.

     Selling, General, and Administrative Expenses

     Selling, general, and administrative expenses were $12.2 million, or 32% as a percentage of net sales, for the year ended December 31, 1997, which represents a significant improvement over such expenses incurred by the individual business acquired prior to their acquisition by STC. This improvement in selling, general, and administrative expenses as a percentage of net sales in primarily attributable to the elimination of duplicative management and other personnel, duplicative selling and distribution costs, the consolidation of certain accounting, human resources, and other administrative functions of the Acquired Businesses, and subsequent acquisitions, and is partially offset by non-cash goodwill amortization resulting from acquisitions and increased costs of operating as a public company.

     Extraordinary Item

     In connection with the acquisition of the Clean + Easy/One Touch product lines discussed above, STC entered into the Existing Credit Facility, as discussed under "Liquidity and Capital Resources" below. The Existing Credit Facility replaced the previous credit facility negotiated in connection with the acquisition of ABBA. STC reported an extraordinary, non-cash charge of approximately $1.4 million, net of income taxes, or $0.33 per diluted share, related to the write-off of unamortized financing costs associated with its previous credit facility.

     Net Income

     STC earned net income of $4.2 million, or $1.02 per diluted share, for the year ended December 31, 1997 before the extraordinary item discussed above. After the extraordinary item, net income for the year ended December 31, 1997 was $2.8 million, or $0.69 per diluted share. These results mark significant improvement over the operating results of the Acquired Businesses prior to their acquisition. STC attributes the improvement in net income during the year ended December 31, 1997 primarily to the successful implementation of a key component of its business strategy, the enhancement of operating efficiencies of the Acquired Businesses, and subsequent acquisitions. Prior year financial information for the Acquired Businesses presented and discussed herein excludes the operating results of ABBA and the Clean + Easy/One Touch and Suntopia product lines, which were acquired during 1997.

     Income from Operations and Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

     Income from operations was $9.2 million for the year ended December 31, 1997. EBITDA was approximately $11.0 million for the year ended December 31, 1997. EBITDA is not intended to represent cash flows from operations as defined by GAAP and should not be considered as (i) an alternative to net income, (ii) an indicator of the Company's operating performance, or (iii) a measure of liquidity. The Company believes EBITDA is a measure commonly reported and widely used by analysts, investors, and other interested parties that monitor performance of companies that employ a consolidation or "roll-up" strategy. Accordingly, this information has been disclosed herein to permit a more complete comparative analysis of the Company's operating performance relative to other consolidators.

RESULTS OF OPERATIONS -- STYLING TECHNOLOGY CORPORATION

  PERIOD FROM NOVEMBER 27, 1996 TO DECEMBER 31, 1996

     Net Sales

     Net sales amounted to approximately $1.1 million for the period from November 27, 1996 to December 31, 1996. The level of sales during this period is not indicative of anticipated future sales levels or historical sales of the Acquired Businesses, as STC's primary focus during this period was the consolidation of the Acquired Businesses.

     Cost of Sales

     Cost of sales was approximately $600,000 for the period from November 27, 1996 to December 31, 1996. Cost of sales as a percentage of net sales was 53% for this period, which is consistent with the combined cost of sales as a percentage of net sales incurred by the Acquired Businesses, prior to their acquisition.

     Gross Profit

     As a result of the foregoing, gross profit amounted to approximately $500,000 for the period from November 27, 1996 to December 31, 1996.

     Selling, General, and Administrative Expenses

     Selling, general, and administrative expenses were approximately $700,000 for the period from November 27, 1996 to December 31, 1996, which is generally consistent with the level of selling, general, and administrative expenses incurred by the Acquired Businesses on a combined basis, prior to their acquisition. During this period, STC was focused primarily on the process of integrating the operations of the Acquired Businesses.

     Net Loss

     Net loss for STC was approximately $200,000 for the period from November 27, 1996 to December 31, 1996.

RESULTS OF OPERATIONS -- GENA

  SIX MONTHS ENDED AUGUST 31, 1996 COMPARED TO SIX MONTHS ENDED AUGUST 31, 1995

     Net Sales

     Net sales increased 8.5% to $4.7 million in the six months ended August 31, 1996 from $4.3 million in the six months ended August 31, 1995. The increase in net sales was attributable to an increase in sales volume generated by promotional efforts, primarily through price discounts. The increase in sales was also attributable to the increased sales of the paraffin spa equipment and products.

     Cost of Sales

     Cost of sales, as a percentage of net sales, increased to 54.1% in the six months ended August 31, 1996 as compared with 53.0% in the six months ended August 31, 1995. The increase was primarily attributable to increased costs for certain raw materials associated with production of the paraffin spa equipment.

     Gross Profit

     Gross profit increased 5.9% to $2.2 million in the six months ended August 31, 1996 from $2.0 million for the six months ended August 31, 1995.

     Selling, General, and Administrative Expenses

     Selling, general, and administrative expenses decreased 7.6% to $1.5 million in the six months ended August 31, 1996 from $1.6 million in the six months ended August 31, 1995. The decrease was primarily attributable to a reduction of the Gena's advertising costs related to trade publications and other promotional services. In addition, Gena's expenses associated with education and trade show efforts decreased in the six months ended August 31, 1996.

     Net Income

     Net income increased 58.4% to $0.4 million in the six months ended August 31, 1996 from $0.3 million in the six months ended August 31, 1995.

  TWELVE MONTHS ENDED FEBRUARY 29, 1996 COMPARED TO TWELVE MONTHS ENDED FEBRUARY 28, 1995

     Net Sales

     Net sales increased 11.4% to $8.4 million in the 12 months ended February 29, 1996 from $7.5 million in the 12 months ended February 28, 1995. The increase in net sales was attributable to growth in sales of existing products, which consisted primarily of increased acceptance of the paraffin spa product line that was introduced in February 1993 and the continued sales growth for the MRX product line that was acquired in September 1994.

     Cost of Sales

     Cost of sales, as a percentage of net sales, increased to 57.5% in the 12 months ended February 29, 1996 as compared with 55.3% in the 12 months ended February 28, 1995. The increase was attributable to additional costs incurred to produce the new paraffin spa equipment, which has a higher cost of sales, as a percentage of net sales, at approximately 64.0%. Additionally, cost of sales, as a percentage of net sales, on the new MRX product line, introduced in September 1994, was approximately 60.0%, which was also higher than Gena's other product lines.

     Gross Profit

     As a result of the foregoing, gross profit increased 6.1% to $3.6 million in the 12 months ended February 29, 1996 from $3.4 million in the 12 months ended February 28, 1995.

     Selling, General, and Administrative Expenses

     Selling, general, and administrative expenses remained relatively constant at $3.0 million in the 12 months ended February 29, 1996 and 1995. The slight increase in selling, general, and administrative expenses was attributable to an increase in selling and promotional costs primarily related to increased sales of the paraffin spa product. Additionally, Gena was offering greater promotional incentives to generate additional sales resulting in increased selling costs. The above increases were partially offset by reduced travel expenses and smaller management bonuses than had been paid in the previous period.

     Net Income

     Net income increased 36.6% to $0.3 million in the 12 months ended February 29, 1996 from $0.2 million in the 12 months ended February 28, 1995.

  TWELVE MONTHS ENDED FEBRUARY 28, 1995 COMPARED TO TWELVE MONTHS ENDED FEBRUARY 28, 1994

     Net Sales

     Net sales increased 17.1% to $7.5 million in the 12 months ended February 28, 1995 from $6.4 million in the 12 months ended February 28, 1994. The increase was primarily a result of increased sales of Gena's paraffin spa product line which had been introduced in February 1993, and the acquisition of Design Classic(TM) in February 1994, a manufacturer of fiberglass nail products. Gena also acquired the MRX product line, an all-purpose antiseptic and hydrating lotion, in September 1994 and began to ship substantial quantities in fiscal 1995. Total sales related to the Design Classic and MRX product lines were approximately $1.0 million in 1995.

     Cost of Sales

     Cost of sales, as a percentage of net sales, increased to 55.3% in the 12 months ended February 28, 1995 as compared with 51.0% in the 12 months ended February 28, 1994 as a result of additional labor, machine retooling and material costs incurred to produce the new paraffin spa product, which has lower gross margins than Gena's other products. In addition, Gena incurred certain one-time packaging and other costs to integrate their newly acquired Design Classic product line. Gena also experienced an increase in certain raw materials costs.

     Gross Profit

     As a result of the foregoing, gross profit increased 6.8% to $3.4 million in the 12 months ended February 28, 1995 from $3.1 million in the 12 months ended February 28, 1994.

     Selling, General, and Administrative Expenses

     Selling, general, and administrative expenses increased 8.0% to $3.0 million in the 12 months ended February 28, 1995 from $2.7 million in the 12 months ended February 28, 1994 as a result of the increase in selling and promotional costs related to the introduction and promotion of the paraffin spa product line. In addition, Gena incurred an increase in costs related to the acquisition of Design Classic, which includes amortization of intangible assets, and increased personnel costs required to support the new product.

     Net Income

     Net income decreased 16.5% to $0.2 million in the 12 months ended February 28, 1995 from $0.3 million in the 12 months ended February 28, 1994.

RESULTS OF OPERATIONS -- BODY DRENCH

  SIX MONTHS ENDED JUNE 30, 1996 COMPARED TO SIX MONTHS ENDED JUNE 30, 1995

     Net Sales

     Net sales for the six months ended June 30, 1996 decreased 20.2% to $6.6 million compared to $8.2 million for the six months ended June 30, 1995. The decrease in net sales during the first six months of 1995 was primarily related to difficulty in obtaining inventory from third party manufacturers in the six months ended June 30, 1996 due to cash flow difficulties experienced by Body Drench's parent. This caused Body Drench to forego potential sales due to its inability to deliver product to customers in time for the Spring 1996 tanning season. The Contemporary product line is comprised of various lotions and creams to be used in conjunction with the indoor tanning process. Sales of the Contemporary product line, which was introduced in October 1994, declined in the first six months of 1996, and was partially offset by the increased sales of its new product releases Tan FX and Tan EX and the Body Bath lotion product. Upon completion of the Acquisitions and implementation of the Company's strategy (see "Business -- Strategy"), management believes that the decline in sales will not represent a continuing material trend.

     Cost of Sales

     Cost of sales, as a percentage of net sales, decreased to 52.6% for the six months ended June 30, 1996 as compared with 55.3% for the six months ended June 30, 1995. This decrease was due primarily to a greater percentage of net sales in the 1996 period relating to the Tan FX and Tan EX products, which carried lower production and packaging costs as compared to the Contemporary product line.

     Gross Profit

     As a result of the foregoing, gross profit decreased 15.3% to $3.1 million in the six months ended June 30, 1996 from $3.7 million in the six months ended June 30, 1995.

     Selling, General, and Administrative Expenses

     Selling, general, and administrative expenses decreased 19.2% to $2.4 million for the six months ended June 30, 1996 compared to $3.0 million for the six months ended June 30, 1995. The decrease was attributable primarily to a decrease in advertising related expenses in salaries and commissions, as Body Drench did not introduce as many new products in 1996 and eliminated several sales and administrative positions.

     Net Income

     Net income remained relatively constant at $0.4 million in the six months ended June 30, 1996 and 1995.

  TWELVE MONTHS ENDED DECEMBER 31, 1995 COMPARED TO TWELVE MONTHS ENDED DECEMBER 31, 1994

     Net Sales

     Net sales in 1995 increased 6.6% to $11.9 million compared to $11.1 million in 1994. The increase in net sales was due to the release of the new Contemporary product line introduced in October 1994. During 1995, Body Drench realized a full year of Contemporary sales as compared to only a partial year in 1994. The increase in net sales was also impacted by the release of the Tan FX and Tan EX products, and the Contemporary products introduced in the fourth quarter of 1995.

     Cost of Sales

     Cost of sales, as a percentage of net sales, decreased to 54.1% for the 12 months ended December 31, 1995 as compared with 56.9% for the 12 months ended December 31, 1994. This decrease was due primarily to the introduction of the Contemporary product line during late 1994 which carried a lower raw material cost in relation to net sales as compared to products sold during 1995.

     Gross Profit

     As a result of the foregoing, gross profit increased 13.5% to $5.4 million in the 12 months ended December 31, 1995 from $4.8 million in the 12 months ended December 31, 1994.

     Selling, General, and Administrative Expenses

     Selling, general, and administrative expenses increased 19.8% to $4.9 million in 1995 compared to $4.1 million in 1994. The increase was attributable to the continued increase of shipping costs in proportion to sales levels due to the growing number of backorders from the Contemporary product line. Backorders resulted primarily from the Body Drench's inability to produce sufficient product to meet customer orders due to cash flow shortages at DBN and Body Drench. Additionally, advertising expense increased by approximately 1.0% of net sales as a result of the heavy promotional efforts in various magazines, catalogs and brochures with the release of the new Contemporary product line. Body Drench also incurred higher personnel costs through the addition of several marketing and sales professionals.

     Net Income

     Net income decreased 34.1% to $0.3 million in the 12 months ended December 31, 1995 compared to $0.4 million in the 12 months ended December 31, 1994.

  TWELVE MONTHS ENDED DECEMBER 31, 1994 COMPARED TO TWELVE MONTHS ENDED DECEMBER 31, 1993

     Net Sales

     Net sales increased 67.4% to $11.1 million in the 12 months ended December 31, 1994 compared to $6.7 million in the 12 months ended December 31, 1993. The increase in net sales was attributable to management's decision to expand the distribution network to include several beauty supply distributors. This expansion of distribution channels included establishing a dedicated sales force to promote Body Drench's products to the tanning and beauty industry. In addition, Body Drench introduced the Contemporary product line in October 1994.

     Cost of Sales

     Cost of sales, as a percentage of net sales, decreased to 56.9% for the 12 months ended December 31, 1994 as compared with 60.7% for the 12 months ended December 31, 1993. This decrease was due primarily to lower purchasing costs as a result of the higher volume of purchases during 1994. In addition, Body Drench incurred lower overhead and labor costs as a percentage of revenues, as a result of increased production efficiencies due to higher utilization of pre-packaged, ready to ship products.

     Gross Profit

     As a result of the foregoing, gross profit increased 83.5% to $4.8 million in the 12 months ended December 31, 1994 from $2.6 million in the 12 months ended December 31, 1993.

     Selling, General, and Administrative Expenses

     Selling, general, and administrative expenses increased 98.3% to $4.1 million in 1994 compared to $2.1 million in 1993. The increase in selling, general, and administrative expenses related to additional sales and administrative positions to support the corresponding increase in sales. In addition, Body Drench incurred significant up front costs of promotional literature, including new catalogs, brochures and price sheets, related to the introduction of the Contemporary product line introduced in October 1994. Body Drench also incurred a higher level of freight charges in proportion to sales levels due to significant number of backorders, resulting from inventory shortages, which caused additional shipment costs to customers.

     Net Income

     Net income increased 36.0% to $0.4 million in 1994 compared to $0.3 million in 1993.

RESULTS OF OPERATIONS -- JDS

  NINE MONTHS ENDED JUNE 30, 1996 COMPARED TO NINE MONTHS ENDED JUNE 30, 1995

     Net Sales

     Net sales decreased 9.8% to $2.3 million for the nine months ended June 30, 1996 compared to $2.6 million for the nine months ended June 30, 1995. The decrease was caused by a decline in its customer base as a result of the acquisition of several JDS' customers by a large beauty supply company that is not a customer of JDS. Upon completion of the Acquisitions and implementation of the Company's strategy (see "Business -- Strategy"), management believes that the decline in sales will not represent a continuing material trend.

     Cost of Sales

     Cost of sales, as a percentage of net sales, increased slightly to 40.6% in the nine months ended June 30, 1996 as compared with 39.8% in the nine months ended June 30, 1995. This increase was due to significant costs incurred for raw materials as a result of the introduction of a new product.

     Gross Profit

     As a result of the foregoing, gross profit decreased 11.0% to $1.4 million in the nine months ended June 30, 1996 from $1.6 million in the nine months ended June 30, 1995.

     Selling, General, and Administrative Expenses

     Selling, general, and administrative expenses decreased 10.1% to $1.4 million in the nine months ended June 30, 1996 from $1.5 million in the nine months ended June 30, 1995. The decrease related primarily to the elimination of warehouse personnel, as a result of JDS' effort to reduce overhead costs.

     Net Income (Loss)

     Net loss was ($3,094) in the nine months ended June 30, 1996 compared to net income of $23,275 in the nine months ended June 30, 1995.

  TWELVE MONTHS ENDED SEPTEMBER 30, 1995 COMPARED TO TWELVE MONTHS ENDED SEPTEMBER 30, 1994

     Net Sales

     Net sales decreased 5.9% to $3.4 million for the 12 months ended September 30, 1995 compared to $3.6 million for the 12 months ended September 30, 1994. The decrease was primarily a result of increased competition from several new products in the market that impacted JDS' market share. Upon completion of the Acquisitions and implementation of the Company's strategy (see
"Business -- Strategy"), management believes that the decline in sales will not represent a continuing material trend.

     Cost of Sales

     Cost of sales, as a percentage of net sales, decreased to 40.1% in the 12 months ended September 30, 1995 as compared with 40.9% in the 12 months ended September 30, 1994. The increase was a result of obtaining more favorable freight terms with its shipping contractors.

     Gross Profit

     As a result of the foregoing, gross profit decreased 4.5% to $2.0 million in the 12 months ended September 30, 1995 from $2.1 million in the 12 months ended September 30, 1994.

     Selling, General, and Administrative Expenses

     Selling, general, and administrative expenses decreased 5.7% to $2.0 million for the 12 months ended September 30, 1995 compared to $2.2 million for the 12 months ended September 30, 1994. The decrease was primarily a result of a decrease in promotional costs, as no new products were introduced during 1995, and a decrease in management salaries resulting from an effort to reduce overhead costs.

     Net Income (Loss)

     Net income was $8,574 in the 12 months ended September 30, 1995 compared to a net loss of ($16,494) in the 12 months ended September 30, 1994.

  TWELVE MONTHS ENDED SEPTEMBER 30, 1994 COMPARED TO TWELVE MONTHS ENDED SEPTEMBER 30, 1993

     Net Sales

     Net sales decreased 5.8% to $3.6 million for the 12 months ended September 30, 1994 compared to $3.8 million for the 12 months ended September 30, 1993. The decrease was primarily a result of a decrease in JDS' customer base as a result of several of their customers ceasing operations. The largest of these companies comprised approximately $100,000 of JDS' sales in 1993.

     Cost of Sales

     Cost of sales, as a percentage of net sales, decreased to 40.9% in the 12 months ended September 30, 1994 as compared with 45.9% in the 12 months ended September 30, 1993. The decrease was primarily a result of more favorable purchasing terms achieved due to a change in its raw materials source.

     Gross Profit

     Gross profit increased 2.9% from $2.0 million for the 12 months ended September 30, 1993 to $2.1 million for the twelve months ended September 30, 1994.

     Selling, General, and Administrative Expenses

     Selling, general, and administrative expenses increased 3.7% to $2.2 million in the 12 months ended September 30, 1994 compared to $2.1 million in the 12 months ended September 30, 1993. The increase was partly a result of an increase in promotional costs associated with the introduction of a new brand of nail enhancement products. The remaining increase resulted primarily from the addition of a new regional manager and a new sales incentive program.

     Net Loss

     Net loss decreased 43.1% to $16,494 in the 12 months ended September 30, 1994 compared to $29,000 in the 12 months ended September 30, 1993.

RESULTS OF OPERATIONS -- KII

  SIX MONTHS ENDED JUNE 30, 1996 COMPARED TO SIX MONTHS ENDED JUNE 30, 1995

     Net Sales

     Net sales decreased 5.3% to $0.7 million in the six months ended June 30, 1996 compared to $0.8 million in the six months ended June 30, 1995. The decrease in net sales was primarily attributable to a reduction in the customer base and decreased promotional efforts.

     Cost of Sales

     Cost of sales, as a percentage of net sales, decreased to 46.6% in the six months ended June 30, 1996 as compared with 47.9% in the six months ended June 30, 1995. This decrease was due primarily to a continued increase in purchasing costs related to KII's international freight costs.

     Gross Profit

     Gross profits remained relatively constant at $0.4 million for the six months ended June 30, 1995 and 1996.

     Selling, General, and Administrative Expenses

     Selling, general, and administrative expenses decreased 30.9% to $0.3 million in the six months ended June 30, 1996 compared to $0.5 million in the six months ended June 30, 1995. The decrease in selling, general, and administrative expenses was primarily attributable to a reduction in commission expenses related to the decrease in sales as well as lower promotional costs.

     Net Income (Loss)

     Net income was $24,765 in the six months ended June 30, 1996 compared to a net loss of ($116,610) in the six months ended June 30, 1995.

  TWELVE MONTHS ENDED DECEMBER 31, 1995 COMPARED TO TWELVE MONTHS ENDED DECEMBER 31, 1994

     Net Sales

     Net sales in the 12 months ended December 31, 1995 decreased 22.1% to $1.6 million compared to $2.0 million in the 12 months ended December 31, 1994. As part of its overall strategy, KII acquired a division of Redken in December 1993. During 1994, Redken reduced its customer base by 17 distributors, which had a direct impact on sales for KII. Upon completion of the Acquisitions and implementation of the Company's strategy (see "Business -- Strategy"), management believes that the decline in sales will not represent a continuing material trend.

     Cost of Sales

     Cost of sales, as a percentage of net sales, increased to 45.7% in the 12 months ended December 31, 1995 as compared with 49.3% in the 12 months ended December 31, 1994. The increase was primarily attributable to increased freight and duty costs associated with international purchases.

     Gross Profit

     As a result of the foregoing, gross profit decreased 16.6% to $0.8 million in the 12 months ended December 31, 1995 from $1.0 million in the 12 months ended December 31, 1994.

     Selling, General, and Administrative Expenses

     Selling, general, and administrative expenses decreased 14.3% to $0.9 million in the 12 months ended December 31, 1995 compared to $1.0 million in the 12 months ended December 31, 1994. The decrease in selling, general, and administrative expenses was attributable to a decrease in salaries and commissions through the elimination of several sales positions.

     Net Loss

     Net loss increased to $134,919 in the 12 months ended December 31, 1995 from $72,000 in the 12 months ended December 31, 1994.

QUARTERLY FINANCIAL INFORMATION AND SEASONALITY

                                                                  THREE MONTHS ENDED
                                            ---------------------------------------------------------------
                                            MARCH 31,   JUNE 30,   SEPTEMBER 30,   DECEMBER 31,   MARCH 31,
                                              1997        1997         1997            1997         1998
                                            ---------   --------   -------------   ------------   ---------
Net sales.................................   $ 7,479    $ 7,437       $10,669        $12,523       $16,225
Gross profit..............................     4,245      4,191         5,802          7,114         9,183
Selling, general, and administrative......    (2,398)    (2,333)       (3,574)        (3,896)       (5,395)
Income from operations....................     1,847      1,858         2,228          3,218         3,788
Income before extraordinary item..........     1,054      1,031           828          1,294         1,439
Extraordinary item, net...................        --         --            --         (1,377)           --
Net income (loss).........................     1,054      1,031           828            (83)        1,439
Diluted EPS before extraordinary item.....   $  0.26    $  0.25       $  0.20        $  0.31       $  0.34
Diluted EPS after extraordinary item......      0.26       0.25          0.20          (0.02)         0.34

     The Company has experienced moderate seasonality in quarterly operating results due mainly to the effect of the indoor tanning season (generally December through June) on the operating results of the Body Drench and Suntopia product lines. The Company expects the seasonal effect of Body Drench and Suntopia sales to lessen over time as the Company continues its acquisition strategy.

LIQUIDITY AND CAPITAL RESOURCES

     During the three months ended March 31, 1998, the Company's investment in accounts receivable increased by $1.3 million as a result of a corresponding growth in sales for the quarter, as well as significant sales during March in the Company's ABBA and Body Drench brands resulting from favorable customer responses to promotional programs. The Company also used cash from operations to achieve a net reduction in accounts payable and accrued liabilities of $1.4 million. The reduction of accounts payable and accrued liabilities during the period relates primarily to the payment of liabilities assumed in the Clean + Easy/One Touch acquisition as well as related accrued acquisition and offering costs. As a result of these factors, which offset net income of $1.4 million and noncash expenditures of $865,000, the Company recorded net cash used in operations of $473,000 for the quarter ended March 31, 1998.

     In December 1997, the Company entered into the Existing Credit Facility, a seven-year, $75.0 million senior credit facility with a group of banks for whom Credit Agricole Indosuez acted as agent. Under the Existing Credit Facility $50.0 million was used to pay for the acquisition of the Clean + Easy/One Touch product lines, acquisition fees, and the repayment of the Company's previous credit facility. In connection with the Offering, the Company will repay all amounts outstanding under the Existing Credit Facility, and the Existing Credit Facility will be terminated.

     The Company repaid $825,000 of term loan amortization under its Existing Credit Facility and utilized net proceeds from its working capital line of credit of $1.9 million during the quarter ended March 31, 1998. As a result, net cash provided by financing activities for the quarter amounted to $1.2 million and, along with cash on hand, was utilized to fund net cash used in investing activities of $1.2 million as well as operating cash requirements as discussed above.

     As a result of the foregoing, the Company's working capital position decreased slightly to $13.2 million at March 31, 1998 from $13.9 million at December 31, 1997.

     The Company has recently entered into a $50.0 million New Credit Facility. The New Credit Facility consists of a revolving credit facility in a principal amount of $25.0 million and an acquisition facility in a principal amount of $25.0 million. The revolving credit facility will include a sub-limit of up to $7.5 million for letters of credit. In August 1998, the Company borrowed $25.0 million under the acquisition facility to fund the acquisition of a controlling interest in Framese USA. See "Summary -- Recent Acquisitions" and "Certain Indebtedness -- New Credit Facility." No assurance can be given that the Company and the lenders will enter into definitive loan documents or that any funds will be advanced under the New Credit Facility.

     Following the Offering and the closing of the New Credit Facility, the Company's line of credit, current cash resources and expected cash flows from operations are expected to be sufficient to fund the Company's capital needs during the next 12 months at its current level of operations, apart from capital needs resulting from acquisitions. However, the Company may be required to obtain additional capital to fund its planned growth and future acquisitions. The Company intends to fund its future capital needs through a combination of current cash resources, expected cash flows from operations, bank financing, seller notes payable, issuance of common stock, and additional public or private debt or equity financing. The availability of such capital resources cannot be assured and is dependent upon prevailing market conditions, interest rates, and the financial condition of the Company. See "Risk Factors -- Leverage."

YEAR 2000 COMPLIANCE

     Many currently installed computer systems and software products are coded to accept only two-digit entries in the date code field. Beginning in the year 2000, these date code fields will need to accept four-digit entries to distinguish 21st century dates from 20th century dates. As a result, computer systems and software used by many companies may need to be upgraded to comply with such "Year 2000" requirements. Significant uncertainty exists concerning the potential effects associated with such compliance. The Company has assessed and continues to assess the impact the Year 2000 issue will have on its reporting and operating systems. The Company is addressing the Year 2000 issue by upgrading to a new release of its key operating and financial software system, which will be Year 2000 compliant. The Company will test the new system for Year 2000 compliance when the system is upgraded. In addition, during 1998 the Company intends to assess the impact any Year 2000 compliance problems suffered by its customers, third-party contract manufacturers, and suppliers may have on the Company. Although the Company does not anticipate that the Year 2000 issue will have a significant impact on its business, any significant Year 2000 compliance problem of any of the Company, its customers, or its third-party contract manufacturers or suppliers could have a material adverse effect on the Company's business, financial condition, and results of operations.

                                    BUSINESS

     The Company is a leading developer, producer, and marketer of a wide array of professional salon products, addressing all salon product categories, including hair care, nail care, and skin and body care products, as well as salon appliances and sundries. Through strategic acquisitions, the Company has acquired well-recognized brand names, a strong distribution network, established marketing and salon industry education programs, and significant production and sourcing capabilities. For the 12 months ended March 31, 1998, on a pro forma consolidated basis, the Company generated net sales and EBITDA of $87.0 million and $24.5 million, respectively.

     The Company believes it is the only company that develops, produces, and markets products in each category of the professional salon products industry and that its ability to offer customers a "one-stop shop" for brand-name professional salon products creates a competitive advantage. The Company currently sells more than 550 products under 14 principal brand names, including ABBA Pure and Natural Hair Care products, Body Drench skin and body care products, Clean + Easy hair removal products, Gena nail and pedicure products, Kizmit acrylic nail enhancements, and Revivanail nail treatments. In the United States, the Company markets its product lines through professional salon industry distribution channels to more than 2,500 customers, consisting primarily of salon product and tanning supply distributors (which resell to beauty and tanning salons), beauty supply outlets, and salon chains. The Company also markets its products directly to more than 3,000 spas, resorts, and health and country clubs through its in-house sales force. Internationally, the Company sells its products primarily through international salon product distributors.

INDUSTRY OVERVIEW

     Professional salon products consist of hair care, nail care, and skin and body care products as well as salon appliances and sundries that are used by salon professionals in rendering salon services to their clients. Many professional salon products also are retailed to clients and other customers of salons, resorts, spas, health and country clubs, and beauty supply outlets, typically upon the advice of a salon professional who recommends products to address the client's individual needs.

     Professional hair care products include shampoo, conditioner, styling gel, glaze, mousse, hair spray, permanent, hair relaxer, and hair color products. Professional nail care products include fiberglass and acrylic nail enhancement solutions applied by the salon professional in rendering the nail service and the accessories used by the professional to apply the solutions; natural nail care and pedicure solutions and accessories; and polishes. Skin and body care products include body lotions, tanning products, cosmetics, skin moisturizers, hair removal and depilatory products, and other personal care products (such as shaving creams and antiperspirants) used by salon professionals in rendering salon services (such as facials, manicures, pedicures, leg and body waxing, paraffin therapy, aromatherapy, and thermo-therapy) or available for use by patrons of tanning salons, spas, resorts, and health and country clubs. Professional salon appliances and sundries include hair dryers, curling irons, brushes, furniture, and salonwear (such as capes).

     The professional salon products industry has grown significantly during the last several years. According to industry sources, professional salon industry revenue (which includes revenue from salon services and the sale of salon products) for 1996 was approximately $40 billion in the United States and $80 billion worldwide, having grown approximately 10% from the prior year. Industry sources estimate that there are approximately 127 million client visits to salons each month and that there are more than 200,000 beauty salons and 1.8 million licensed cosmetologists in the United States. Professional salon products companies sell their products primarily to regional, full-service salon product distributors that resell products from multiple manufacturers to salons and salon professionals. The Company estimates that sales to distributors represent more than 85% of revenue for professional salon product companies. The professional salon products industry is highly fragmented. Of the approximately 700 companies selling professional salon products in the United States, most generate less than $10 million in sales and focus on a single product category. For example, most companies offering professional salon hair care products do not also offer nail or skin care products.

     Professional salon products have two end consumers: the salon professional who uses them in the performance of salon services and the salon client who purchases them for personal use. The Company believes salons typically generate between 10% and 30% of their revenue from retail sales of professional salon products. As the users and "prescribers" of professional salon products, salon professionals typically select products on the basis of performance rather than price. As a result, suppliers of professional salon products focus on educating distributors and salon professionals on the uses and benefits of their products and on industry trends. Because these products are "prescribed" by salon professionals and are sold primarily in connection with the rendering of a service, professional salon products typically foster strong brand loyalty and exhibit relative price insensitivity. Consequently, professional salon products generally command substantially higher profit margins than mass-marketed beauty products.

BUSINESS STRENGTHS

     The Company believes that the following business strengths provide it with a competitive advantage in the professional salon products industry:

     - Premier Brand Names. The Company offers a variety of well-known brands in all professional salon product categories, including ABBA Pure and Natural Hair Care, Alpha 9, Body Drench, Clean + Easy, Cosmic, European Touch, Gena, Kizmit, Omni P.O. Professionals Only, One Touch, Pro Finish, Revivanail, SRC, and Suntopia. The Company believes that the strength of its brand names is based on the reputation of its products for quality among salon professionals, the performance of its products, and its focused commitment to the needs of salon professionals and their clientele. Because of the importance of proven product performance to salon professionals, they remain extremely loyal to their favorite brands. The Company's portfolio of well-recognized brands is a significant driver of sales to distributors, beauty supply outlets, and salon chains.

     - Breadth of Product Offerings. The Company believes that it currently is the only producer of professional salon products with offerings across all salon product categories. As the Company has expanded its product offerings, it has begun to provide distributors, beauty supply outlets, and salon chains with an increasingly larger percentage of the products they require to service the needs of salons and salon professionals. The Company believes the breadth of its product offerings provides it with a significant competitive advantage by allowing its distributors to purchase more products from fewer vendors and by enabling the Company to cross-market its brands and offer tailored lines of products to distributors, beauty supply outlets, and salon chains. This "one-stop shop" approach also serves to strengthen the relationship between the Company and its customers.

     - Strong Distribution Network. The Company has established relationships with top salon product distributors, beauty supply outlets, and salon chains. Unlike consumer products companies that sell a large percentage of their products through a concentrated retailer base, the Company sells its products into highly fragmented distribution channels of more than 2,500 distributors, beauty supply outlets, and salon chains in the United States and internationally and to more than 3,000 spas, resorts, and health and country clubs through its in-house sales force. This extensive distribution network creates a strong base from which the Company can pursue additional business through cross-marketing of its current and future brands and new product introductions. The breadth of its distribution network also enables the Company to penetrate every major geographical market in the United States and to expand its international business.

     - History of Successful Acquisitions. Since November 1996, the Company has acquired and successfully integrated seven professional salon products businesses, not including the Recent Acquisitions. The Company has integrated acquired distribution channels into its existing operations; integrated purchasing, production, and marketing efforts; and consolidated accounting, human resources, and other back office functions. Acquisitions have been a major factor in enabling the Company to increase its net sales to $87.0 million, on a pro forma basis for the latest 12 months (including the Recent Acquisitions), while achieving significant margin improvement. The Company is developing an operating platform to allow it to support an increasing range of professional salon products as it continues to acquire additional companies and product lines.

     - Favorable Cost Structure. Professional salon products typically command higher margins and exhibit relative price insensitivity when compared to their mass-market counterparts. The Company believes that it has been able to achieve operating margins that exceed industry averages. These improved operating margins result from the Company's success in utilizing its increased purchasing power to achieve cost savings; integrating sourcing and distribution capabilities; eliminating duplicative facilities, personnel, and administrative functions; and consolidating sales and marketing and product development, where appropriate. The Company also is taking advantage of the highly competitive third-party manufacturing environment to reduce production costs. Pro forma gross margins improved from 52.4% in 1996 to 56.3% in 1997, and pro forma EBITDA margins improved from 17.6% in 1996 to 27.0% in 1997.

     - Experienced Management Team. The Company has an experienced management team with significant industry experience. Sam Leopold, the Company's Chief Executive Officer, has more than 12 years of experience in the professional salon products industry, including as the owner of a chain of mall-based retail salons. Other members of the Company's senior management team have, on average, over 12 years of experience in the consumer and salon products industry, particularly in the areas of sales, marketing, and operations. Mr. Leopold beneficially owns approximately 25% of the Company's Common Stock, and each other member of the Company's senior management team has an equity stake in the Company.

STRATEGY

     The Company's objective is to be the leading professional salon products company in the United States and internationally. In order to achieve this objective, the Company is pursuing a strategy of continued growth through acquisitions and internal business expansion. Key elements of this strategy include the following:

  Acquisition Strategy

     The Company seeks to acquire professional salon product businesses possessing complementary salon products with well-recognized brand names and strong distribution networks and to capitalize on the substantial fragmentation and growth potential existing in the professional salon products industry. The Company believes that there are many attractive acquisition candidates in the professional salon products industry, primarily as a result of the highly fragmented nature of the industry and the desire of owners for exit strategies. The Company maintains a disciplined approach to acquisitions and evaluates each potential acquisition based on the following acquisition goals:

     - Continue to Acquire Leading Brands. The Company plans to continue its strategy of acquiring leading brand names that complement its portfolio of brands and command strong customer loyalty. By following this strategy, the Company plans to solidify its position as a leading supplier of professional salon products and further enhance its relationships with distributors. Additionally, well-known and well-respected professional brands are able to command consistently higher prices than mass-marketed retail brands and lesser known or respected professional brands.

     - Diversify and Strengthen Product Offerings. The Company intends to acquire companies and product lines that diversify and strengthen its portfolio of salon products. In this regard, the Company seeks to acquire complementary products that will enable it to offer multiple brands in each salon product category and a broader range of products addressing the various niches within these categories. The Company believes that this approach will enable it to offer distributors and beauty supply outlets, which typically carry multiple brands in each category, a more complete "one-stop shop" for the majority of their salon products.

     - Strengthen Distribution Network. The Company intends to acquire companies and product lines that strengthen its relationships with domestic and international distributors. By acquiring companies with strong distribution, the Company will be in a position to increase sales by introducing its existing products into new distribution channels and newly acquired or developed products into existing distribution channels.

     - Continue to Pursue Acquisitions at Attractive Cash Flow Multiples. The Company plans to continue to pursue acquisition candidates at attractive cash flow multiples. To achieve this goal, the Company evaluates each acquisition candidate's historical operating results and future earnings potential, the size and anticipated growth of the market it serves, and its relative position in that market. The Company seeks to acquire companies and product lines at acquisition multiples of typically three to six times adjusted EBITDA.

  Internal Growth Strategy

     The Company intends to increase revenue and improve margins within its existing product lines. Elements of its internal growth strategy include the following:

     - Leverage Well-Established Distribution Channels. The Company intends to leverage its distribution channels by providing distributors with an increasingly comprehensive array of products. Through management's existing relationships and those of acquired companies, the Company has developed and integrated an increasingly extensive distribution network. The Company believes that offering a growing array of well-known brands in all salon product categories will further enhance its position as a key supplier to many of its customers.

     - Capitalize on Brand Name Recognition; Line Extensions. The Company believes the strong brand name recognition of its product lines lends itself to line extension. For example, ABBA, one of the top brands in the aromatherapy segment of the hair care category, recently introduced its Botanical High line of volume therapy hair care products. The Company believes that the loyalty of salons and salon professionals to strong brands generally makes them receptive to line extensions that capitalize on the credibility of those brands. Strong brand names also provide the Company the opportunity to cross-market established and developing brands and products.

     - Expand Distribution to Salon Chains. The Company is aggressively targeting sales directly to salon chains, which the Company believes are underserved by distributors and other salon product companies. The Company believes that its increasingly diverse product offerings will enable it to offer salon chains the benefits of one-stop shopping, centralized single-source ordering, tailored promotional programs, and dedicated customer service. The Company has formed a sales and marketing team focused exclusively on further penetrating this underserved segment of the salon product market.

     - Expand Distribution of Existing Products Internationally. The Company believes significant opportunities exist to increase sales and profits through the expansion of the international distribution of its products. Currently, the U.S. market for professional salon products represents approximately 50% of the worldwide market. In contrast, only approximately 15% of the Company's pro forma 1997 net sales was generated outside of the United States. In the past year, the Company has expanded its international distribution to 38 countries. The Company will continue to focus on introducing its products into its recently expanded international distribution channels, which provide access to most international beauty markets.

     - Enhance Operational Efficiencies of Acquired Businesses. To date, the Company has successfully integrated seven acquired businesses. Following each acquisition, the Company has enhanced operational efficiency by (i) eliminating duplicative administrative functions, thereby lowering overhead expenses, (ii) expanding distribution channels, and (iii) adding and disseminating further market and product knowledge throughout the Company's operations. The Company believes that the continued realization of operational efficiencies will enhance internal growth and profitability.

     - Capitalize on Lifestyle Trends. The Company intends to continue to capitalize on current lifestyle trends that are favorable to the professional salon industry. Growing consumer focus on healthy living and personal indulgences will continue to fuel expansion in the salon/spa industry, as the demand for services such as body treatments and massages increases. Additionally, the aging of the baby boomers (those born between 1945 and 1964) is expected to benefit the salon industry.

PRODUCTS

     The Company offers products in all salon product categories. The Company sells more than 550 professional salon hair care, natural nail care and nail enhancement products, skin and body care products, and salon accessories and sundries, representing approximately 1,500 stock keeping units ("SKUs"). The Company believes that the strength of its brand names is based on the reputation of its products for quality among salon professionals, the performance of its products, and its focused commitment to the needs of salon professionals and their clientele. The Company believes these brand names are widely recognized by salon product distributors and salon professionals and their clients as high-quality, effective products.

     The table below sets forth a description of the Company's principal products, the brand names under which the products are sold, and the Company's estimate of approximate percentage of such products sold for professional salon use and retailed to salon and customers.

                                                                                                      % RETAIL
                                                                                            % SALON   SALES BY
  PRODUCT CATEGORY            PRODUCT DESCRIPTION                   BRAND NAMES             USE(1)    SALONS(1)
  ----------------            -------------------                   -----------             -------   ---------
Hair Care               Shampoo, conditioner, and         ABBA, Body Drench, Gena              40%       60%
                        styling and finishing aids

Nail Care               Natural nail care products,       Alpha 9, Cosmic, European            70        30
                        acrylic and fiberglass nail       Touch, Gena, Kizmit, Omni, Pro
                        enhancement products, nail        Finish, Revivanail
                        treatments, nail polish,
                        light-bonded nail systems, and
                        manicure and pedicure solutions
                        and accessories

Skin and Body Care      Moisturizing lotion, indoor and   Body Drench, Clean + Easy,           35        65
                        outdoor tanning products,         Gena, One Touch, Suntopia
                        personal care products,
                        paraffin waxes, thermo-therapy
                        treatments, and hair removal
                        systems and depilatory products

Salon Appliances and    Hairdryers, curling irons,        European Touch, Maiko, SRC          100         0
  Sundries              salon footspas, salon pedicure
                        equipment, salon furniture, and
                        salonwear (capes/aprons)

---------------
(1) Company estimates

  Hair Care Products

     The Company offers a variety of hair care products at various price points under the ABBA, Body Drench, and Gena brands. The ABBA line, which is marketed under the ABBA Pure and Natural trademark, consists of highly concentrated, high-quality products. The ABBA line consists of 100% vegan, aromatherapy inspired, herbal hair care products, using botanical ingredients. The ABBA line includes shampoo, conditioner, gel, and hair spray made using a blend of herbal therapy botanicals, tri-molecular proteins, panthenol, and neutral henna designed to produce fuller, thicker, and shinier hair. The product line features a new addition, the Botanical High line of volume therapy hair products. ABBA products are used widely throughout the hair care industry and generate significant salon retail sales.

     Under the Gena brand name, the Company offers a line of tea-tree oil hair care products with anesthetic qualities designed to relieve dry, itching scalp. In addition, the Company markets hair care products as a part of its Body Drench line of personal care products, primarily to spas, resorts, and health and country clubs.

  Nail Care Products

     The Company believes that it has the most complete and diverse line of branded products in the nail care category for salon professionals. The Company's nail care product offerings consist of products designed to support the various salon services performed by nail technicians, including manicure, pedicure, acrylic and fiberglass nail enhancement, natural nail treatments, and nail polishes. Most nail care companies encourage distributors to purchase their entire product line in order to buy any of their nail care products. The Company, however, offers a number of top-selling products across all segments of the nail category, permitting its customers to select and purchase individual SKUs from among multiple brands, including Alpha 9, European Touch, Gena, Kizmit, Pro Finish, and Revivanail. The Company, for example, offers distributors and salon chains the ability to purchase the Company's Revivanail nail treatments and Alpha 9 acrylic nail enhancement products without having to purchase the full line of Revivanail or Alpha 9 products.

     The Company's Alpha 9, European Touch, Kizmit, and Omni acrylic professional nail enhancement products consist of complete lines of liquids, powders, tips, files, and other implements and treatments necessary for the professional nail technician to complete the acrylic nail enhancement process.

     The Gena line of natural nail care products features Warm-O-Lotion(TM), a collagen-enriched manicure lotion that is prominently featured in salons throughout the United States. The Gena line also includes professional pedicure products, such as Pedi Soft(R), a collagen-enriched conditioning lotion; Pedi Care(TM) dry skin lotion; and Pedi Soak(R) foot bath. The Gena product line also includes paraffin therapy products, such as Paraffin Springs Therapy Spa(TM), a paraffin bath for conditioning heat therapy treatments; the Healthy Hoof(TM) nail and skin treatment line to strengthen, moisturize, and condition nails and cuticles; and MRX(TM) antiseptics and lotions for use by salon professionals.

     The Company offers base coats, top coats, nail glues, and cuticle lotions under its European Touch and Pro Finish brands. The Pro Finish line of nail care products also features a light bonded nail system that seals the nail enhancement under UV lighting.

     The Company's European Touch brand features nail treatment products, such as Revivanail and Theracreme(R). The Company offers a three-step nail overlay system that offers simplicity, speed, and strength.

  Skin and Body Care

     The Company believes that it is the largest supplier of skin and body care and tanning products to the salon industry. The Company sells a broad range of professional skin and body care and tanning products, including moisturizers, lotions, depilatories, and hair removal products, under its Body Drench, Clean + Easy, One Touch, and Suntopia brands.

     Body Drench professional skin care products include moisturizing lotions and body baths supplemented with Vitamins A and E and botanical extracts for moisture retention and skin rejuvenation, alpha hydroxy acids for natural skin exfoliation, and Unitrienol T-27 for skin elasticity. Body Drench indoor tanning products, which utilize the Carboplex(TM) delivery system, replace moisture lost during tanning and promote faster, darker tanning results. The Company also offers outdoor tan care and sun protection products under the Body Drench name.

     The Suntopia line of exclusively distributed professional tanning products includes various tanning creams and lotions, enriched shower gels, a moisture replenishing lotion, and a tan enhancing product. Suntopia products, which are made using an exotic blend of botanicals and forested extracts, are designed to promote and maintain a long-lasting tan. The Suntopia line complements the Body Drench line by targeting a younger market.

     Clean + Easy and One Touch brands include patented professional hair removal products. The Clean + Easy brand serves the professional salon market with an extensive line of hair removal products and related sundries used by salon professionals. The Clean + Easy Roll-On Wax System is one of the Company's top selling hair removal products. The One Touch line serves the retail consumer in the personal care market. One Touch products include roll-on waxers, depilatories, and electrolysis products.

  Salon Appliances and Sundries

     The Company sells salon appliances and sundries, including hairstyling appliances, salonwear, and spa chairs. The SRC line of professional curling irons and blow dryers are recognized within the salon industry as the finest quality in salon appliances. The appliances are designed for high usage and durability and feature quick startup and recovery capabilities. All SRC professional curling irons are backed by the industry's only three-year warranty. The Company's Maiko(TM) salonwear line features capes and aprons for the stylist and the stylist's clientele.

     The Company also sells various salon equipment products, such as whirlpool footspas, salon chairs designed for clients and technicians, manicure and pedicure tables and footrests, and portable salon accessory carts. These products are sold under the European Touch name and are intended to capitalize on the growing trend among salons to offer services beyond the basic salon services.

PRODUCT DEVELOPMENT

     The Company seeks to leverage the significant brand-name recognition of its existing product lines by introducing new products and formulations under its core brand names. The Company believes that its diverse product offerings provide it with greater capacity and know-how to develop, test, and market new products in each of its product lines, including the expanded application of proprietary technologies. The Company contracts with third-party manufacturers to develop new formulations that meet the Company's specifications and quality standards. The Company has not incurred and does not expect to incur significant capital expenditures in connection with its product development efforts. The Company's management, working together with its sales and marketing and product development personnel, continuously monitor shifts in the salon industry to identify new product opportunities. Feedback from salon professionals and the Company's educators also play a significant role in product development. The Company believes the experience of its key managers, their relationships within the industry, and the Company's product line orientation enable it to quickly recognize and respond to salon innovations and industry trends.

MARKETING

     The Company sells its professional salon products and appliances primarily through professional salon industry distribution channels to salon product and tanning supply distributors, salon chains, and beauty supply outlets, and to a lesser extent, directly to spas, resorts, and health and country clubs throughout the United States and in Canada, Europe, Latin America, Australia, and Asia. The Company believes that its strategy of marketing its salon products exclusively for use in or resale by the salon industry complements the professional image of the Company's products and fosters a high degree of loyalty by distributors of professional salon products.

     The Company's sales and marketing efforts focus on educating salon professionals and salon product distributors regarding the high quality and performance benefits of the Company's products as well as the latest trends and developments in the salon industry. The Company's marketing program includes participation in salon industry trade shows, at which salon product manufacturers exhibit and sell their products to wholesale salon product distributors; several annual domestic and international salon professionals trade shows; and numerous professional salon distributor-sponsored shows, at which products, styles, and techniques are demonstrated to salon professionals. The Company's marketing program emphasizes customer education through regular in-the-field product demonstrations for salon professionals, usually in conjunction with the distributors' sales and marketing efforts. In addition, the Company's products are advertised in trade and distributor publications and promoted in national magazines, such as Glamour, Good Housekeeping, InStyle, McCall's, Mirabella, and Self. The Company also produces educational videos and literature for distribution to distributors and salon professionals.

SALES AND DISTRIBUTION

     The Company believes that it has strong relationships in each of the professional salon distribution channels, including exclusive and open channels. Products sold through exclusive channels are available to a limited number of distributors in each region, while those sold through open channels are available to all distributors. The ABBA line of hair care products is sold on an exclusive basis to approximately 45 salon product distributors and salon chains throughout the United States, Canada, and Australia through seven regional sales managers and a strong educational support team. The Company's nail care product lines are sold nationally and internationally to approximately 1,000 salon product distributors by an internal sales force of nine marketing representatives and approximately 75 independent manufacturers' representatives. This distribution base includes Sally, the largest wholesale supplier of professional supply products with more than 1,900 supply stores worldwide. Body Drench product lines are sold throughout the United States and in Canada, Europe, Latin America, and Australia. Body Drench products are sold to approximately 85 salon product distributors, 75 tanning supply distributors, and directly to more than 3,000 spas, resorts, and health and country clubs by a sales force of seven marketing representatives, telemarketers, and field sales personnel as well as by approximately 25 independent manufacturer representatives. SRC salon appliances and salonwear are sold nationally on an exclusive basis to more than 50 salon product distributors, 14 beauty schools, and six salon chains by a sales force of two employees and approximately 30 manufacturer representatives. Clean + Easy products are sold to approximately 1,000 customers through a sales manager and approximately 25 manufacturer representatives. One Touch products are sold to approximately 400 customers by two sales managers and approximately 25 manufacturer representatives. Together, Clean + Easy and One Touch products are sold internationally to approximately 100 customers by a director of international sales. The Company's European Touch II pedicure spa products are sold to approximately 700 salon product distributors and three salon chains through an internal sales force of six marketing representatives. See "Risk Factors -- Dependence on Major Customers."

PRODUCTION

     The Company has developed relationships with third parties to manufacture most of its products. Certain of the Company's hair removal appliances are manufactured by two manufacturers in China. Although the Company generally does not have long-term contracts with its manufacturers, the Company owns most of the formulations, tools, and molds utilized in the manufacturing processes of its products and believes it could substitute other manufacturers if necessary. See "Risk Factors -- Dependence on Third Parties for Manufacturing" and "Risk Factors -- Risk of International Operations."

     The principal production operations of the Company are limited primarily to solvents and waxes for the Company's Gena line of nail care and pedicure products and certain wax products for the Company's Clean + Easy and One Touch product lines. The Company produces solvents and waxes for its Gena line at its 30,000 square foot facility in Duncanville, Texas, near Dallas. The production area in the Duncanville facility consists of approximately 6,000 square feet of space and includes formula compounding areas, multiple manual and fully automated liquid filling lines, and packaging facilities. The compounding or mixing department utilizes a combination of manual and fully automated batch processing systems. The Company maintains an inventory of raw materials and packaging materials as well as certain finished goods in its on-site warehouses that comprise a total of approximately 20,000 square feet.

     The Company produces certain of its Clean + Easy and One Touch depilatory products at its 32,000 square foot facility in Fair Lawn, New Jersey. The 8,600 square foot manufacturing area in the Company's Fair Lawn facility is devoted to the production of wax and the packaging of a variety of hair removal appliances for domestic and export markets. The wax production area consists of automatic and manual batching and filling operations. Raw materials and work-in-process inventories are maintained in a 10,000 square foot warehouse, while finished goods are maintained in the 5,000 square foot shipping and receiving area.

     The Company assembles and upholsters its European Touch II salon furniture and appliances in its 15,000 square foot manufacturing and warehousing facility in Butler, Wisconsin.

     Raw materials used to produce the Company's professional salon products (other than salon appliances and sundries) include water, alcohol, mineral and natural oils, fragrances, other chemicals, and a wide variety of packaging materials and compounds including containers, such as cardboard boxes and plastic containers, container caps, tops, valves and labels, all of which it purchases from outside sources. The principal raw materials and packaging components for the Company's products are available from numerous domestic and international suppliers. Although the Company itself does not purchase the raw materials used to manufacture the majority of its products, it is potentially subject to variations in the prices it pays its third-party manufacturers for products depending on their costs for raw materials. While the industry from time to time has experienced raw material cost increases, the Company believes it will be able to purchase its requirements at competitive prices. To date, increases in raw material costs have not had a material effect on the Company's operating results.

     The Company continually monitors the quality of its products. The Company also carries product liability insurance at levels it believes to be adequate.

COMPETITION

     The Company's products compete directly against professional salon and other similar products sold through distributors of professional salon products and professional salons. The Company competes on the basis of product recognition, quality, performance, distribution, and price. The Company's principal competitors in the professional salon hair care products market include Nexxus Products Co., Paul Mitchell Systems, Matrix, and Redken. The Company's competitors in the professional salon nail care market include Creative Nail Design, Inc., OPI Products Inc., Star Nail Products, Inc., and Backscratchers, Inc. The Company's largest competitors in the professional salon skin and body care products market include California Suncare, Inc., Supre Inc., Swedish Beauty Manufacturing, Inc., Australian Gold, Inc., American International, Inc., and Divi International. The Company's largest competitors in the professional salon appliances and sundries market are Helen of Troy Limited, Belson Products (a division of Windmere Corporation), Conair Corporation, Cricket Brush Company (a division of West Coast Beauty Supply Co.), Andre (a division of Fromm International, Inc.), and Betty Dain Creations, Inc. In addition, the Company's professional salon products compete indirectly against hair care, nail care, and skin and body care products as well as salon appliances and sundries sold through a variety of non-salon retail channels, including department stores, mall-based specialty stores and, to a lesser extent, mass merchants, drugstores, supermarkets, telemarketing programs, television "infomercials," and catalogs. See "Risk Factors -- Competition."

INTELLECTUAL PROPERTY

     The Company has registered, or has pending registration applications for its principal trademarks and trade names in the United States and in foreign countries. Principal trademarks and trade names of the Company include ABBA Pure and Natural Hair Care, Alpha 9, Body Drench, Clean + Easy, Cosmic, European Touch, Gena, Kizmit, Omni P.O. Professionals Only, One Touch, Pro Finish, Revivanail, SRC, and Suntopia. The Company believes its position in the marketplace depends to a significant extent upon the goodwill engendered by its trademarks and trade names and, therefore, considers trademark protection to be important to its business. The Company will seek to register significant trademarks and trade names in other foreign countries as it enters these markets.

     While the Company currently holds certain patents, the Company does not consider any single patent to be material to the conduct of its business. The Company relies primarily on trade secret protection for its proprietary information. See "Risk Factors -- Intellectual Property."

GOVERNMENT REGULATION

     Certain of the Company's advertising and product labeling practices are subject to regulation by the FTC, and certain of its professional salon product production practices are subject to regulation by the FDA as well as by various other federal, state, and local regulatory authorities. Compliance with federal, state, and local laws and regulations has not had a material adverse effect on the Company to date. Nonetheless, federal, state, and local regulations in the United States that are designed to protect consumers have had, and can be expected to have, an increasing influence on product claims, production methods, product content, labeling, and packaging. In addition, any expansion by the Company of its operations to produce professional salon products that include over-the-counter drug ingredients (such as certain sun screen ingredients) would result in the Company becoming subject to additional FDA regulations as well as a higher degree of inspection and greater burden of regulatory compliance than currently exist.

     The operations of the Company subject it to federal, state, and local governmental regulations related to the use, storage, discharge, and disposal of hazardous chemicals. The failure by the Company to comply with current or future environmental regulations could result in the imposition of fines on the Company, suspension of production, or a cessation of operations. Compliance with such regulations could require the Company to acquire costly equipment or to incur other significant expenses. Any failure by the Company to control the use, or adequately restrict the discharge, of hazardous substances could subject it to future liabilities. The Company believes that it is in substantial compliance with applicable federal, state, and local rules and regulations governing the discharge of hazardous materials into the environment. There are no significant capital expenditures for environmental control matters anticipated in the current year or expected in the near future. See "Risk Factors -- Regulation and Potential Claims."

EMPLOYEES

     At March 31, 1998, STC employed 195 persons, consisting of 79 administrative employees, 89 warehouse and production employees, and 27 sales and marketing employees. None of the Company's employees are covered by collective bargaining agreements with the Company, and the Company believes that its relations with its employees are good.

PROPERTIES

     The Company owns an administrative, production, and warehousing facility in Duncanville, Texas, near Dallas. The 20,000 square foot facility includes an approximately 4,000 square foot administrative area, a 6,000 square foot production area, and a 10,000 square foot warehousing area. The Company believes the facility is well maintained and adequate for its needs. The Company also leases additional warehouse space in Duncanville, Texas; production, administrative, and warehouse space in Fair Lawn, New Jersey, Butler, Wisconsin, and the United Kingdom; administrative space in Scottsdale, Arizona, Lebanon, Tennessee, and Costa Mesa, California; as well as the Company's principal executive offices in Phoenix, Arizona.

LITIGATION

     The Company is, and may in the future be, party to litigation arising in the ordinary course of its business. The Company does not consider any current claims to be material to its business, financial condition, or operating results. There can be no assurance that the Company's insurance coverage will be adequate to cover all liabilities occurring out of any claims that may be instituted in the future or that any future claims that are not covered by insurance will not have an adverse effect on the Company's business, financial condition, or operating results.

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS, AND KEY EMPLOYEES

     The following table sets forth certain information regarding the directors, executive officers, and key employees of the Company.

                   NAME                       AGE                    POSITION
                   ----                       ---                    --------
Sam L. Leopold............................    44     Chairman of the Board, President, and
                                                       Chief Executive Officer
Richard R. Ross...........................    31     Executive Vice President, Chief
                                                     Financial Officer, Treasurer, Secretary,
                                                       and Director
Michael L. Kaplan.........................    29     Executive Vice President and General
                                                       Counsel
James V. Henrietta........................    53     Executive Vice President -- Sales and
                                                       Marketing
Karen L. Terwilleger......................    49     Director of Operations
J. Timothy Montrose.......................    32     Corporate Controller
James A. Brooks...........................    68     Director
Peter W. Burg.............................    43     Director
Michael H. Feinstein......................    62     Director
Sylvan Schefler...........................    60     Director

     SAM L. LEOPOLD, a founder of the Company, has served as its Chairman of the Board and Chief Executive Officer of the Company since the Company's incorporation in June 1995 and as President of the Company since February 1998. Mr. Leopold owns and previously served as President and Chairman of Beauty Boutique International, which was founded in 1990 and operates three retail salons in Arizona. Mr. Leopold is not involved with the day-to-day operations of Beauty Boutique International, although Beauty Boutique International purchases products from the Company in the ordinary course of business. From 1986 to 1991, Mr. Leopold served as Executive Vice President of Consumer Beauty Supply, Inc. (dba Beauty Express), a mall-based retail chain of beauty salons. During that time, Mr. Leopold was responsible for day-to-day operations and oversaw the growth and development of Beauty Express from less than 20 retail salons to more than 50 retail salons. From 1989 to 1991, Mr. Leopold served as President of Avanti International, Inc. developing a line of hair care products.

     RICHARD R. ROSS has served as Chief Financial Officer, Treasurer, and Secretary of the Company since April 1997 and as Executive Vice President and a director of the Company since May 1998. Mr. Ross served in the audit and business advisory group of Arthur Andersen LLP from June 1989 to April 1997, most recently in the position of Manager. In his capacity at Arthur Andersen LLP, Mr. Ross worked with the Company from its inception in June 1995, as well as with other acquisition-oriented public companies, until joining the Company in April 1997. Mr. Ross is a certified public accountant.

     MICHAEL L. KAPLAN has served as Executive Vice President and General Counsel of the Company since July 1998. Mr. Kaplan was an attorney with the Phoenix-based law firm of O'Conner, Cavanagh, Anderson, Killingsworth & Beshears, P.A. from September 1995 to June 1998, where he specialized in mergers, acquisitions, and corporate finance and represented acquisition-oriented public companies, including the Company. Mr. Kaplan also was an attorney with Fennemore Craig, P.C. from September 1993 to August 1995.

     JAMES V. HENRIETTA has served as Executive Vice President -- Sales and Marketing of the Company since February 1998. From January 1996 to February 1998, Mr. Henrietta served as a Regional Director for Zotos International ("Zotos"), a hair care company in the professional salon products industry. Mr. Henrietta served as a Regional Director for Helene Curtis from May 1994 until its sale to Zotos in January 1996. From 1991 to 1994, Mr. Henrietta founded and served as President of JVH, an investment/consulting business. From 1980 to 1991, Mr. Henrietta served as President of the Paris Ace Beauty Supply Company. During that time, Mr. Henrietta facilitated the company's sales growth from $5 million in annual revenues to over $21 million by opening or acquiring over 43 beauty supply stores.

     KAREN L. TERWILLEGER has served as Director of Operations of the Company since November 1997. Ms. Terwilleger served as Manager of Non-Inventory Procurement and Manager of Contract Manufacturing Operations at The Dial Corporation from September 1995 to February 1997. Ms. Terwilleger served as Manager of Purchasing, Contract Manufacturing, and Packaging Development at Benckiser Consumer Products, Inc. from June 1988 to September 1995. Ms. Terwilleger served as Senior Purchasing Manager for Playtex, Inc. from 1987 to 1988; as Director of Manufacturing for Columbia Products, Inc. from 1985 to 1987; and as Assistant Plant Manager for Oral-B Laboratories, Inc. from 1984 to 1985. Ms. Terwilleger served in various capacities for Bristol-Myers, Co. and its Clairol, Inc. subsidiary from 1978 to 1984.

     J. TIMOTHY MONTROSE has served as Corporate Controller of the Company since May 1997 and has been employed by the Company since December 1996. From November 1995 to December 1996, Mr. Montrose served as the Accounting Manager for Cellular World Corporation, a retail chain of wireless communication products stores. From April 1993 to November 1995, Mr. Montrose served as Senior Accountant with the Dallas Stars Hockey Club of the National Hockey League and was actively involved in the club's transition from Minneapolis to Dallas.

     JAMES A. BROOKS has served as a director of the Company since September 1996. Mr. Brooks has been President of Signe Inc., a management consulting firm for major consumer product companies and a variety of salon industry companies, since founding the company in December 1984. Mr. Brooks served as Senior Vice President of Sales and Marketing of Lamaur, Inc. from 1983 to 1984, at that time a publicly traded company listed on the New York Stock Exchange and a leading domestic producer and marketer of a broad range of hair care products. Mr. Brooks served as Senior Vice President of Sales and Marketing of Redken Laboratories, Inc. from 1977 to 1983.

     PETER W. BURG has served as a director of the Company since February 1997. Mr. Burg has been a director and shareholder in the law firm of Burg & Eldrege, P.C. (and its predecessor Burg & Aspinwall, P.C.) since October 1984.

     MICHAEL H. FEINSTEIN has served as a director of the Company since June 1997. Mr. Feinstein has served as a consultant to Samoth Capital Corporation, a publicly owned real estate company, since April 1998. Mr. Feinstein served as Senior Vice President and Chief Financial Officer of Monaco Finance, Inc., a publicly held specialty finance company, from July 1995 to April 1998. From September 1993 to June 1995, Mr. Feinstein served initially as Executive Vice President and subsequently as acting President and Chief Executive Officer of American Southwest Financial Corporation, which engaged in the securitization and administration of mortgage-backed bonds and certificates. From January 1983 through September 1993, Mr. Feinstein served in various senior management positions, including, at different times, Chief Financial Officer, Treasurer, Chief Operating Officer, and Executive and Senior Vice President of Asset Investors Corporation, a New York Stock Exchange-listed REIT, and MDC Holdings Inc., a New York Stock Exchange-listed national homebuilder. Prior to 1983, Mr. Feinstein was a partner in the public accounting firm now known as Deloitte & Touche.

     SYLVAN SCHEFLER has served as a director of the Company since November 1996. Mr. Schefler has been Chairman of Maxima Group, LLC, a merchant banking firm, since September 1997, and a partner of Crystal Asset Management Group, Ltd., a merchant banking firm, since 1990. Mr. Schefler served as Vice Chairman of Prime Charter Ltd., an investment banking firm and one of the representatives of the underwriters of the Company's initial public offering, from 1995 to April 1997. Mr. Schefler served as Chairman of the Investment Banking Division and as a member of the Executive Committee of Prime Charter Ltd. from September 1994 to April 1997. Previously, Mr. Schefler was Chief Executive Officer of Hampshire Securities Corporation, an investment banking firm, from 1990 to 1992. Mr. Schefler previously served in various capacities with Drexel Burnham Lambert Incorporated for over 30 years, including as a member of its Executive Committee and Board of Directors. Mr. Schefler has served as a director of GSE Systems, Inc., a supplier of software systems for manufacturing industries, since August 1995.

     The Company has agreed that, for a period of three years from its initial public offering in November 1996, the representatives of the underwriters of the Company's initial public offering (the "Representatives") will have the right to send a representative to observe each meeting of the Company's Board of Directors, or in lieu of such observer, the Representatives may elect to require the Company to use its best efforts to elect Sylvan Schefler, formerly Vice Chairman of Prime Charter Ltd., or another mutually acceptable designee, to the Company's Board of Directors for such three-year period. Mr. Schefler serves as a member of the Company's Board of Directors.

     Directors hold office until their successors have been elected and qualified. Officers serve at the pleasure of the Board of Directors. There are no family relationships among any of the directors or officers of the Company.

                              CERTAIN INDEBTEDNESS

NEW CREDIT FACILITY

     In connection with the Initial Offering, the Company repaid all amounts outstanding under its previous credit facility, and that credit facility was terminated. The Company entered into a $50.0 million New Credit Facility with NationsBank, N.A., and BankBoston, N.A., as agents. The New Credit Facility consists of a revolving credit facility in a principal amount of $25.0 million and an acquisition facility in a principal amount of $25.0 million. The revolving credit facility will include a sub-limit of up to $7.5 million for letters of credit. As of August 4, 1998, the Company has borrowed approximately $25.0 million under the acquisition facility. The following is a summary description of the principal terms of the New Credit Facility and is subject to, and qualified in its entirety by, reference to the definitive agreement.

     All obligations of the Company will be unconditionally and irrevocably guaranteed jointly and severally by each of the Company's domestic subsidiaries. Indebtedness under the New Credit Facility will be secured by a first priority security interest in (i) all of the capital stock of each of the Company's domestic subsidiaries, (ii) 65% of the capital stock of each foreign subsidiary, and (iii) all domestic assets of the Company and its subsidiaries.

     The proceeds of the New Credit Facility will be available for working capital, capital expenditures, acquisitions, and general corporate purposes of the Company and its subsidiaries. Loans under the acquisition facility will be available in multiple draws from the closing through December 31, 1999 only for the purpose of making permitted acquisitions.

     Interest Rates. The New Credit Facility will bear interest at rates per annum equal to, at the option of the Company, either (i) the LIBOR interbank rate plus the applicable margin or (ii) the base rate plus the applicable margin.

     Maturity.  The New Credit Facility will mature on June 30, 2003.

     Mandatory Repayments. Mandatory repayments must be made from the net proceeds of an issuance or incurrence of certain indebtedness, the net proceeds from the sale of equity, and from the proceeds of certain sales or dispositions of certain assets.

     Optional Prepayments. Loans may be prepaid and commitments may be reduced at the Company's option in minimum amounts to be agreed upon.

     Covenants. The New Credit Facility contains certain covenants applicable to, and other requirements of, the Company and its subsidiaries. The covenants include, among other things, delivery of financial statements and other reports; notices of default, material litigation, and material governmental, and environmental proceedings; payment of taxes; maintenance of insurance; limitation on liens; limitations on mergers, consolidations, and sales of assets; limitations on incurrence of debt; limitations on dividends and stock redemptions and the redemption and/or prepayment of other debt; limitations on investments; limitation on transactions with affiliates; and limitation on capital expenditures and acquisitions. The New Credit Facility requires the Company to meet certain financial covenants, including minimum fixed charge coverage and maximum leverage ratios.

     Events of Default. The New Credit Facility specifies certain customary events of default, including nonpayment of principal; interest, fees, or other amounts; violation of covenants; inaccuracy of representations and warranties; cross-default to other material agreements and indebtedness; bankruptcy; material judgments; ERISA violations; actual or asserted invalidity by the borrower or any of the borrower's subsidiaries of any loan documents or security interests; or changes in control.

                       DESCRIPTION OF THE EXCHANGE NOTES

GENERAL

     The Outstanding Notes were, and the Exchange Notes will be, issued pursuant to an Indenture dated as of June 23, 1998 (the "Indenture") between the Company, the Guarantors, and State Street Bank and Trust Company of California, N.A., as trustee (the "Trustee"). The terms of the Exchange Notes are identical in all material respects to the Outstanding Notes, except that the Exchange Notes have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer.

     The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of the material provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. Copies of the Indenture and Registration Rights Agreement are available as set forth below under "-- Additional Information." The definitions of certain terms used in the following summary are set forth below under "-- Certain Definitions." For purposes of this summary, the term "Company" refers only to Styling Technology Corporation, a Delaware corporation, and not to any of its Subsidiaries.

     The Exchange Notes will be general unsecured obligations of the Company and will be subordinated in right of payment to all current and future Senior Debt. As of March 31, 1998, on a pro forma basis, the Company would have had no Senior Debt outstanding. Any borrowings under the New Credit Facility will be Senior Debt. The Indenture will permit the incurrence of additional Senior Debt in the future.

     As of the date of the Indenture, all of the Company's Subsidiaries will be Restricted Subsidiaries. However, under certain circumstances, the Company will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Indenture.

PRINCIPAL, MATURITY, AND INTEREST

     The Exchange Notes will be limited in aggregate principal amount to $100.0 million and will mature on July 1, 2008. Interest on the Exchange Notes will accrue at the rate of 10 7/8% per annum and will be payable semi-annually in arrears on January 1 and July 1, commencing on January 1, 1999, to Holders of record of Exchange Notes on the immediately preceding December 15 and June 15, respectively. The Indenture provides for the issuance of up to an additional $25.0 million aggregate principal amount of additional notes having identical terms and conditions as the Notes (the "Additional Notes"), subject to compliance with the covenants contained in the Indenture. As of the date of this Prospectus, however, the Company does not anticipate issuing Additional Notes. For purposes of this "Description of the Exchange Notes," any reference to the Notes does not include any Additional Notes.

     Interest on the Exchange Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium, if any, and interest on the Exchange Notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest may be made by check mailed to the Holders of the Exchange Notes at their respective addresses set forth in the register of Holders of Exchange Notes; provided that all payments of principal, premium, or interest with respect to Exchange Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose. The Exchange Notes will be issued in denominations of $1,000 and integral multiples thereof.

SUBORDINATION

     The payment of principal of, premium, if any, and interest on the Exchange Notes will be subordinated in right of payment, as set forth in the Indenture, to the prior payment in full of all Senior Debt, whether outstanding on the date of the Indenture or thereafter incurred, and senior or pari passu in right of payment, as set forth in the Indenture, to the prior payment in full of all subordinated Debt of the Company, whether outstanding on the date of the Indenture or thereafter incurred.

     Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership, or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors, or any marshalling of the Company's assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before the Holders of Exchange Notes will be entitled to receive any payment with respect to the Exchange Notes, and until all Obligations with respect to Senior Debt are paid in full, any distribution to which the Holders of Exchange Notes would be entitled shall be made to the holders of Senior Debt (except that Holders of Exchange Notes may receive and retain Permitted Junior Securities and payments made from the trust described under "-- Legal Defeasance and Covenant Defeasance").

     The Company also may not make any payment upon or in respect of the Exchange Notes (except in Permitted Junior Securities or from the trust described under "-- Legal Defeasance and Covenant Defeasance") if (i) a default in the payment of the principal of, premium, if any, or interest on Designated Senior Debt occurs and is continuing beyond any applicable period of grace or
(ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Debt. Payments on the Exchange Notes may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated and not repaid. No new period of payment blockage may be commenced unless and until (i) 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal, premium, if any, and interest on the Exchange Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

     The Indenture will further require that the Company promptly notify holders of Senior Debt if payment of the Notes is accelerated because of an Event of Default.

     As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders of Exchange Notes may recover less ratably than creditors of the Company that are holders of Senior Debt. On a pro forma basis at March 31, 1998, after giving effect to the Offering and the application of the proceeds therefrom, the Company would have had no Senior Debt outstanding. Any borrowings under $50.0 million New Credit Facility will be Senior Debt. The Indenture will limit, subject to certain financial tests, the amount of additional Debt, including Senior Debt, that the Company and its Subsidiaries can incur. See "-- Certain Covenants -- Incurrence of Debt and Issuance of Preferred Stock."

SUBSIDIARY GUARANTEES

     The Company's payment obligations under the Exchange Notes will be jointly and severally guaranteed (the "Subsidiary Guarantees") by the Guarantors. The Subsidiary Guarantees will be unsecured. The Subsidiary Guarantee of each Guarantor will be subordinated to the prior payment in full of all Senior Debt of such Guarantor, and the amounts for which the Guarantors will be liable under the guarantees issued from time to time with respect to Senior Debt. The obligations of each Guarantor under its Subsidiary Guarantee will be limited so as not to constitute a fraudulent conveyance under applicable law. However, see "Risk Factors -- Fraudulent Conveyance."

     The Indenture provides that no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person whether or not affiliated with such Guarantor unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture, and the Registration Rights Agreement; and (ii) immediately after giving effect to such transaction, no Default or Event of Default exists.

     The Indenture provides that in the event of a sale or other disposition of all of the assets of any Guarantor to a third party or an Unrestricted Subsidiary, by way of merger, consolidation, or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor or the designation of such Guarantor as an Unrestricted Subsidiary, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation, or otherwise, of all of the capital stock of such Guarantor, or in the event of such designation) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See "-- Repurchase at Option of Holders -- Asset Sales."

OPTIONAL REDEMPTION

     The Notes will not be redeemable at the Company's option prior to July 1, 2003. Thereafter, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the 12-month period beginning on July 1 of the years indicated below:

                           YEAR                             PERCENTAGE
                           ----                             ----------
2003......................................................   105.4375%
2004......................................................   103.6250%
2005......................................................   101.8125%
2006 and thereafter.......................................   100.0000%

SELECTION AND NOTICE

     If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. An Exchange
Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

MANDATORY REDEMPTION

     The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

REPURCHASE AT THE OPTION OF HOLDERS

  Change of Control

     Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

     On the Change of Control Payment Date, the Company will, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered, and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder an Exchange Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such Exchange Note will be in a principal amount of $1,000 or an integral multiple thereof. The Indenture will provide that, prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, the Company either will repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this covenant. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization, or similar transaction.

     The New Credit Facility is expected to provide that certain change of control events with respect to the Company would constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Debt to which the Company or any of its Subsidiaries becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Notes. In such case, the Company's failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the New Credit Facility. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of Notes.

     The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times, and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance, or other disposition of "all or substantially all" of the assets of the Company and its Restricted Subsidiaries, taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance, or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

  Asset Sales

     The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 80% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any securities, notes, or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) shall be deemed to be cash or Cash Equivalents for purposes of this provision.

     On or prior to the 365th day following the receipt of any Net Proceeds from an Asset Sale, the Company (or such Restricted Subsidiary, as the case may be) may, subject to the provisions of the Indenture described under "-- Certain Covenants -- Restricted Payments," apply such Net Proceeds, at its option, (a) to permanently repay and reduce the amounts permitted to be borrowed by the Company or such Restricted Subsidiary under the terms of any of its Senior Debt, or (b) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business (provided that such Person concurrently becomes a Restricted Subsidiary of the Company), or (c) to acquire other long-term assets that are used or useful in a Permitted Business. Pending the final application of any such Net Proceeds, the Company (or such Restricted Subsidiary, as the case may be) may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds". When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company will be required to make an offer to all Holders of Notes and all holders of other Debt that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") to repurchase the maximum principal amount of Notes and such other pari passu Debt that may be purchased out of the aggregate amount of Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of repurchase, in accordance with the procedures set forth in the Indenture and such other pari passu Debt. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company (or such Restricted Subsidiary, as the case may be) may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and such other pari passu Debt tendered into such Asset Sale Offer surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Debt to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

     The Company or any of its Restricted Subsidiaries may engage in transactions in which assets are transferred in exchange for one or more assets that are of a type customarily used in a Permitted Business; provided that if the fair market value of the assets to be transferred by the Company or such Restricted Subsidiary, plus the fair market value of any other consideration paid or credited by the Company or such

Restricted Subsidiary exceeds $1.0 million, such transaction shall require approval of the Board of Directors of the Company; provided that no such transaction shall be permitted if the Consolidated Coverage Ratio of the Company would be reduced after giving effect to such transaction; and provided, further, that the transferee of such assets shall initially be designated as a Restricted Subsidiary if such Person becomes a Subsidiary by virtue of such Asset Sale. In addition, each such transaction shall be valued at an amount equal to all consideration received by the Company or such Restricted Subsidiary in such transaction, other than such assets received pursuant to such exchange ("Other Consideration"), for purposes of determining whether an Asset Sale has occurred. If the Other Consideration is of an amount and character such that such transaction constitutes an Asset Sale, then the first two paragraphs of this "Asset Sales" covenant shall be applicable to any proceeds of such Other Consideration.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable to the repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue thereof.

CERTAIN COVENANTS

  Restricted Payments

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary of the Company); (ii) purchase, redeem, or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company; (iii) make any payment on or with respect to, or purchase, redeem, defease, or otherwise acquire or retire for value any Debt that is pari passu with or subordinated to the Notes (other than Notes), except a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

          (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Debt pursuant to the Consolidated Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "-- Incurrence of Debt and Issuance of Preferred Stock"; and

          (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (ii), (iii), and (iv) of the next succeeding paragraph), is less than the sum, without duplication, of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus
     (ii) 100% of the aggregate net cash proceeds received by the Company since the date of the Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company), plus (iii) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment plus, (iv) in the event an Unrestricted Subsidiary is redesignated as a Restricted Subsidiary, an amount equal to the lesser of (A) the net book value of Investments made in such Unrestricted Subsidiary at the time of such designation and (B) the fair market value of Investments made in such Unrestricted Subsidiary at the time of such designation.

     So long as no Default has occurred and is continuing or would be caused thereby, the foregoing provisions will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (ii) the redemption, repurchase, retirement, defeasance, or other acquisition of any pari passu or subordinated Debt or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance, or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (iii) the defeasance, redemption, repurchase, or other acquisition of pari passu or subordinated Debt with the net cash proceeds from an incurrence of Permitted Refinancing Debt; and
(iv) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis.

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee, if such fair market value exceeds $1.0 million and in addition, by a majority of the independent directors of the Board of Directors if such fair market value exceeds $5.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

     The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. In the event of any such designation, all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be a Restricted Payment made as of the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if such redesignation would not cause a Default.

  Incurrence of Debt and Issuance of Preferred Stock

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee, or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Debt (including Acquired Debt) and that the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company and the Restricted Subsidiaries may incur Debt (including Acquired Debt), the Company may issue shares of Disqualified Stock and the Restricted Subsidiaries may issue shares of Preferred Stock if the Consolidated Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Debt is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least (a) 2.0 to 1.0, if such incurrence or issuance is on or prior to July 1, 2001, and (b) 2.25 to 1.0, if such incurrence or issuance is after July 1, 2001, in each case determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Debt had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, at the beginning of such four-quarter period.

     The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following items of Debt (collectively, "Permitted Debt") so long as no Default shall have occurred and be continuing or would be caused thereby:

          (i) the incurrence by the Company or the Guarantors of Debt under Credit Facilities; provided that the aggregate principal amount of all term Debt of the Company and its Restricted Subsidiaries outstanding under all Credit Facilities after giving effect to such incurrence does not exceed an amount equal to $50.0 million less the aggregate amount of all Net Proceeds of Asset Sales that have been applied by the Company or any of its Restricted Subsidiaries since the date of the Indenture to permanently repay and reduce the commitments with respect to Debt under a Credit Facility pursuant to the covenant described above under the caption
     "-- Asset Sales"; and provided, further, that the Company will not permit any Restricted Subsidiary that has incurred Debt under this clause (i) to be released or relieved of any obligations under its Subsidiary Guarantee so long as any such Debt remains outstanding;

          (ii) the incurrence by the Company and its Restricted Subsidiaries of the Existing Debt;

          (iii) the incurrence by the Company of Debt represented by the Notes and the Exchange Notes (in each case, other than Additional Notes) and the incurrence by the Guarantors of Debt represented by the Subsidiary Guarantees;

          (iv) the incurrence by the Company or any of its Restricted Subsidiaries of Debt represented by Capital Lease Obligations, mortgage financings, or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant, or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed $5.0 million at any time outstanding;

          (v) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Debt in exchange for, or the net proceeds of which are used to refund, refinance, or replace Debt (other than intercompany Debt) that was permitted by the Indenture to be incurred under the first paragraph hereof or clauses (ii) or (iii) or this clause
     (v) of this paragraph;

          (vi) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Debt between or among the Company and any of its Wholly Owned Restricted Subsidiaries; provided, however, that (i) if the Company is the obligor on such Debt, such Debt is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Debt being held by a Person other than the Company or a Restricted Subsidiary thereof and (B) any sale or other transfer of any such Debt to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Debt by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);

          (vii) Hedging Obligations consisting of Interest Rate Agreements entered into in the ordinary course of business and not for the purpose of speculation; provided, however, that such Interest Rate Agreements do not increase the Debt of the Company outstanding at any time other than as a result of fluctuations in interest rates or by reason of fees, indemnities, and compensation payable thereunder;

          (viii) Debt of the Company or any Restricted Subsidiary arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or its Restricted

     Subsidiaries pursuant to such agreements, in any case incurred in connection with the disposition of any business, assets, or Restricted Subsidiary of the Company to the extent none of the foregoing results in an obligation to repay an obligation for money borrowed by any Person and are limited in aggregate amount to no greater than 10% of the fair market value of such business, assets, or Restricted Subsidiary so disposed of;

          (ix) the guarantee by the Company or any of the Guarantors of Debt of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant; and

          (x) the incurrence by the Company or any of its Restricted Subsidiaries of additional Debt in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, together with all other Debt of the Company and its Restricted Subsidiaries outstanding at such time (other than Debt permitted by the first paragraph hereof or by clauses (i) through (ix) above) does not to exceed $10.0 million.

     For purposes of determining compliance with this covenant, in the event that an item of proposed Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (x) above as of the date of incurrence thereof, or is entitled to be incurred pursuant to the first paragraph of this covenant as of the date of incurrence thereof, the Company shall, in its sole discretion, classify such item of Debt on the date of its incurrence in any manner that complies with this covenant. Accrual of interest, accretion, or amortization of original issue discount will not be deemed to be an incurrence of Debt for purposes of this covenant.

  Liens

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, or suffer to exist any Lien of any kind securing Debt, Attributable Debt, or trade payables on any asset now owned or hereafter acquired or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens, unless all payments due under the Indenture and the Notes are secured on an equal and ratable basis with the Debt so secured until such time as such is no longer secured by a Lien; provided that if such Debt is by its terms expressly subordinated to the Notes or any Subsidiary Guarantee, the Lien securing such Debt shall be subordinate and junior to the Lien securing the Notes and the Subsidiary Guarantees with the same relative priority as such subordinate or junior Debt shall have with respect to the Notes and the Subsidiary Guarantees.

  Dividend and Other Payment Restrictions Affecting Subsidiaries

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries, or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries. However, the foregoing restrictions will not apply to encumbrances or restrictions existing under or by reason of (a) Existing Debt as in effect on the date of the Indenture, (b) the New Credit Facility as originally executed by the Company and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the New Credit Facility as originally executed by the Company, (c) the Indenture and the Notes, (d) applicable law, (e) customary non-assignment provisions in licensing agreements or leases entered into in the ordinary course of business and consistent with past practices, (f) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause

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

(iii) above on the property so acquired, (g) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition, (h) Permitted Refinancing Debt, provided that the restrictions contained in the agreements governing such Permitted Refinancing Debt are no more restrictive, taken as a whole, than those contained in the agreements governing the Debt being refinanced, (i) Liens securing Debt otherwise permitted to be incurred pursuant to the provisions of the covenant described above under the caption "-- Liens" that limit the right of the Company or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien, (j) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business,
(k) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business, (l) restrictions existing by reason of or under Debt existing on the date of the Indenture, and (m) any customary restrictions existing under any agreement entered into with respect to the sale or disposition of all or substantially all the Equity Interests or assets of a Restricted Subsidiary, provided that the disposition or sale is governed by the restrictions described under "Repurchase at the Option of Holders."

  Merger, Consolidation, or Sale of Assets

     The Indenture provides that the Company may not, directly or indirectly, consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, convey, or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person unless (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance, or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Registration Rights Agreement, the Notes, and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance, or other disposition shall have been made will, immediately after such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Debt pursuant to the Consolidated Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Incurrence of Debt and Issuance of Preferred Stock." The Indenture also provides that the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. The provisions of this covenant will not be applicable to a sale, assignment, transfer, conveyance, or other disposition of assets between or among the Company and its Wholly Owned Restricted Subsidiaries.

  Transactions with Affiliates

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer, or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance, or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate
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

consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal, or investment banking firm of national standing. Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions: (i) the entering into and performance of obligations under any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, (ii) transactions between or among the Company and/or its Restricted Subsidiaries,
(iii) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company, (iv) any sale or other issuance of Equity Interests (other than Disqualified Stock) of the Company, and (v) Restricted Payments that are permitted by the provisions of the Indenture described above under the caption "-- Restricted Payments."

  Sale and Leaseback Transactions

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any of its Restricted Subsidiaries may enter into a sale and leaseback transaction if (i) the Company or such Restricted Subsidiary, as applicable, could have (a) incurred Debt in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Consolidated Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Incurrence of Additional Debt and Issuance of Preferred Stock" and (b) incurred a Lien to secure such Debt pursuant to the covenant described above under the caption
"-- Liens," (ii) the consideration received in connection with such sale and leaseback transaction is at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction, and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales."

  Limitation on Capital Stock of Restricted Subsidiaries

     The Company will not sell any shares of Capital Stock of a Restricted Subsidiary, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell any shares of its Capital Stock except: (i) to the Company or a Wholly Owned Restricted Subsidiary or (ii) (A) in compliance with the covenant described under "Asset Sales" if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would continue to be a Restricted Subsidiary or (B) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer be a Restricted Subsidiary and the Investment of the Company in such Person after giving effect to such issuance or sale would have been permitted to be made under the covenant described under "-- Restricted Payments" as if made on the date of such issuance or sale. Notwithstanding the foregoing, (i) the Company may sell all of the Capital Stock of a Subsidiary as long as the Company is in compliance with the terms of the covenant described under "-- Repurchase at the Option of Holders -- Asset Sales" and (ii) the Company and its Restricted Subsidiaries may issue directors' qualifying shares or shares issued to be held by foreign nationals (in each case to the extent mandated by applicable law).

 Limitation on the Sale or Issuance of Preferred Stock of Restricted
 Subsidiaries

     The Company will not sell any shares of Preferred Stock of any Restricted Subsidiary and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell any shares of its Preferred Stock to any Person (other than to the Company or a Wholly Owned Restricted Subsidiary).

  Business Activities

     The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

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

  Payments for Consent

     The Indenture provides that neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver, or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive, or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver, or agreement.

  No Senior Subordinated Debt

     The Indenture provides that (i) the Company will not incur, create, issue, assume, guarantee, or otherwise become liable for any Debt that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Notes, and (ii) no Guarantor will incur, create, issue, assume, guarantee, or otherwise become liable for any Debt that is subordinate or junior in right of payment to any Senior Debt of such Guarantor and senior in any respect in right of payment to the Subsidiary Guarantees.

  Reports

     The Indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations. In addition, following the consummation of the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company and the Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

  Additional Subsidiary Guarantees

     The Indenture provides that (i) the Company will not permit any of its Restricted Subsidiaries that is not a Subsidiary Guarantor to guarantee or secure through the granting of Liens the payment of any Debt of the Company or any Guarantor and (ii) the Company will not and will not permit any of its Restricted Subsidiaries to pledge any intercompany notes representing obligations of any of its Restricted Subsidiaries, to secure the payment of any Debt of the Company or any Guarantor, in each case unless such Subsidiary, the Company and the Trustee execute and deliver a supplemental indenture evidencing such Subsidiary's Subsidiary Guarantee (providing for the unconditionally guarantee by such Restricted Subsidiary, on a senior subordinated basis, of the Notes).

EVENTS OF DEFAULT AND REMEDIES

     The Indenture provides that each of the following constitutes an Event of
Default: (i) default for 30 days in the payment when due of interest (including any Additional Interest) on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described under the captions "-- Repurchase at the Option of Holders -- Change of Control,"
"-- Repurchase at the Option of Holders -- Asset Sales," "-- Certain
Covenants -- Restricted Payments," "-- Certain Covenants -- Merger, Consolidation, or Sale of Assets," or "-- Certain Covenants -- Incurrence of Debt and Issuance of Preferred Stock"; (iv) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Debt for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Debt or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Debt prior to the expiration of the grace period provided in such Debt on the date of such default (a "Payment Default") or (b) results in the acceleration of such Debt prior to its express maturity and, in each case, the principal amount of any such Debt, together with the principal amount of any other such Debt under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries.

     If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to July 1, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to July 1, 2003, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

     The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

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

     The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, AND STOCKHOLDERS

     No director, officer, employee, incorporator, or stockholder of the Company or any of its Subsidiaries, as such, shall have any liability for any obligations of the Company or any of its Subsidiaries under the Notes, the Subsidiary Guarantees, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes and the Guarantors' obligations discharged with respect to the Subsidiary Guarantees ("Legal Defeasance"), except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties, and immunities of the Trustee, and the Company's obligations in connection therewith, and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company and its Subsidiaries may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes or the Subsidiary Guarantees. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation, and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes or the Subsidiary Guarantees.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain, or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain, or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization, or similar laws affecting creditors' rights generally; (vii) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying, or defrauding creditors of the Company or others; and (viii) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

     A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

     The registered Holder of a Note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder): (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement, or waiver, (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption "-- Repurchase at the Option of Holders"), (iii) reduce the rate of or change the time for payment of interest on any Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes, (vii) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "-- Repurchase at the Option of Holders"), or (viii) make any change in the foregoing amendment and waiver provisions. In addition, any amendment to the provisions of Article 10 of the Indenture (which relate to subordination) will require the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding if such amendment would adversely affect the rights of Holders of Notes.

     Notwithstanding the foregoing, without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's assets, to make any change that would provide any additional rights

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

or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

     The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method, and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability, or expense.

ADDITIONAL INFORMATION

     Anyone who receives this Prospectus may obtain a copy of the Indenture and Registration Rights Agreement without charge by writing to Styling Technology Corporation, 2390 East Camelback Road, Suite 435, Phoenix, Arizona 85016,
Attention: Chief Financial Officer.

BOOK-ENTRY, DELIVERY, AND FORM

     The Exchange Notes initially will be issued in the form of one Global Exchange Note (the "Global Exchange Note"). The Global Exchange Note will be deposited on the Exchange Date with the Depositary and registered in the name of Cede & Co., as nominee of the Depositary (the "Global Exchange Note Holder"). Except as set forth below, the Global Exchange Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

     The Company expects that, pursuant to procedures established by the Depositary, (i) upon deposit of the Global Exchange Note, the Depositary will credit on its internal system the principal amounts of the Exchange Notes of the individual beneficial interests represented by such Global Exchange Note to the respective accounts of exchanging holders who have accounts with the Depositary and (ii) ownership of such interest in the Global Exchange Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depositary (with respect to the interests of the Depositary's Participants), the Depositary's Participants and the Depositary's Indirect Participants. Prospective purchasers are advised that the laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer Exchange Notes evidenced by the Global Exchange Note will be limited to such extent.

     So long as the Global Exchange Note Holder is the registered owner of any Exchange Notes, the Global Exchange Note Holder will be considered the sole holder under the Indenture of any Exchange Notes evidenced by the Global Exchange Note. Beneficial owners of Exchange Notes evidenced by the Global Exchange Note will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records of the Depositary or for maintaining, supervising or reviewing any records of the Depositary relating to the Exchange Notes.

     Payments in respect of the principal of and premium, and interest, on any Exchange Notes registered in the name of the Global Exchange Note Holder on the applicable record date will be payable by the Trustee to or at the direction of the Global Exchange Note Holder in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the persons in whose names Exchange Notes, including the Global Exchange Note, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Exchange Notes. The Company believes, however, that it is currently the policy of the Depositary to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of the Depositary. Payments by the Depositary's Participants and the Depositary's Indirect Participants to the beneficial owners of Exchange Notes will be governed by standing instructions and customary practice and will be the responsibility of the Depositary's Participants or the Depositary's Indirect Participants.

     DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

CERTIFICATED SECURITIES

     Subject to certain conditions, any person having a beneficial interest in a Global Exchange Note may, upon request to the Trustee, exchange such beneficial interest for Exchange Notes in the form of Certificated Securities. Upon any such issuance, the Trustee is required to register such Certificated Securities in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). In addition, if (i) the Company notifies the Trustee in writing that the Depositary is no longer willing or able to act as a depositary and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Exchange Notes in the form of Certificated Securities under the Indenture, then, upon surrender by the Global Exchange Note Holder of the Global Exchange Note, Exchange Notes in such form will be issued to each person that the Global Exchange Note Holder and the Depositary identify as being the beneficial owner of the related Exchange Notes.

     Neither the Company nor the Trustee will be liable for any delay by the Global Exchange Note Holder or the Depositary in identifying the beneficial owners of Exchange Notes and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Exchange Note Holder or the Depositary for all purposes.

SAME DAY SETTLEMENT AND PAYMENT

     The Indenture requires that payments in respect of the Notes represented by the Global Exchange Notes (including principal, premium, if any, and interest) be made by wire transfer of immediately available funds to the accounts specified by the Global Exchange Note Holder. With respect to Notes in certificated form, the Company will make all payments of principal, premium, if any, and interest by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The Exchange Notes represented by the Global Exchange Notes are expected to be eligible to trade in the Depositary's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Exchange Notes will, therefore, be required by the

Depositary to be settled in immediately available funds. The Company expects that secondary trading in any certificated Notes will also be settled in immediately available funds.

REGISTRATION RIGHTS; ADDITIONAL INTEREST

     The Company, the Guarantors, and the Initial Purchasers entered into the Registration Rights Agreement in connection with the issuance of the Outstanding Notes. Pursuant to the Registration Rights Agreement, the Company and the Guarantors agreed to file with the Commission the Exchange Offer Registration Statement on the appropriate form under the Securities Act with respect to the Exchange Notes. If (i) the Company and the Guarantors are not required to file the Exchange Offer Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any Holder of Transfer Restricted Securities notifies the Company prior to the 20th day following consummation of the Exchange Offer that (A) it is prohibited by law or Commission policy from participating in the Exchange Offer or (B) that it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (C) that it is a broker-dealer and owns Notes acquired directly from the Company or an affiliate of the Company, the Company will file with the Commission a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement") to cover resales of the Notes by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Company and the Guarantors will use their best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing, "Transfer Restricted Securities" means each Note until (i) the date on which such Note has been exchanged by a person other than a broker-dealer for an Exchange Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of a Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement, or (iv) the date on which such Note is distributed to the public pursuant to Rule 144 under the Securities Act.

     The Registration Rights Agreement provides that (i) the Company and the Guarantors will file an Exchange Offer Registration Statement with the Commission on or prior to 45 days after the Closing Date, (ii) the Company and the Guarantors will use their best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 90 days after the Closing Date, (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company and the Guarantors will commence the Exchange Offer and use their best efforts to issue on or prior to 30 business days after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, Exchange Notes in exchange for all Notes tendered prior thereto in the Exchange Offer, and (iv) if obligated to file the Shelf Registration Statement, the Company and the Guarantors will use their best efforts to file the Shelf Registration Statement with the Commission on or prior to 45 days after such filing obligation arises and to cause the Shelf Registration to be declared effective by the Commission on or prior to 90 days after such obligation arises. If (a) the Company and the Guarantors fail to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing,
(b) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), (c) the Company and the Guarantors fail to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement, or (d) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), then interest ("Additional Interest") will accrue on the Notes (in addition to the stated interest on the Notes) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. Additional Interest will accrue at a rate of 0.50% per annum over the rate at which interest is then otherwise accruing during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such Additional Interest exceed 2.00% per annum. Additional Interest will be payable in cash, semiannually in arrears on each January 1 and July 1, regardless of whether any such date is otherwise an Interest Payment Date. All references herein and in the Indenture to "interest" on the Notes shall be deemed to include any Additional Interest that may become payable thereon according to the provisions of this paragraph.

     Holders of Notes will be required to make certain representations to the Company (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver certain information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Notes included in the Shelf Registration Statement. Holders of Notes will also be required to suspend their use of the prospectus included in the Shelf Registration Statement under certain circumstances upon receipt of written notice to that effect from the Company.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

          "Acquired Debt" means, with respect to any specified Person, (i) Debt of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, including, without limitation, Debt incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Debt secured by a Lien encumbering any asset acquired by such specified Person.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

          "Asset Sale" means (i) the sale, lease, conveyance, or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business consistent with past practices (provided that the sale, conveyance, or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "-- Repurchase at the Option of Holders -- Change of Control" and/or the provisions described above under the caption "-- Certain Covenants -- Merger, Consolidation, or Sale of Assets" and not by the provisions of the Asset Sale covenant), and (ii) the issue by any Restricted Subsidiary of the Company of any Equity Interests of such Restricted Subsidiary and the sale by the Company or any of its Restricted Subsidiaries of any Equity Interest of any of the Company's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (i) a transfer of assets by the Company to a Wholly Owned Restricted Subsidiary or by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary, (ii) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary, (iii) a Restricted Payment that is permitted by the covenant described above under the caption "-- Certain Covenants -- Restricted Payments," (iv) the issuance by the Company of shares of its Capital Stock, (v) sale or other disposition of cash or Cash Equivalents, (vi) the sale or disposition of

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

     damaged, worn out, or other obsolete personal property in the ordinary course of business, (vii) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort, or other claims of any kind, (viii) the granting of Liens not prohibited by the Indenture, or (ix) the execution and performance of contracts to provide manufacturing and other services, including in connection with Asset Sales.

          "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments (after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, utilities, and other similar expenses payable by the lessee pursuant to the terms of the lease) during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessee, be extended) or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of a penalty (in which case the rental payments shall include such penalty).

          "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

          "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights, or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months, and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition, and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i)-(v) of this definition.

          "Change of Control" means the occurrence of any of the following: (i) the sale, transfer, conveyance, or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than to a Principal or a Related Party of a Principal (as defined below), (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person," such "person" shall be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares), (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors, or (v) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

          "Common Stock" means the common stock, par value $0.0001 per share, of the Company.

          "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of Operating Cash Flow for the period of the most recent four consecutive fiscal quarters ending at least 45 days (or, if less, the number of days after the end of such fiscal quarter as the consolidated financial statements of the Company shall be available) prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (1) if the Company or any Restricted Subsidiary has incurred any Debt since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an incurrence of Debt, or both, Operating Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Debt as if such Debt had been incurred on the first day of such period (except that, in the case of Debt used to finance working capital needs incurred under a revolving credit or similar arrangement, the amount thereof shall be deemed to be the average daily balance of such Debt during such four-fiscal-quarter period), (2) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Sale, the Operating Cash Flow for such period shall be reduced by an amount equal to the Operating Cash Flow (if positive) directly attributable to the assets which are the subject of such Asset Sale for such period, or increased by an amount equal to the Operating Cash Flow (if negative) directly attributable thereto for such period, and Consolidated Interest Expense directly attributable to any Debt of the Company or any Restricted Subsidiary repaid, repurchased, defeased, assumed by a third person (to the extent the Company and its Restricted Subsidiaries are no longer liable for such Debt) or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Sale for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Debt of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale), (3) if since the beginning of such period the Company shall have consummated a Public Equity Offering, Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Debt of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its Restricted Subsidiaries in connection with such Public Equity Offering for such period, (4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, which acquisition constitutes all or substantially all of an operating unit of a business, including any such Investment or acquisition occurring in connection with a transaction requiring a calculation to be made hereunder, Operating Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the incurrence of any Debt) as if such Investment or acquisition occurred on the first day of such period and (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Sale, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, Operating Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Sale, Investment or acquisition occurred on the first day of such period. If any Debt bears a floating rate of interest and is
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

     being given pro forma effect, the interest of such Debt shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement has a remaining term in excess of 12 months).

          "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, (i) interest expense attributable to Capital Lease Obligations, (ii) amortization of debt discount, (iii) capitalized interest, (iv) non-cash interest expenses, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs associated with Hedging Obligations (including amortization of fees), (vii) Preferred Stock dividends in respect of all Preferred Stock held by Persons other than the Company or a Wholly Owned Subsidiary, and (viii) interest actually paid on any Debt of any other Person that is guaranteed by the Company or any Restricted Subsidiary.

          "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income (or loss) of any Person if such Person is not the Company or a Restricted Subsidiary, except that, subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (iii) below); (ii) for purposes of clause (c)(i) of the first paragraph of the covenant described under "Certain Covenants -- Restricted Payments" only, any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition; (iii) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary consistent with such restriction during such period to the Company or another as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;
     (iv) any gain (or loss) realized upon the sale or other disposition of any assets of the Company, or its consolidated Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person; (v) extraordinary gains or losses; and (vi) the cumulative effect of a change in accounting principles.

          "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of the Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

          "Credit Facilities" means, with respect to the Company, one or more debt facilities (including, without limitation, the New Credit Facility) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced, or refinanced in whole or in part from time to time. Debt under Credit Facilities outstanding on the date on which Notes are first issued and authenticated under the Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (i) of the definition of Permitted Debt.

          "Debt" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Debt of others secured by a Lien on any asset of such Person (whether or not such Debt is assumed by such Person) and, to the extent not otherwise included, the guarantee by such Person of any indebtedness of any other Person. The amount of any Debt outstanding as of any date shall be (i) the accreted value thereof, in the case of any Debt issued with original issue discount, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Debt. Guarantees of Debt otherwise included in the determination of such amount shall not also be included in the foregoing definition of "Debt."

          "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

          "Designated Senior Debt" means (i) any Debt outstanding under the New Credit Facility and (ii) any other Senior Debt permitted under the Indenture the principal amount of which is $25.0 million or more and that has been designated by the Company as "Designated Senior Debt."

          "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "-- Certain Covenants -- Restricted Payments."

          "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          "Existing Debt" means Debt of the Company and its Subsidiaries in existence on the date of the Indenture, until such amounts are repaid.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture.

          "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Debt.

          "Guarantors" means (i) each of the Company's direct or indirect domestic Restricted Subsidiaries as of the date of the Indenture and (ii) any other direct or indirect domestic Restricted Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.

          "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements, and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

          "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates.

          "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Debt or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Debt, Equity Interests, or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the penultimate paragraph of the covenant described above under the caption "-- Certain Covenants -- Restricted Payments."

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (i) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, sales commissions, title and other reasonable fees, costs and expenses consistent with past practices and related to such Asset Sale) and any relocation expenses incurred as a result thereof, (ii) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iii) amounts required to be applied to the repayment of Debt (other than Debt incurred under a Credit Facility) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, and (iv) deduction of appropriate amounts to be provided by the Company or a Restricted Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed in such Asset Sale and retained by the Company or a Restricted Subsidiary after such Asset Sale including, without limitation, pension and other post employment benefit liabilities and liabilities related to environmental matters or against indemnification obligations associated with the assets disposed of in such Asset Sale.

          "New Credit Facility" means that certain Credit Facility to be entered into among the Company and domestic subsidiaries of the Company and NationsBank, N.A., as administrative and collateral agent, and the other financial institutions a party thereto, as such agreement in whole or in part may be, in one or more agreements with one or more bank lending groups, amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified, in whole or in part, from time to time.

          "Non-Recourse Debt" means Debt (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute
     Debt), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt (other than the Notes being offered hereby) of the Company or any of its Restricted Subsidiaries to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

          "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Debt.

          "Operating Cash Flow" means for any Person and for any period, the sum of Consolidated Net Income plus (A) Consolidated Interest Expense, plus (B) the following to the extent deducted in calculating such Consolidated Net Income, without duplication: (i) income tax expense, (ii) depreciation expense, (iii) amortization expense, (iv) all other non-cash items reducing Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be made), and (v) transaction fees and related expenses incurred in connection with a business combination accounted for as a pooling of interest transaction for accounting purposes. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of the Company shall be added to Consolidated Net Income to compute Operating Cash Flow only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income.

          "Permitted Business" means the business conducted by the Company and its Restricted Subsidiaries on the date of the Indenture and all businesses reasonably related thereto (as determined in good faith by the Board of Directors of the Company).

          "Permitted Investments" means (a) any Investment in the Company or in any Restricted Subsidiary of the Company that is a Guarantor; (b) any Investment in Cash Equivalents; (c) any Investment by the Company or any Subsidiary of the Company in another Person, if as a result of such Investment (x) such other Person becomes a Restricted Subsidiary of the Company that is a Subsidiary Guarantor, (y) such other Person becomes a Restricted Subsidiary of the Company that is not a Subsidiary Guarantor but, at the time of such Investment, is not subject to a consensual encumbrance or consensual restriction that would be prohibited by the covenant described under "-- Certain Covenants -- Dividend and Other Payment Restrictions Affecting Subsidiaries," without regard to the exception described in clauses (i), (ii), or (iii) thereunder, or (z) such other Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company that, at the time of such Investment, either is a Subsidiary Guarantor or is not subject to a consensual encumbrance or consensual restriction that would be prohibited by the covenant described under "-- Certain
     Covenants -- Dividend and Other Payment Restrictions Affecting Subsidiaries," without regard to the exception described in clauses (i),
     (ii), or (iii) thereunder; (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales"; (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (f) Investments represented by accounts receivable created or acquired in the ordinary course of business; (g) loans or advances to employees, officers, or directors not to exceed $1.0 million outstanding at any one time; (h) Investments under or pursuant to Hedging Obligations consisting of Interest Rate Agreements entered into in the ordinary course of business and not for the purpose of speculation; (i) Investments in the Notes otherwise permitted under the Indenture; (j) the repurchase, redemption, retirement, or repayment of up to $2.0 million of Debt of the Company incurred as deferred financing costs in connection with the Company's purchase of Gena Laboratories, Inc. and outstanding as of the date of the Indenture; and (k) Investments in Persons engaged in a Permitted Business; provided, however, that the aggregate amount of all such Investments described in this clause (k) shall not exceed at any one time outstanding 7.5% of the consolidated total assets of the Company as reflected on the most recent balance sheet delivered by the Company to the Trustee pursuant to the requirements of the Indenture.

          "Permitted Junior Securities" means Equity Interests in the Company or debt securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt pursuant to Article 10 of the Indenture.

          "Permitted Liens" means (i) Liens securing Debt and other Obligations under Credit Facilities that were permitted by the terms of the Indenture to be incurred; (ii) Liens in favor of the Company; (iii) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds, or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens to secure Debt (including Capital Lease Obligations) permitted by clause (iv) of the second paragraph of the covenant entitled "Incurrence of Debt and Issuance of Preferred Stock" covering only the assets acquired with such Debt; (vii) Liens existing on the date of the Indenture; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Subsidiary; (x) Liens on assets of the Company securing Senior Debt of the Company that was permitted to be incurred by the terms of the Indenture and Liens on assets of Guarantors to secure Senior Debt of such Guarantors that was permitted by the Indenture to be incurred; (xi) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries;
     (xii) Liens on any insurance policies arising out of borrowings against the cash surrender value of such insurance policies held by the Company, provided that such Liens do not exceed the amount of Debt and are secured only by the cash surrender value of such insurance policies; and (xiii) Liens in connection with sale and leaseback transactions otherwise permitted by the Indenture.

          "Permitted Refinancing Debt" means any Debt of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease, or refund other Debt of the Company or any of its Restricted Subsidiaries (other than intercompany Debt); provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Debt does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Debt so extended, refinanced, renewed, replaced, defeased, or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Debt has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Debt being extended, refinanced, renewed, replaced, defeased, or refunded; (iii) if the Debt being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Debt has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Debt being extended, refinanced, renewed, replaced, defeased, or refunded; and (iv) such

     Debt is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Debt being extended, refinanced, renewed, replaced, defeased, or refunded.

          "Person" means any individual, corporation, partnership, limited liability company or partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government (including any agency or instrumentality thereof).

          "Preferred Stock" as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

          "Principal" means Sam L. Leopold.

          "Public Equity Offering" means an underwritten offering of Common Stock with gross proceeds to the Company of at least $20.0 million pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

          "Related Party" with respect to the Principal means (A) any controlling stockholder, 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or
     (B) any trust, corporation, partnership, or other entity, the beneficiaries, stockholders, partners, owners, or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A).

          "Restricted Investment" means an Investment other than a Permitted Investment.

          "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

          "Senior Debt" means (i) all Debt outstanding under Credit Facilities and all Hedging Obligations with respect thereto, (ii) any other Debt permitted to be incurred by the Company under the terms of the Indenture, unless the instrument under which such Debt is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes and (iii) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (w) any liability for federal, state, local, or other taxes owed or owing by the Company, (x) any Debt of the Company to any of its Subsidiaries or other Affiliates, (y) any trade payables, or (z) any Debt that is incurred in violation of the Indenture.

          "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

          "Stated Maturity" means, with respect to any installment of interest or principal on any series of Debt, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Debt, and shall not include any contingent obligations to repay, redeem, or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

          "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof). For purposes of this "Description of Notes," when no referent Person is specifically identified, "Subsidiary" shall be deemed to refer to a Subsidiary of the Company.

          "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such
     Subsidiary: (a) has no Debt other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Debt of the Company or any of its Restricted Subsidiaries; and (e) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "Certain Covenants -- Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Debt of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Debt is not permitted to be incurred as of such date under the covenant described under the caption
     "-- Certain Covenants -- Incurrence of Debt and Issuance of Preferred Stock," the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Debt by a Restricted Subsidiary of the Company of any outstanding Debt of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Debt is permitted under the covenant described under the caption "-- Certain
     Covenants -- Incurrence of Debt and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation.

          "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

          "Weighted Average Life to Maturity" means, when applied to any Debt at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Debt.

          "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares or foreign national shares, in each case to the extent mandated by law) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

                       CERTAIN INCOME TAX CONSIDERATIONS

     The following is a summary of certain United States federal income tax consequences resulting from the acquisition, ownership, and disposition of the Exchange Notes that may be relevant to a holder acquiring one or more of such Exchange Notes in exchange for Outstanding Notes acquired for cash at original issuance. The following summary is of a general nature only and is not intended to be, and should not be construed to be, legal or tax advice to any prospective investor and no representation with respect to the tax consequences of any particular investor is made.

     The legal conclusions expressed in this summary are based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury regulations ("Regulations"), judicial authority, and administrative rulings and practice, all as in effect as of the date of this Prospectus, and all of which are subject to change, either prospectively or retroactively. There can be no assurance that the Internal Revenue Service (the "Service") will not take a contrary view, and no rulings from the Service have been or will be sought with respect to any matter involving the tax aspects of the purchase, ownership, or exchange or other disposition of the Exchange Notes. Legislative, judicial, or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth herein.

     This summary deals only with persons who will hold the Exchange Notes as capital assets within the meaning of Section 1221 of the Code, and does not address tax considerations applicable to investors who may be subject to special tax rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities or currencies, persons who hold Exchange Notes as part of a "hedge," "straddle" or "conversion transaction" for tax purposes, and persons who have a "functional currency" other than the U.S. dollar.

     In addition, the description generally does not consider the effect of any applicable foreign, state, local, or other tax laws or estate or gift tax considerations.

     PERSONS CONSIDERING THE ACQUISITION OF THE EXCHANGE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS, AS WELL AS THE LAWS OF ANY STATE, LOCAL, OR FOREIGN TAXING JURISDICTION, TO THEIR PARTICULAR SITUATIONS AND THE POSSIBLE EFFECT OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

U.S. HOLDERS

     The following discussion is limited to the United States federal income tax consequences relevant to a holder of the Exchange Notes that is a U.S. Holder. The term "U.S. Holder" refers to a person that is classified for U.S. federal tax purposes as a U.S. person. For this purpose, a U.S. person includes (i) a current or, in certain circumstances, former citizen or resident of the United States, (ii) a corporation, limited liability company, partnership, or other business entity created or organized under the laws of the United States or of any state or political subdivision thereof (unless, in the case of a partnership or limited liability company, the Treasury provides otherwise by Regulations),
(iii) an estate whose income is includable in gross income for U.S. federal income tax purposes regardless of its source, (iv) a trust if (A) a U.S. court is able to exercise primary supervision over the administration of the trust and
(B) one or more U.S. persons have authority to control all substantial decisions of the trust, or (v) a person whose worldwide income or gain is otherwise subject to U.S. federal income taxation on a net basis.

     The Exchange Offer. Pursuant to Regulations, the exchange of Outstanding Notes for Exchange Notes pursuant to the Exchange Offer should not constitute a significant modification of the terms of the Outstanding Notes and, accordingly, such exchange should be treated as a "non-event" for federal income tax purposes. Therefore, such exchange should have no federal income tax consequences to U.S. Holders of Outstanding Notes who exchange such notes for Exchange Notes, the holding period of an Exchange Note should include the holding period of the Outstanding Note for which it was exchanged, the basis of an Exchange Note should be the same as the basis of the Outstanding Note for which it was exchanged, and each U.S. Holder of Exchange Notes should continue to be required to include interest on the

Outstanding Notes in its gross income in accordance with its method of accounting for federal income tax purposes.

     Payment of Interest and Additional Interest. Stated interest on an Exchange Note generally will be includable in the income of a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. Holder's method of accounting for United States federal income tax purposes. The Company will be obligated to pay Additional Interest amounts in the event of a Registration Default (as defined). See "Description of the Exchange Notes -- Registration Rights; Additional Interest." Under the Regulations, certain contingent payments on debt instruments must be accrued into gross income by a holder (regardless of such holder's method of accounting). However, any payment subject to a remote or incidental contingency (i.e., there is a remote likelihood that the contingency will occur or the potential amount of the contingent payment is insignificant relative to the total expected amount of remaining payments) is not treated as a contingent payment and is ignored until payment, if any, is actually made. The Company believes that the Additional Interest payments resulting from a Registration Default are subject to a remote or incidental contingency. Accordingly, the Company intends to take the position that a U.S. Holder of a Note should report any Additional Interest payments resulting from a Registration Default as ordinary income in accordance with such holder's method of accounting for United States federal income tax purposes. The Service, however, may take a different position, which could affect the timing of both a U.S. Holder's income and the Company's deduction with respect to such Additional Interest.

     Original Issue Discount. If the Notes are not issued at a discount or are deemed to be issued with no discount because such discount is de minimis, a U.S. Holder will include in income as ordinary interest income the gross amount of interest paid or payable in respect of the Notes as provided above in "-- Payment of Interest and Additional Interest." Original issue discount ("OID") will be considered de minimis and, thus, will be treated as zero discount if the OID is less than one-fourth ( 1/4) of one percent of the stated redemption price at maturity, multiplied by the number of complete years to maturity. The Company expects that the Notes will not have OID.

     Market Discount. The resale of Notes may be affected by the "market discount" provisions of the Code. For this purpose, the market discount on a Note generally will be equal to the amount, if any, by which the stated redemption price at maturity of the Note immediately after its acquisition exceeds the U.S. Holder's tax basis in the Note. Subject to a de minimis exception, these provisions generally require a U.S. Holder of a Note acquired at a market discount to treat as ordinary income any gain recognized on the disposition of such Note to the extent of the "accrued market discount" on such Note at the time of disposition, unless the U.S. Holder elects to include accrued market discount in income currently. In general, market discount on a Note will be treated as accruing on a straight-line basis over the term of such Note, or, at the election of the U.S. Holder, under a constant yield method. A U.S. Holder of a Note acquired at a market discount who does not elect to include accrued market discount in income currently may be required to defer the deduction of a portion of the interest on any indebtedness incurred or maintained to purchase or carry the Note until the Note is disposed of in a taxable transaction.

     Sale, Exchange, or Retirement of Notes. Upon the sale, exchange, redemption, retirement, or other disposition of a Note, other than the exchange of a Note for an Exchange Note (see "-- The Exchange Offer" above), a U.S. Holder of a Note generally will recognize gain or loss in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale, exchange, or retirement of the Note (other than in respect of accrued and unpaid interest on the Note, which amounts are treated as ordinary interest income) and such U.S. Holder's adjusted tax basis in the Note. Such gain or loss will be capital gain or loss, except to the extent of any accrued market discount (see "-- Market Discount" above). In general, the maximum tax rate for noncorporate taxpayers on long-term capital gains is 20% with respect to capital assets (including the Notes), but only if they have been held for more than 12 months at the time of disposition.

     Backup Withholding and Information Reporting. In general, information reporting requirements will apply to interest payments on the Notes made to U.S. Holders other than certain exempt recipients (such as corporations) and to proceeds realized by such U.S. Holders on dispositions of Notes. A 31% backup withholding tax will apply to such amounts if the U.S. Holder (i) fails to furnish its taxpayer identification number ("TIN"), which, for an individual, is generally his social security number, within a reasonable time after request therefor, (ii) furnishes an incorrect TIN, (iii) fails to report properly interest or dividend income, or (iv) fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that it is not subject to backup withholding. A U.S. Holder's failure to provide a correct TIN may also subject the holder to Service penalties. The Company will also institute backup withholding if instructed to do so by the Service. Any amount withheld from a payment to a U.S. Holder under the backup withholding rules is allowable as a credit against such U.S. Holder's federal income tax liability or may be refunded, provided that the requisite procedures are followed. U.S. Holders of Notes should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

NON-U.S. HOLDERS

     This Section summarizes certain U.S. federal tax consequences of the ownership and disposition of Notes by "Non-U.S. Holders." The term "Non-U.S. Holder" refers to a person that is not classified for U.S. federal tax purposes as a "United States person," as defined in "-- U.S. Holders" above.

     Interest on Notes. In general, a Non-U.S. Holder will not be subject to U.S. federal income tax or regular withholding tax with respect to interest received or accrued on the Notes so long as (a) such interest is not effectively connected with the conduct of a trade or business within the United States (or, if an income tax treaty applies, is attributable to a United States permanent establishment) of the Non-U.S. Holder, (b) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (c) the Non-U.S. Holder is not
(A) a controlled foreign corporation for U.S. federal income tax purposes that is related to the Company actually or constructively through stock ownership, or
(B) a bank that received the Note on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business and
(d) either (i) the beneficial owner of the Note certifies to the Company or its agent, under penalties of perjury, that it is not a U.S. Holder and provides its name and address on U.S. Treasury Form W-8 (or on a suitable substitute form) or
(ii) the Note is held by a securities clearing organization, bank, or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") on behalf of such Non-U.S. Holder and such financial institution certifies under penalties of perjury that such a Form W-8 (or suitable substitute form) has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof. Except as provided in the following paragraph, a Non-U.S. Holder that cannot satisfy the foregoing requirements will be subject to U.S. federal income tax withholding at a rate of 30% (or lower treaty rate).

     If interest received on the Notes by a Non-U.S. Holder is effectively connected to the conduct by such Non-U.S. Holder of a trade or business within the United States (or, if an income tax treaty applies, is attributable to a United States permanent establishment of the Non-U.S. Holder), such interest will be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. persons generally (and, with respect to corporate Non-U.S. Holders under certain circumstances, may also be subject to a 30% branch profits tax). If payments are subject to U.S. federal income tax on a net basis in accordance with the rules described in the preceding sentence, such payments will not be subject to U.S. withholding tax so long as the Non-U.S. Holder provides the Company or its paying agent with a properly executed Form 4224.

     Gain on Disposition of Notes. Non-U.S. Holders generally will not be subject to U.S. federal income taxation on gain recognized on a disposition of Notes so long as (i) the gain is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (or, if an income tax treaty applies, is attributable to a United States permanent establishment of the Non-U.S. Holder) and (ii) in the case of a Non-U.S. Holder who is an individual, either such Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year of disposition or such Non-U.S. Holder does not have a "tax home" (within the meaning of section 911(d)(3) of the Code) in the United States.

     U.S. Estate Tax. Notes owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of death ("Nonresident Decedent") will not be includable in the Nonresident Decedent's gross estate for U.S. federal estate tax purposes as a result of the Nonresident Decedent's death, provided that, at the time of death, the Nonresident Decedent does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Company and payments with respect to such Notes would not have been effectively connected with the conduct of a trade or business in the United States by the Nonresident Decedent. A Nonresident Decedent's estate may be subject to U.S. federal estate tax on property includable in the estate for U.S. federal estate tax purposes.

     U.S. Information Reporting Requirements and Backup Withholding. Generally, payments of interest, OID, premium or principal on the Notes to Non-U.S. Holders will not be subject to information reporting or backup withholding if the Non-U.S. Holder complies with the certification requirements set forth in clause
(d) under "-- Interest on Notes" above.

     Non-U.S. Holders will not be subject to information reporting or backup withholding with respect to the payment of proceeds from the disposition of Notes, effected by, to or through the foreign office of a broker; provided, however, that if the broker is a U.S. person or a U.S.-related person, information reporting will apply unless the broker has documentary evidence in its records as to the Non-U.S. Holder's foreign status (and has not actual knowledge to the contrary), or the Non-U.S. Holder certifies as to its non-U.S. status under penalty of perjury or otherwise establishes an exemption. Backup withholding will not apply to payments made through a foreign office of a broker that is a U.S. person or a U.S. related person (absent actual knowledge that the payee is a U.S. person). For these purposes, a "U.S. related person" is (i) a controlled foreign corporation for U.S. federal income tax purposes or (ii) a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment (or for such part of the period that the broker has been in existence) is derived from the activities that are effectively connected with the conduct of a U.S. trade or business.

     The payment of the proceeds from the disposition of a Note to or through the U.S. office of any U.S. or foreign broker will be subject to information reporting and possibly backup withholding unless the Non-U.S. Holder of the Note certifies as to its foreign status under penalties of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the Non-U.S. Holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of a Note to or through a non-U.S. office of a non-U.S. broker that is not a U.S. related person will not be subject to information or backup withholding.

     Amounts withheld under the backup withholding rules do not constitute a separate U.S. federal income tax. Rather, amounts withheld under the backup withholding rules from a payments to a Non-U.S. Holder will be allowed as a credit against such Non-U.S. Holder's U.S. federal income tax liability, if any, and any amounts withheld in excess of such Non-U.S. Holder's U.S. federal income tax liability will be refunded, provided that the requisite procedures are followed.

     Prospective Final Regulations. On October 7, 1997, new Regulations ("New Regulations") were issued that modify the requirements imposed on a Non-U.S. Holder and certain intermediaries for establishing the recipient's status as a Non-U.S. Holder eligible for exception from or reduction in U.S. withholding tax and backup withholding described above. The New Regulations generally are effective for payments made after December 31, 1999, subject to certain transition rules. (However, new Temporary Regulations, effective for returns relating to taxable years for which the due date for filing returns (without extensions) is after December 15, 1997, require some Non-U.S. Holders to satisfy certain residency requirements when claiming the benefits of an applicable income tax treaty.) In general, the New Regulations do not significantly alter the substantive withholding and information reporting requirements but rather unify current certification procedures and forms and clarify reliance standards. In addition the New Regulations impose more stringent conditions on the ability of financial intermediaries acting for Non-U.S. Holders to provide certifications on behalf of Non-U.S. Holders, which may include entering into an agreement with the Service to audit certain documentation with respect to such certifications. Non-U.S. Holders should consult their own tax advisors to determine the effects of the application of the New Regulations to their particular circumstances.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with such resale. In addition, until 25 days after the Expiration Date, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

     The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a Prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the Notes) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Company by O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, a professional association, Phoenix, Arizona.

                                    EXPERTS

     The audited financial statements included in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                STYLING TECHNOLOGY CORPORATION AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

STYLING TECHNOLOGY CORPORATION
Report of Independent Public Accountants....................   F-3
Consolidated Balance Sheets.................................   F-4
Consolidated Statements of Operations.......................   F-5
Consolidated Statements of Stockholders' Equity.............   F-6
Consolidated Statements of Cash Flows.......................   F-7
Notes to Consolidated Financial Statements..................   F-8

GENA LABORATORIES, INC.
Report of Independent Public Accountants....................  F-20
Balance Sheets..............................................  F-21
Statements of Operations....................................  F-22
Statements of Stockholders' Equity..........................  F-23
Statements of Cash Flows....................................  F-24
Notes to Financial Statements...............................  F-25

BODY DRENCH (A DIVISION OF DESIGNS BY NORVELL, INC.)
Report of Independent Public Accountants....................  F-31
Balance Sheets..............................................  F-32
Statements of Operations....................................  F-33
Statements of Changes in Owner's Investment.................  F-34
Statements of Cash Flows....................................  F-35
Notes to Financial Statements...............................  F-36

JDS MANUFACTURING CO., INC.
Report of Independent Public Accountants....................  F-39
Balance Sheets..............................................  F-40
Statements of Operations....................................  F-41
Statements of Stockholders' Equity..........................  F-42
Statements of Cash Flows....................................  F-43
Notes to Financial Statements...............................  F-44

KOTCHAMMER INVESTMENTS, INC.
Report of Independent Public Accountants....................  F-47
Balance Sheet...............................................  F-48
Statements of Operations....................................  F-49
Statements of Stockholders' Deficit.........................  F-50
Statements of Cash Flows....................................  F-51
Notes to Financial Statements...............................  F-52

U.K. ABBA PRODUCTS, INC.
Report of Independent Public Accountants....................  F-55
Balance Sheets..............................................  F-56
Statements of Operations....................................  F-57
Statements of Stockholders' Equity..........................  F-58
Statements of Cash Flows....................................  F-59
Notes to Financial Statements...............................  F-60

INVERNESS CORPORATION AND INVERNESS (UK) LIMITED
Report of Independent Public Accountants....................  F-65
Statement of Net Assets of Certain Product Lines............  F-66
Statement of Operating Revenues and Expenses................  F-67
Notes to Financial Statements...............................  F-68

EUROPEAN TOUCH, LTD. II
Report of Independent Public Accountants....................  F-72
Balance Sheets..............................................  F-73
Statements of Operations....................................  F-74
Statements of Stockholders' Equity..........................  F-75
Statements of Cash Flows....................................  F-76
Notes to Financial Statements...............................  F-77

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Styling Technology Corporation:

     We have audited the accompanying consolidated balance sheets of STYLING TECHNOLOGY CORPORATION, a Delaware corporation, and subsidiaries (the "Company"), as of December 31, 1996 and 1997, and the related consolidated statements of operations and cash flows for the period from November 27, 1996 (commencement of operations) to December 31, 1996 and for the year ended December 31, 1997, and the related consolidated statements of stockholders' equity for the period from June 30, 1995 to December 31, 1995 and the years ended December 31, 1996 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1996, and 1997, and the results of its operations and its cash flows for the period from November 27, 1996 to December 31, 1996 and for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          /s/ ARTHUR ANDERSEN LLP

Phoenix, Arizona,
  February 19, 1998.

                STYLING TECHNOLOGY CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                             DECEMBER 31,
                                                      --------------------------     MARCH 31,
                                                         1996           1997           1998
                                                      -----------    -----------    -----------
                                                                                    (UNAUDITED)
                                     ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.......................    $ 4,491,000    $ 3,063,000    $ 2,528,000
  Accounts receivable, net........................      1,640,000     14,296,000     15,605,000
  Inventory.......................................      2,635,000     10,951,000     10,604,000
  Prepaid expenses and other current assets.......        292,000      2,120,000      2,268,000
                                                      -----------    -----------    -----------
          Total current assets....................      9,058,000     30,430,000     31,005,000
PROPERTY AND EQUIPMENT, net.......................      1,125,000      2,640,000      3,010,000
GOODWILL, net.....................................     21,831,000     56,506,000     56,475,000
OTHER ASSETS......................................        220,000      2,913,000      3,796,000
                                                      -----------    -----------    -----------
                                                      $32,234,000    $92,489,000    $94,286,000
                                                      ===========    ===========    ===========

              LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable................................    $ 3,000,000    $ 7,065,000    $ 4,841,000
  Accrued liabilities.............................      1,516,000      3,832,000      4,698,000
  Current portion of long-term debt and other.....         83,000      5,647,000      8,228,000
                                                      -----------    -----------    -----------
          Total current liabilities...............      4,599,000     16,544,000     17,767,000
                                                      -----------    -----------    -----------
LONG-TERM DEBT AND OTHER, less current portion....      2,316,000     47,377,000     46,462,000
                                                      -----------    -----------    -----------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Preferred stock, $.0001 par value, 1,000,000
     shares authorized............................             --             --             --
  Common stock, $.0001 par value, 10,000,000
     shares authorized; 4,757,000 shares issued;
     3,949,000 shares outstanding at December 31,
     1996 and 1997 and 4,035,000 (unaudited) at
     March 31, 1998...............................          1,000          1,000          1,000
  Additional paid-in capital......................     27,456,000     27,875,000     27,925,000
  Retained earnings (deficit).....................       (338,000)     2,492,000      3,931,000
  Treasury stock..................................     (1,800,000)    (1,800,000)    (1,800,000)
                                                      -----------    -----------    -----------
          Total stockholders' equity..............     25,319,000     28,568,000     30,057,000
                                                      -----------    -----------    -----------
                                                      $32,234,000    $92,489,000    $94,286,000
                                                      ===========    ===========    ===========

   The accompanying notes are an integral part of these consolidated balance sheets.

                STYLING TECHNOLOGY CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                       FOR THE PERIOD FROM
                                        NOVEMBER 27, 1996                           THREE MONTHS ENDED
                                          (COMMENCEMENT                                 MARCH 31,
                                        OF OPERATIONS) TO       YEAR ENDED       ------------------------
                                        DECEMBER 31, 1996    DECEMBER 31, 1997      1997         1998
                                       -------------------   -----------------   ----------   -----------
                                                                                       (UNAUDITED)
NET SALES............................      $1,083,000           $38,108,000      $7,479,000   $16,225,000
COST OF SALES........................         571,000            16,756,000       3,234,000     7,042,000
                                           ----------           -----------      ----------   -----------
          Gross profit...............         512,000            21,352,000       4,245,000     9,183,000
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................         737,000            12,201,000       2,398,000     5,395,000
                                           ----------           -----------      ----------   -----------
          Income (loss) from
            operations...............        (225,000)            9,151,000       1,847,000     3,788,000
INTEREST EXPENSE AND OTHER INCOME,
  net................................           2,000            (1,847,000)         60,000     1,264,000
                                           ----------           -----------      ----------   -----------
INCOME (LOSS) BEFORE EXTRAORDINARY
  ITEM AND INCOME TAXES..............        (223,000)            7,304,000       1,787,000     2,524,000
PROVISION FOR (BENEFIT FROM) INCOME
  TAXES..............................         (72,000)            3,097,000         733,000     1,085,000
                                           ----------           -----------      ----------   -----------
INCOME (LOSS) BEFORE EXTRAORDINARY
  ITEM...............................        (151,000)            4,207,000       1,054,000     1,439,000
EXTRAORDINARY ITEM, net of tax
  benefit of $882,000 during the year
  ended December 31, 1997............              --            (1,377,000)             --            --
                                           ----------           -----------      ----------   -----------
NET INCOME (LOSS)....................      $ (151,000)          $ 2,830,000      $1,054,000   $ 1,439,000
                                           ==========           ===========      ==========   ===========
BASIC EARNINGS (LOSS) PER SHARE:
  Income (loss) before extraordinary
     item............................      $    (0.04)          $      1.07      $     0.27   $      0.36
  Extraordinary item, net............              --                 (0.35)             --            --
                                           ----------           -----------      ----------   -----------
  Net income (loss)..................      $    (0.04)          $      0.72      $     0.27   $      0.36
                                           ==========           ===========      ==========   ===========
  Weighted average shares............       3,770,000             3,949,000       3,949,000     3,971,000
                                           ==========           ===========      ==========   ===========
DILUTED EARNINGS (LOSS) PER SHARE:
  Income (loss) before extraordinary
     item............................      $    (0.04)          $      1.02      $     0.26   $      0.34
  Extraordinary item, net............              --                 (0.33)             --            --
                                           ----------           -----------      ----------   -----------
  Net income (loss)..................      $    (0.04)          $      0.69      $     0.26   $      0.34
                                           ==========           ===========      ==========   ===========
  Weighted average shares............       3,770,000             4,113,000       4,117,000     4,278,000
                                           ==========           ===========      ==========   ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                STYLING TECHNOLOGY CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                          COMMON STOCK
                                      --------------------   ADDITIONAL     RETAINED                      TOTAL
                                        SHARES      COMMON     PAID-IN      EARNINGS     TREASURY     STOCKHOLDERS'
                                      OUTSTANDING   STOCK      CAPITAL     (DEFICIT)       STOCK         EQUITY
                                      -----------   ------   -----------   ----------   -----------   -------------
BALANCE, June 30, 1995
  (inception).......................          --    $  --    $        --   $       --   $        --    $        --
  Issuance of common stock..........   1,616,000    1,000             --           --            --          1,000
                                       ---------    ------   -----------   ----------   -----------    -----------
BALANCE, December 31, 1995..........   1,616,000    1,000             --           --            --          1,000
  Issuance of common stock and
     warrants.......................      20,000       --        179,000     (187,000)           --         (8,000)
  Issuance of common stock and
     warrants in initial public
     offering, net of offering costs
     of approximately $1,351,000....   3,116,000       --     27,227,000           --            --     27,227,000
  Issuance of common stock in KII
     acquisition....................       5,000       --         50,000           --            --         50,000
  Purchase of 808,000 shares of
     treasury stock.................    (808,000)      --             --           --    (1,800,000)    (1,800,000)
  Net loss for the period from
     November 27, 1996 (commencement
     of operations) to December 31,
     1996...........................          --       --             --     (151,000)           --       (151,000)
                                       ---------    ------   -----------   ----------   -----------    -----------
BALANCE, December 31, 1996..........   3,949,000    1,000     27,456,000     (338,000)   (1,800,000)    25,319,000
  Issuance of warrants..............          --       --        419,000           --            --        419,000
  Net income........................          --       --             --    2,830,000            --      2,830,000
                                       ---------    ------   -----------   ----------   -----------    -----------
BALANCE, December 31, 1997..........   3,949,000    1,000     27,875,000    2,492,000    (1,800,000)    28,568,000
Exercise of Stock Options
  (unaudited).......................      86,000       --         50,000           --            --         50,000
Net Income (unaudited)..............          --       --             --    1,439,000                    1,439,000
                                       ---------    ------   -----------   ----------   -----------    -----------
BALANCE, March 31, 1998
  (unaudited).......................   4,035,000    $1,000   $27,925,000   $3,931,000   $(1,800,000)   $30,057,000
                                       =========    ======   ===========   ==========   ===========    ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                STYLING TECHNOLOGY CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                        FOR THE
                                                         PERIOD
                                                          FROM
                                                      NOVEMBER 27,                     THREE MONTHS ENDED
                                                        1996 TO                             MARCH 31,
                                                      DECEMBER 31,   DECEMBER 31,   -------------------------
                                                          1996           1997          1997          1998
                                                      ------------   ------------   -----------   -----------
                                                                                           (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).................................  $   (151,000)  $  2,830,000   $ 1,054,000   $ 1,439,000
  Adjustments to reconcile net income (loss) to net
    cash used in operating activities --
    Depreciation and amortization...................        97,000      1,846,000       252,000       865,000
    Interest accretion to note payable..............            --        174,000        43,000        44,000
  Changes in assets and liabilities --
    Accounts receivable, net........................       532,000     (7,405,000)   (2,477,000)   (1,309,000)
    Inventory.......................................       (21,000)    (2,992,000)     (520,000)      347,000
    Prepaid expenses and other assets...............       (34,000)      (353,000)     (432,000)     (448,000)
    Accounts payable and accrued liabilities........      (788,000)     3,520,000       356,000    (1,411,000)
                                                      ------------   ------------   -----------   -----------
         Net cash used in operating activities......      (365,000)    (2,380,000)   (1,724,000)     (473,000)
                                                      ------------   ------------   -----------   -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of acquired businesses, net of cash
    acquired........................................   (20,523,000)   (45,150,000)     (350,000)           --
  Purchases of property and equipment...............       (46,000)      (582,000)     (102,000)     (341,000)
  Change in investments, long-term receivables and
    other...........................................            --             --            --      (886,000)
                                                      ------------   ------------   -----------   -----------
         Net cash used in investing activities......   (20,569,000)   (45,732,000)     (452,000)   (1,227,000)
                                                      ------------   ------------   -----------   -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common stock, net of
    offering and acquisition costs..................    27,225,000             --            --            --
  Proceeds from issuance of long-term debt, net of
    financing costs.................................            --     71,633,000            --            --
  Payments on long-term debt........................            --    (24,949,000)           --            --
  Purchase of treasury stock........................    (1,800,000)            --            --            --
  Proceeds from credit facility, net of financing
    costs...........................................            --             --            --     1,940,000
  Exercise of stock options.........................            --             --            --        50,000
  Repayment of notes payable and credit facility....            --             --       (22,000)     (825,000)
                                                      ------------   ------------   -----------   -----------
         Net cash provided by financing
           activities...............................    25,425,000     46,684,000       (22,000)    1,165,000
                                                      ------------   ------------   -----------   -----------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS....     4,491,000     (1,428,000)   (2,198,000)     (535,000)

CASH AND CASH EQUIVALENTS, beginning of period......            --      4,491,000     4,492,000     3,063,000
                                                      ------------   ------------   -----------   -----------

CASH AND CASH EQUIVALENTS, end of period............  $  4,491,000   $  3,063,000   $ 2,294,000   $ 2,528,000
                                                      ============   ============   ===========   ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                STYLING TECHNOLOGY CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) FORMATION OF THE COMPANY:

  Initial Public Offering and Acquired Businesses

     Styling Technology Corporation ("Styling") was formed in June 1995. From June 1995 through November 26, 1996, Styling conducted no operations and its only activities related to negotiating acquisitions and related financing. During November 1996, Styling completed an initial public offering (the "Offering") of 3,116,000 shares of its common stock. Simultaneously with the consummation of the Offering, Styling acquired in separate transactions four businesses that develop, produce, and market professional salon products. Prior to the Offering, the Company effected a 0.808-for-1 reverse stock split on all its outstanding common stock. As a result, all share amounts were adjusted to give effect to the split, including the option terms as discussed herein.

     Upon consummation of the Offering, Styling acquired all of the outstanding stock of Gena Laboratories, Inc. ("Gena") and JDS Manufacturing Co., Inc. ("JDS") and certain assets and liabilities of the Body Drench Division of Designs by Norvell, Inc. ("Body Drench") and Kotchammer Investments, Inc. ("KII") (collectively, the "Acquired Businesses"). The cost of the Acquired Businesses, including direct acquisition costs, was approximately $22.9 million. The combined purchase price was funded with approximately $20.8 million in cash from the net proceeds of the Offering, and approximately $2.1 million of seller carryback financing and issuance of common stock. The acquisitions were accounted for using the purchase method of accounting. The purchase price was allocated based on the fair market value of the assets and liabilities acquired. Approximately $5.2 million was allocated to current assets, approximately $1.1 million to property and equipment, approximately $5.0 million to current liabilities, and approximately $0.3 million to long-term debt. Approximately $21.9 million of the purchase price represents costs in excess of fair values acquired, and was recorded as goodwill.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Principles of Consolidation

     The accompanying consolidated financial statements include the accounts of Styling (which includes the Body Drench division, KII, Suntopia and the Clean and Easy/One Touch product lines) and the Gena, JDS, U.K. ABBA Products, Inc. ("ABBA") and Styling Technology (UK) Limited subsidiaries (collectively, the "Subsidiaries"). The Company's accompanying consolidated financial statements include the operations of Styling and Subsidiaries (collectively, the "Company"). All significant intercompany transactions have been eliminated in consolidation. Financial information and transactions with Styling Technology
(UK) Limited are reported in accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, Foreign Currency Translation.

  Cash Equivalents

     All highly liquid investments purchased with original maturities of three months or less are considered to be cash equivalents.

  Concentrations of Credit Risk

     Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents and trade receivables. In management's opinion, the Company places its cash and cash equivalents in high quality credit institutions. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

                STYLING TECHNOLOGY CORPORATION AND SUBSIDIARIES

  Reclassifications

     Certain amounts as of December 31, 1996 and for the period from November 27, 1996 to December 31, 1996 have been reclassified to conform with fiscal year 1997 presentation.

  Inventory

     Inventory is valued at the lower of cost (first-in, first-out) or net realizable value. Reserves are established against inventory for excess, slow-moving and obsolete items and for items where the net realizable value is less than cost.

Inventory consists of the following:

                                                           DECEMBER 31,
                                                     -------------------------
                                                        1996          1997
                                                     ----------    -----------
Raw materials and work-in-process..................  $1,325,000    $ 2,594,000
Finished goods.....................................   1,310,000      8,357,000
                                                     ----------    -----------
                                                     $2,635,000    $10,951,000
                                                     ==========    ===========

  Property and Equipment

     Property and equipment are recorded at cost and depreciation on property and equipment is provided using the straightline method over their estimated useful lives.

     Expenditures for major renewals and betterments are capitalized, while expenditures for maintenance and repairs, which do not improve assets or extend their useful lives are charged to expense as incurred.

  Goodwill

     Goodwill is the cost in excess of fair value of net tangible assets of acquired businesses and is amortized using the straight-line method over 25 years. The Company continually evaluates whether events and circumstances have occurred subsequent to its acquisition that indicate the remaining estimated useful life of goodwill may warrant revision or that the remaining balance of goodwill may not be recoverable. When factors indicate that goodwill should be evaluated for possible impairment, the Company uses an estimate of the undiscounted future cash flows over the remaining life of the goodwill in measuring whether the goodwill is recoverable. Accumulated amortization at December 31, 1996 and 1997 was approximately $86,000 and $1.4 million, respectively.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     The Company's financial instruments include cash, accounts receivable, long-term debt and letters of credit. The estimated fair value amounts have been determined by the Company at December 31, 1996 and at December 31, 1997, using available market information and valuation methodologies described below. The carrying values of cash and cash equivalents and accounts receivable approximate fair values due to the

                STYLING TECHNOLOGY CORPORATION AND SUBSIDIARIES short-term maturities of these instruments. The carrying amount on the long-term debt is estimated to approximate fair value as the actual interest rates are consistent with rates estimated to be currently available for debt with similar terms and remaining maturities. The carrying amount of the letters of credit reflects fair value as the related fees are competitively determined in the marketplace.

  Revenue Recognition

     The Company recognizes revenue from sales at the time product is shipped.

     The allowance for doubtful accounts at December 31, 1996 and 1997 was approximately $427,000 and $1.0 million, respectively.

  Income Taxes

     The Company provides for income taxes using the asset and liability method. Under this method, deferred income tax assets and liabilities are recognized for the expected future income tax consequences, based on enacted tax laws, of temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities and carryforwards. This method requires recognition of deferred tax assets for the expected future tax effects of all deductible temporary differences, loss carryforwards and tax credit carryforwards. Deferred tax assets are then reduced, if deemed necessary, by a valuation allowance for the amount of any tax benefits which, more likely than not based on current circumstances, are not expected to be realized.

  Other Assets

     Other assets consist primarily of deferred financing costs associated with the Company completing various financings transactions (see Note 5). These costs are capitalized as incurred and amortized over the related debt into interest expense and other income in the accompanying consolidated statements of operations.

  Recently Issued Accounting Standards

     In June 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 130, Reporting Comprehensive Income. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components (revenues, gains, and losses) in a full set of general-purpose financial statements. SFAS No. 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. This statement is effective for fiscal years beginning after December 15, 1997. In management's opinion, the adoption of SFAS No. 130 will not have a material impact on the Company's financial position or results of operations.

     In June 1997, the FASB issued SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information, which supersedes SFAS No. 14, Financial Reporting for Segments of a Business Enterprise. SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to stockholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. This statement is effective for financial statements for periods beginning after December 15, 1997. In management's opinion, the adoption of SFAS No. 131 will not have a material impact on the Company's financial position or results of operations.

                STYLING TECHNOLOGY CORPORATION AND SUBSIDIARIES

  Unaudited Interim Financial Data

     The unaudited interim financial data as of March 31, 1998 and for the three months ended March 31, 1997 and 1998 includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the interim periods. Operating results and cash flows for the three months ended March 31, 1997 and 1998 are not necessarily indicative of the results that will be achieved for the full year.

  Supplemental Cash Flow Information

     For the year ended December 31, 1997, the Company paid approximately $1.7 million and $1.2 million for income taxes and interest, respectively. No amounts were paid for income taxes or interest for the period from November 27, 1996 to December 31, 1996.

  Earnings (Loss) Per Share

     In February 1997, the FASB issued SFAS No. 128, Earnings Per Share, which supersedes Accounting Principles Board Opinion No. 15. SFAS No. 128 modifies the calculation of primary and fully diluted earnings per share (EPS) and replaces them with basic and diluted EPS. SFAS No. 128 is effective for financial statements for both interim and annual periods presented after December 15, 1997, and as a result, all prior-period EPS data presented herein has been restated.

     A reconciliation of the numerators and denominators of the basic and diluted EPS computations for the period from November 27, 1996 to December 31, 1996 and the year ended December 31, 1997, is as follows:

                                                1996                                  1997
                                ------------------------------------   -----------------------------------
                                             EFFECT OF                              EFFECT OF
                                               STOCK                                  STOCK
                                              OPTIONS                                OPTIONS
                                  BASIC         AND        DILUTED       BASIC         AND       DILUTED
                                   EPS        WARRANTS       EPS          EPS       WARRANTS       EPS
                                ----------   ----------   ----------   ----------   ---------   ----------
Income (loss) before
  extraordinary item
  (numerator).................  $ (151,000)          --   $ (151,000)  $4,207,000         --    $4,207,000
Extraordinary item, net
  (numerator).................          --           --           --    1,377,000         --     1,377,000
                                ----------   ----------   ----------   ----------    -------    ----------
Net income (loss)
  (numerator).................  $ (151,000)          --   $ (151,000)  $2,830,000         --    $2,830,000
                                ==========   ==========   ==========   ==========    =======    ==========
Shares (denominator)..........   3,770,000           --    3,770,000    3,949,000    164,000     4,113,000
                                ==========   ==========   ==========   ==========    =======    ==========
Per share amount -- income
  (loss) before extraordinary
  item........................  $    (0.04)               $    (0.04)  $     1.07               $     1.02
Per share
  amount -- extraordinary
  item, net...................          --                        --        (0.35)                   (0.33)
                                ----------                ----------   ----------               ----------
Per share amount -- net income
  (loss)......................  $    (0.04)               $    (0.04)  $     0.72               $     0.69
                                ==========                ==========   ==========               ==========

     For the period from November 27, 1996 to December 31, 1996, no common stock equivalents were considered in the EPS calculations as their effect was antidilutive. For purposes of applying the treasury stock method, the Company has assumed that it will fully utilize tax deductions arising from the assumed exercise of non-qualified stock options.

(3) 1997 BUSINESS COMBINATIONS:

     During March 1997, the Company acquired inventory and other assets of the Utopia product line of high-end tanning products from Creative Laboratories, Inc. for approximately $350,000 in cash.

                STYLING TECHNOLOGY CORPORATION AND SUBSIDIARIES

     On June 25, 1997, the Company acquired all of the issued and outstanding common stock of ABBA, which produces a proprietary line of aromatherapy-based professional hair care products. The Company paid a purchase price of approximately $20 million in cash for the ABBA common stock. In connection with the ABBA acquisition, the Company also negotiated approximately $1.1 million in facilitation fees, payable over three years, to certain former shareholders of ABBA for pre-closing efforts to facilitate completion of the acquisition (see
Note 5). The ABBA acquisition is accounted for under the purchase method of accounting. The purchase price was allocated to assets and liabilities based on their estimated fair values as of the date of acquisition. The cost in excess of fair values was approximately $20.1 million and is recorded as goodwill in the accompanying consolidated balance sheets.

     On December 10, 1997, the Company acquired certain assets and assumed certain liabilities of Inverness Corporation and Inverness (UK) Limited (collectively "Inverness"). Inverness produces salon and retail hair removal apparatus and products under the brand names "One Touch" and "Clean + Easy." The Company paid a purchase price consisting of (i) $16.5 million in cash; and (ii) an additional $3.5 million in cash held in escrow pending release contingent upon the successful transition of the manufacture of certain hair removal appliances to offshore manufacturing. The Inverness acquisition is accounted for under the purchase method of accounting. The purchase price was allocated to assets and liabilities based on their estimated fair values as of the date of acquisition. The cost in excess of fair values was approximately $13.4 million and is recorded as goodwill in the accompanying consolidated balance sheets. The amounts of assets acquired and liabilities assumed in the Inverness acquisitions were based on the preliminary fair values as of the date of acquisition, and may be revised at a later date.

     The following assets were acquired and liabilities assumed at the closing date of the three acquisitions described above:

Accounts receivable.........................................  $  5,251,000
Inventory...................................................     5,324,000
Other assets................................................     1,475,000
Property and equipment......................................     1,316,000
Accounts payable and accrued liabilities....................    (2,861,000)
                                                              ------------
Net assets acquired.........................................    10,505,000
Cash paid at closing for purchase price and acquisition
  costs.....................................................    45,150,000
                                                              ------------
Goodwill....................................................  $ 34,645,000
                                                              ============

  Pro Forma Results of Operations

     The following unaudited pro forma summary includes the combined results of operations of the Company, the Acquired Businesses, and the Utopia, ABBA and Inverness acquisitions, as if all such acquisitions had occurred at the beginning of 1996 and 1997 after giving effect to certain pro forma adjustments. These pro forma adjustments include only the effect of goodwill amortization, interest expense that would have been incurred to finance a portion of the purchase of the acquisitions, and the estimated related income tax effects. The pro forma financial data is for informational purposes only, and is not necessarily indicative of the results of operations had the acquisitions occurred at the beginning of 1996 and 1997 and is not necessarily indicative of future operating results.

                                                           DECEMBER 31,
                                                    --------------------------
                                                       1996           1997
                                                    -----------    -----------
                                                           (UNAUDITED)
Net sales.........................................  $51,374,000    $62,752,000
Net income (loss).................................   (1,639,000)     2,447,000
Income (loss) per diluted share...................        (0.43)          0.59

                STYLING TECHNOLOGY CORPORATION AND SUBSIDIARIES

(4) PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following at December 31:

                                             USEFUL           DECEMBER 31,
                                              LIVES     ------------------------
                                             (YEARS)       1996          1997
                                             -------    ----------    ----------
Land.......................................     --      $  150,000    $  150,000
Building and leasehold improvements........   7-40         567,000       594,000
Machinery and equipment....................    3-7         274,000     1,559,000
Furniture and fixtures.....................      7          65,000       375,000
Computers, vehicles and other..............    3-5          80,000       356,000
                                                        ----------    ----------
                                                         1,136,000     3,034,000
Less -- accumulated depreciation...........                (11,000)     (394,000)
                                                        ----------    ----------
                                                        $1,125,000    $2,640,000
                                                        ==========    ==========

     The Company recorded approximately $11,000 and $383,000 in depreciation expense for the period from November 27, 1996 to December 31, 1996 and the year ended December 31, 1997, respectively, which is included in selling, general and administrative expenses in the accompanying consolidated statements of operations.

(5) LONG-TERM DEBT AND OTHER:

     Long-term debt and other consists of the following at December 31:

                                                                   DECEMBER 31,
                                                             -------------------------
                                                                1996          1997
                                                             ----------    -----------
Senior credit facility, collateralized by substantially all
  the assets of the Company, maturing through December 31,
  2004.....................................................  $       --    $50,000,000
Gena Note, imputed interest at 10%, secured by 225,000
  shares of contingently issuable common stock held in
  escrow and an outstanding letter of credit for $500,000,
  maturing November 26, 1998...............................   1,667,000      1,841,000
Unsecured notes payable related to the acquisition of JDS,
  bearing interest from 8% to 10%, due quarterly, maturing
  November 26, 1998........................................     283,000        283,000
Note payable related to the acquisition of KII, repaid
  during 1997..............................................     140,000             --
Note payable, repaid during 1997...........................     309,000             --
Facilitation fee payable (see Note 3)......................          --        900,000
                                                             ----------    -----------
                                                              2,399,000     53,024,000
Less: current portion......................................     (83,000)    (5,647,000)
                                                             ----------    -----------
                                                             $2,316,000    $47,377,000
                                                             ==========    ===========

                STYLING TECHNOLOGY CORPORATION AND SUBSIDIARIES

     Aggregate future maturities of long-term debt and other are as follows at December 31, 1997:

1998....................................................  $ 5,647,000
1999....................................................    4,797,000
2000....................................................    5,480,000
2001....................................................    6,300,000
2002....................................................    7,300,000
Thereafter..............................................   23,500,000
                                                          -----------
                                                          $53,024,000
                                                          ===========

  Senior Credit Facilities

     In June 1997, in connection with the ABBA acquisition, the Company entered into a six year, $28 million credit facility ("Old Credit Facility") with a group of banks with Credit Agricole Indosuez ("Indosuez") acting as agent. The Old Credit Facility consisted of three separate loans: a $13 million term A loan, a $10 million term B loan, and a $5 million revolving line of credit.

     In December 1997, in connection with the acquisition of Inverness, the Company extinguished the Old Credit Facility and entered into a new credit facility ("New Credit Facility"). The New Credit Facility is a seven-year, $75 million credit facility with a new group of banks with Indosuez acting as agent. The New Credit Facility consists of four separate loans: (i) a $25 million term A loan ("Term A Loan"), (ii) a $25 million term B loan ("Term B Loan"), (iii) a $12.5 million acquisition term loan, and (iv) a $12.5 million revolving line of credit. In connection with the extinguishment of the Old Credit Facility, the Company took an extraordinary non-cash charge of approximately $1.4 million, net of income taxes, related to the write-off of unamortized financing costs.

     The Company may utilize the acquisition term loan in connection with funding future acquisitions. These future acquisitions would require the Company to meet certain pro forma financial ratios. Upon such financing, the acquisition term loan will convert proportionately into Term A and Term B Loans based on the respective principal outstanding on the Term A and Term B Loans at that time.

     The interest rate on the New Credit Facility is paid quarterly and determined by the base rate (the "Base Rate"), as defined. The Base Rate is equal to the higher of (i) the Federal Funds Rate plus 0.5%, or (ii) the Indosuez prime lending rate. The Term A Loan bears interest at the Base Rate plus 1.0%, and matures on December 31, 2002. The Term B Loan bears interest at the Base Rate plus 1.5% and matures on December 31, 2004. The revolving line of credit bears interest at the Base Rate plus 1.0%, and expires on December 31, 2002. The revolving line of credit will be used for working capital purposes.

     The Company may, at its option after January 9, 1998, convert the interest rates relating to any of the loans to a LIBOR rate. Should the Company exercise this option, the Term A Loan will bear interest at the LIBOR rate plus 2.5%; the Term B Loan will bear interest at the LIBOR rate plus 3.0%; and the revolving line of credit will bear interest at the LIBOR rate plus 2.5%.

     The New Credit Facility contains certain provisions that, among other things, will require the Company to comply with certain financial ratio requirements and will limit the ability of the Company to make certain capital expenditures, to incur certain additional indebtedness, to sell assets, or to declare dividends. In addition, the New Credit Facility requires the Company to enter into certain interest rate protection instruments. As of December 31, 1997, the Company had not yet entered into any interest rate protection transactions.

                STYLING TECHNOLOGY CORPORATION AND SUBSIDIARIES

(6) STOCKHOLDERS' EQUITY:

  Treasury Stock

     In October 1996, the Company entered into a stock repurchase agreement with a founder, pursuant to which the founder agreed to sell approximately 808,000 shares of Company's common stock to the Company for $1.8 million, payable upon consummation of the Offering. Accordingly, upon consummation of the Offering, the founder was no longer a stockholder of the Company.

  Initial Public Offering

     In November 1996, the Company completed the Offering of approximately 2.9 million shares of its common stock with an issue price of $10.00 per share. During December 1996, the Company's underwriters exercised an over allotment option, resulting in the issuance of approximately 216,000 additional shares. Net proceeds from the Offering and over allotment option amounted to approximately $27,226,000. In connection with the Offering, the Company issued 203,000 five year warrants to its underwriters with an exercise price of $12.00 per share.

  Warrants

     In connection with the Old Credit Facility, the Company issued 160,000 five year warrants to lenders with exercise prices between $10.18 and $11.38 per share. These warrants have been recorded at fair value as additional paid-in capital in the accompanying December 31, 1997 consolidated balance sheet.

     In connection with the consummation of the Acquired Businesses and the Offering, the Company issued warrants to purchase 20,000 shares of common stock with an exercise price of $12.50 per share.

  Stock Options

     At the initial capitalization of the Company, 162,000 stock options to purchase shares of the common stock of the Company were issued to an officer with an exercise price of $0.10 per share. Subsequent to December 31, 1997, approximately 72,000 stock options were cancelled in connection with the officer's retirement.

     During 1996, the Company adopted the 1996 Stock Option Plan (the "Plan"), which provides for the grant of incentive and nonqualified stock options to acquire common stock of the Company to key personnel and directors of the Company.

     A summary of the status of all the Company's stock options at December 31, 1996 and 1997, and changes during the periods ended is presented in the following table:

                                                    1996                    1997
                                            --------------------    --------------------
                                                        WEIGHTED                WEIGHTED
                                                        AVERAGE                 AVERAGE
                                                        EXERCISE                EXERCISE
                                            OPTIONS      PRICE      OPTIONS      PRICE
                                            --------    --------    --------    --------
Outstanding at beginning of year..........   162,000     $  .10      250,000     $ 3.58
  Granted.................................    88,000      10.00      430,000      10.57
  Exercised...............................        --         --           --         --
  Canceled................................        --         --     (131,000)     10.60
                                            --------     ------     --------     ------
Outstanding at end of year................   250,000     $ 3.58      549,000     $ 7.38
                                            ========     ======     ========     ======
Exercisable at end of year................    18,000     $10.00      136,000     $ 9.71
                                            ========     ======     ========     ======
Weighted average fair value per share of
  options granted.........................  $   5.65                $   4.13
                                            ========                ========

     Options outstanding at December 31, 1997 have exercise prices between $0.10 and $11.38. 162,000 options have exercise prices of $0.10 with a remaining average contractual life of 7.5 years, with cliff vesting

                STYLING TECHNOLOGY CORPORATION AND SUBSIDIARIES after four years. 387,000 options have exercise prices between $9.25 and $11.38 with a remaining average contractual life of 9.4 years, with vesting between one and five years.

     The following pro forma disclosures of net income (loss) are made assuming the Company had accounted for the stock options pursuant to the provision of SFAS No. 123, Accounting for Stock-Based Compensation.

                                                           FOR THE PERIOD
                                                                FROM
                                                            NOVEMBER 27,
                                                                1996
                                                            (COMMENCEMENT
                                                          OF OPERATIONS) TO
                                                            DECEMBER 31,       DECEMBER 31,
                                                                1996               1997
                                                          -----------------    ------------
Income (loss) before extraordinary item
  As reported...........................................      $(151,000)       $ 4,207,000
  Pro forma.............................................       (226,000)         3,876,000
  Diluted EPS -- as reported............................          (0.04)              1.02
  Diluted EPS -- pro forma..............................          (0.06)              0.94
Extraordinary item, net
  As reported...........................................             --         (1,337,000)
  Diluted EPS -- as reported............................             --              (0.33)
Net income (loss)
  As reported...........................................       (151,000)         2,830,000
  Pro forma.............................................       (226,000)         2,539,000
  Diluted EPS -- as reported............................          (0.04)              0.69
  Diluted EPS -- pro forma..............................          (0.06)              0.62

     The fair value of each option is estimated on the date of grant using the Black-Scholes options pricing model with the following weighted average assumptions used for grants in 1996; risk-free interest rates of 5.85%, expected lives of 3.8 years; and a volatility factor of 60%. The weighted average assumptions used for grants in 1997 were as follows: risk-free interest rates of 5.99% to 6.62%, expected lives of two to six years; and a volatility factor of 38.59%. The dividend yield assumed is zero for both 1996 and 1997.

(7) INCOME TAXES:

     The provision for (benefit from) income taxes for the periods ended December 31, 1996 and 1997, consists of the following:

                                                         1996         1997
                                                       --------    ----------
Current expense......................................  $     --    $3,146,000
Deferred benefit.....................................   (72,000)      (49,000)
                                                       --------    ----------
Net income tax expense (benefit).....................  $(72,000)   $3,097,000
                                                       ========    ==========

                STYLING TECHNOLOGY CORPORATION AND SUBSIDIARIES

     The components of the deferred tax accounts as of December 31, 1996 and 1997, consists of the following:

                                                         1996         1997
                                                       ---------    ---------
Current deferred tax assets
     Tax effect of net operating loss carryforward...  $  86,000    $      --
     Reserves and other accruals.....................     84,000      232,000
     Inventory capitalization........................         --      222,000
     Other...........................................     38,000        8,000
                                                       ---------    ---------
Total deferred tax assets............................    208,000      462,000
                                                       ---------    ---------
Non-current deferred tax liabilities
     Accelerated tax depreciation and amortization...     16,000      162,000
                                                       ---------    ---------
Net deferred tax asset...............................  $ 192,000    $ 300,000
                                                       =========    =========

     A reconciliation of the U.S. federal statutory income tax rate to the Company's income (loss) before extraordinary item effective tax rate is as follows:

                                                               DECEMBER 31,
                                                              --------------
                                                              1996      1997
                                                              ----      ----
Statutory federal rate......................................  (34)%      34%
Effect of state taxes.......................................   (5)        4
Nondeductible amortization of goodwill......................    8         4
Other.......................................................   (1)       --
                                                              ---       ---
                                                              (32)%      42%
                                                              ===       ===

     The net operating loss deferred tax asset of approximately $86,000 originating in the year ended December 31, 1996, was completely utilized as of December 31, 1997.

(8) RELATED PARTY INFORMATION:

     During 1996, certain founders advanced approximately $112,500 to the Company to fund various Offering and acquisition costs, all of which was repaid during the year.

     A member of the Company's Board of Directors serves as President of a consulting firm which was paid a $150,000 fee in connection with the ABBA acquisition.

     A member of the Company's Board of Directors is a partner in a law firm that represents the Company in certain legal matters. The total fees paid to the firm during 1997 were approximately $8,000.

     A member of the Company's Board of Directors is a partner in a merchant banking firm which provided services to the Company related to obtaining financing and completing certain acquisitions. During 1997, this firm earned $1,120,000 for these services.

     A former member of the Company's Board of Directors serves as a consultant to the Company. He was paid consulting fees and reimbursement of out of pocket expenses of approximately $213,000 during the period in which he served as a Director for the Company.

     The Company's Chief Executive Officer owns a salon chain which is a customer of the Company. Sales to these stores from all divisions were approximately $153,000 during 1997. The total accounts receivable balance as of December 31, 1997, from these stores was approximately $96,000.

                STYLING TECHNOLOGY CORPORATION AND SUBSIDIARIES

(9) COMMITMENTS AND CONTINGENCIES:

  Legal Matters

     The Company is party to certain legal matters arising in the ordinary course of its business. In management's opinion, as of December 31, 1997, the expected outcome of such matters will not have a material impact on the Company's financial position or results of operations.

  Operating Leases

     The Company leases certain equipment and office and warehouse space under noncancelable operating leases. Rent expense related to these lease agreements totaled approximately $12,000 for the period November 27, 1996 (commencement of operations) to December 31, 1996. Rent expense for the year ended December 31, 1997, was approximately $313,000.

     Future lease payments under noncancelable operating leases are as follows:

                     YEARS ENDING
                     DECEMBER 31,
                     ------------
  1998.................................................    $  768,000
  1999.................................................       760,000
  2000.................................................       740,000
  2001.................................................       482,000
  2002.................................................       415,000
  Thereafter...........................................       202,000
                                                           ----------
                                                           $3,367,000
                                                           ==========

  Retirement Plans

     Two of the Company's divisions had 401(k) plans in place at the time of their acquisition. The first of these plans allows contributions of up to 18% of compensation for eligible employees. The Company may match up to 25% of the employee's contribution up to a maximum of 4% of the employee's compensation. The Company made payments to this 401(k) Plan for approximately $5,000 during 1997. Any full-time employee who has been with that division of the Company for at least three months may enroll during a semiannual enrollment period.

     The second plan allows contributions of up to 20% of compensation for eligible employees. The Company may match up to 50% of the employee's contribution up to a maximum of 6% of compensation. The Company made payments to this 401(k) plan in the sum of $13,000 during 1997. Any full-time employee who has been with that division of the Company for at least one year may enroll during a semi-annual enrollment period.

(10) CUSTOMER AND VENDOR CONCENTRATION:

     Sales to a major U.S. beauty supply chain as a percentage of total net sales approximated 25% for the period November 27, 1996 to December 31, 1996. During 1997, this customer accounted for approximately 13% of the total net sales of the Company. The unaudited pro forma concentration of this single customer would represent 9% of total net sales for the year ended December 31, 1997, assuming the ABBA and Inverness acquisitions had occurred on January 1, 1997.

     As part of the Company's strategy, the Company uses third parties to manufacture the majority of the Company's products. One of these third party suppliers accounted for approximately 15% of the total cost of sales for the year ended December 31, 1997.

                STYLING TECHNOLOGY CORPORATION AND SUBSIDIARIES

(11) EVENTS SUBSEQUENT TO AUDITOR'S REPORT:

     In June 1998, the Company acquired European Touch Co. and two related companies (collectively "European Touch") and European Touch, Ltd. II ("European Touch II"). European Touch is a developer, producer, and marketer of professional nail enhancement and treatment products and European Touch II is a developer, producer, and marketer of salon pedicure equipment. These companies were purchased for approximately $25.0 million and financed by the placement of $100.0 million 10 7/8% Senior Subordinated Notes due 2008 ("Notes"). The remaining $75.0 million under the Notes was used to payoff existing indebtedness and for general working capital purposes. In addition, the Company obtained a $50.0 million line of credit ("Line of Credit") with a bank in connection with the placement of the Notes.

     In August 1998, the Company acquired a controlling interest in Ft. Pitt Acquisition, Inc. and its 90% owned subsidiary, Ft. Pitt-Framesi, Ltd. (together, "Framesi USA"). Framesi USA hold exclusive license rights for the sale in the United States and most of Latin America of Framesi hair color products along with its complimentary Biogenol line of shampoos, conditioners, and styling products. The Company paid approximately $30.0 million for the Ft. Pitt Acquisition, Inc. stock, in the form of cash and seller carryback financing. Approximately $25.0 million from the Line of Credit was used to finance the $30.0 million purchase price.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Styling Technology Corporation:

     We have audited the accompanying balance sheets of GENA LABORATORIES, INC. as of February 28, 1995 and February 29, 1996, and the related statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended February 29, 1996, and for the period March 1, 1996 to November 26, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gena Laboratories, Inc. as of February 28, 1995 and February 29, 1996, and the results of its operations and its cash flows for each of the three years in the period ended February 29, 1996 and for the period March 1, 1996 to November 26, 1996, in conformity with generally accepted accounting principles.

                                          /s/  ARTHUR ANDERSEN LLP

Phoenix, Arizona,
  March 21, 1997.

                            GENA LABORATORIES, INC.

                                 BALANCE SHEETS

                                                              FEBRUARY 28,    FEBRUARY 29,
                                                                  1995            1996
                                                              ------------    ------------
                                          ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................   $  390,325      $  250,644
  Investments...............................................       14,999          46,500
  Accounts receivable, net of allowance for doubtful
     accounts of $120,347 and $136,093, respectively........      863,208         965,615
  Inventory.................................................      965,335       1,213,688
  Deferred tax asset........................................       99,055         131,790
                                                               ----------      ----------
          Total current assets..............................    2,332,922       2,608,237
                                                               ----------      ----------
PROPERTY AND EQUIPMENT, net of accumulated depreciation of
  $392,026 and $471,771, respectively.......................      884,638         830,093
DEFERRED TAX ASSET, net of current portion..................           --          19,870
OTHER ASSETS................................................      346,866         256,770
                                                               ----------      ----------
                                                               $3,564,426      $3,714,970
                                                               ==========      ==========
                           LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable..........................................   $  391,381      $  382,926
  Accrued expenses..........................................      302,808         259,903
  Current portion of note payable to related parties........       32,571          34,929
  Current portion of long-term debt.........................       96,056          95,248
                                                               ----------      ----------
          Total current liabilities.........................      822,816         773,006
                                                               ----------      ----------
NOTE PAYABLE TO RELATED PARTIES, less current portion.......      342,464         307,358
                                                               ----------      ----------
LONG-TERM DEBT, net of current portion......................      124,186          11,518
                                                               ----------      ----------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common stock, $5 par value, 2,000 shares authorized,
     issued and outstanding.................................       10,000          10,000
  Additional paid-in capital................................       88,303          88,303
  Unrealized holding loss on investment.....................      (35,303)         (3,802)
  Retained earnings.........................................    2,211,960       2,528,587
                                                               ----------      ----------
          Total stockholders' equity........................    2,274,960       2,623,088
                                                               ----------      ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..................   $3,564,426      $3,714,970
                                                               ==========      ==========

  The accompanying notes to financial statements are an integral part of these balance sheets.

                            GENA LABORATORIES, INC.

                            STATEMENTS OF OPERATIONS

                                                                                              FOR THE PERIOD
                                                            FOR THE YEARS ENDED               MARCH 1, 1996
                                                 ------------------------------------------         TO
                                                 FEBRUARY 28,   FEBRUARY 28,   FEBRUARY 29,    NOVEMBER 26,
                                                     1994           1995           1996            1996
                                                 ------------   ------------   ------------   --------------
NET SALES......................................   $6,426,416     $7,523,751     $8,384,092      $6,707,727
COST OF SALES..................................    3,280,046      4,163,395      4,818,786       3,900,347
                                                  ----------     ----------     ----------      ----------
GROSS PROFIT...................................    3,146,370      3,360,356      3,565,306       2,807,380
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES...    2,744,363      2,963,926      3,033,409       1,983,650
                                                  ----------     ----------     ----------      ----------
INCOME FROM OPERATIONS.........................      402,007        396,430        531,897         823,730
OTHER INCOME AND (EXPENSE), net................       35,092        (35,282)       (30,480)          2,225
                                                  ----------     ----------     ----------      ----------
INCOME BEFORE PROVISION FOR INCOME TAXES.......      437,099        361,148        501,417         825,955
PROVISION FOR INCOME TAXES.....................      158,613        129,606        184,790         297,344
                                                  ----------     ----------     ----------      ----------
NET INCOME.....................................   $  278,486     $  231,542     $  316,627      $  528,611
                                                  ==========     ==========     ==========      ==========

   The accompanying notes are an integral part of these financial statements.

                            GENA LABORATORIES, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                         COMMON STOCK       ADDITIONAL                      TOTAL
                                       -----------------     PAID-IN       RETAINED     STOCKHOLDERS'
                                       SHARES    AMOUNT      CAPITAL       EARNINGS        EQUITY
                                       ------    -------    ----------    ----------    -------------
BALANCE AT FEBRUARY 28, 1993.........  2,000     $10,000     $88,303      $1,687,828     $1,786,131
  Net income.........................     --          --          --         278,486        278,486
  Net change in unrealized holding
     loss............................     --          --          --           1,006          1,006
                                       -----     -------     -------      ----------     ----------
BALANCE AT FEBRUARY 28, 1994.........  2,000      10,000      88,303       1,967,320      2,065,623
  Net income.........................     --          --          --         231,542        231,542
  Net change in unrealized holding
     loss............................     --          --          --         (22,205)       (22,205)
                                       -----     -------     -------      ----------     ----------
BALANCE AT FEBRUARY 28, 1995.........  2,000      10,000      88,303       2,176,657      2,274,960
  Net income.........................     --          --          --         316,627        316,627
  Net change in unrealized holding
     loss............................     --          --          --          31,501         31,501
                                       -----     -------     -------      ----------     ----------
BALANCE AT FEBRUARY 29, 1996.........  2,000      10,000      88,303       2,524,785      2,623,088
  Net income for the period March 1,
     1996 to November 26, 1996.......     --          --          --         528,611        528,611
  Distributions to stockholders......     --          --          --        (513,000)      (513,000)
                                       -----     -------     -------      ----------     ----------
BALANCE AT NOVEMBER 26, 1996.........  2,000     $10,000     $88,303      $2,540,396     $2,638,699
                                       =====     =======     =======      ==========     ==========

   The accompanying notes are an integral part of these financial statements.

                            GENA LABORATORIES, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                            FOR THE PERIOD
                                                        FOR THE YEARS ENDED                 MARCH 1, 1996
                                            --------------------------------------------          TO
                                            FEBRUARY 28,    FEBRUARY 28,    FEBRUARY 29,     NOVEMBER 26,
                                                1994            1995            1996             1996
                                            ------------    ------------    ------------    --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..............................   $ 278,486       $ 231,542       $ 316,627        $ 528,611
  Adjustments to reconcile net income to
     net cash used in operating
     activities --
     Depreciation and amortization........     114,021         155,185         168,685           37,939
     Loss on sale of securities on fixed
       assets.............................          --          32,513              --               --
     Decrease (increase) in accounts
       receivable.........................      38,647        (157,714)       (102,407)          90,671
     Decrease (increase) in inventory.....     (14,638)       (118,638)       (248,353)         (24,975)
     Decrease (increase) in other
       assets.............................      80,863         (30,814)        (51,449)        (228,444)
     (Decrease) increase in accounts
       payable and accrued liabilities....    (122,813)        210,426         (51,360)          14,157
                                             ---------       ---------       ---------        ---------
          Net cash provided by (used in)
            operating activities..........     374,566         322,500          31,743          417,959
                                             ---------       ---------       ---------        ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures....................    (331,996)        (23,648)        (25,200)         (11,886)
  Cost incurred to acquire new
     businesses...........................    (180,213)       (140,000)             --               --
  Proceeds from sale of investments.......          --              --              --           46,500
                                             ---------       ---------       ---------        ---------
          Net cash provided by (used in)
            investing activities..........    (512,209)       (163,648)        (25,200)          34,614
                                             ---------       ---------       ---------        ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from (payments of) long-term
     debt, net............................     178,585        (136,668)       (146,224)        (137,098)
  Distributions to stockholders...........          --              --              --         (513,000)
                                             ---------       ---------       ---------        ---------
          Net cash provided by (used in)
            financing activities..........     178,585        (136,668)       (146,224)        (650,098)
                                             ---------       ---------       ---------        ---------
NET INCREASE (DECREASE) IN CASH...........      40,942          22,184        (139,681)        (197,525)
CASH AND CASH EQUIVALENTS, beginning of
  period..................................     327,199         368,141         390,325          250,644
                                             ---------       ---------       ---------        ---------
CASH AND CASH EQUIVALENTS, end of
  period..................................   $ 368,141       $ 390,325       $ 250,644        $  53,119
                                             =========       =========       =========        =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Interest paid...........................   $   8,325       $  54,401       $  43,259        $  23,871
                                             =========       =========       =========        =========
  Income taxes paid.......................   $ 137,580       $ 127,609       $ 232,417        $ 195,860
                                             =========       =========       =========        =========
FIXED ASSETS AND NEW BUSINESSES ACQUIRED
  THROUGH FINANCING TRANSACTIONS..........   $ 528,449       $  24,911       $      --        $      --
                                             =========       =========       =========        =========

   The accompanying notes are an integral part of these financial statements.

                            GENA LABORATORIES, INC.

                         NOTES TO FINANCIAL STATEMENTS

(1) ORGANIZATION AND BASIS OF PRESENTATION:

  Acquisition and Basis of Presentation

     Effective November 26, 1996, shareholders of Gena Laboratories, Inc. (the Company) sold all of its outstanding stock to Styling Technology Corporation for consideration of approximately $9,700,000. These financial statements present the historical financial position and results of operations of the acquired business for periods prescribed by applicable rules of the Securities and Exchange Commission.

  Organization and Nature of Operations

     The Company was incorporated in 1930 to manufacture nail care and personal care products. In 1979, the current owners purchased the Company and focused the operation on professional salon care with an emphasis on nail products. The Company is now a recognized quality manufacturer and distributor of professional beauty products worldwide, and offers an extensive line of nail, skin and hair care products as well as pedicure and other specialty beauty products and accessories. Principally, its products are sold through wholesale distributors of professional beauty products, hair and nail salons and professional beauty supply outlets worldwide.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Cash and Cash Equivalents

     All highly liquid investments purchased with original maturities of three months or less are considered to be cash equivalents.

  Investments

     The Company considers all its investments as available for sale and accordingly, recognizes any unrealized holding gains and losses as a separate component of stockholders' equity, in accordance with SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities.

  Inventory

     Inventory is valued at the lower of cost (first-in, first-out) or net realizable value. Reserves are established against inventory for excess, slow-moving and obsolete items and for items where the net realizable value is less than cost.

     Inventories consist of the following:

                                                      FEBRUARY 28,    FEBRUARY 29,
                                                          1995            1996
                                                      ------------    ------------
Raw materials and work-in-process...................    $675,735       $  849,582
Finished goods......................................     289,600          364,106
                                                        --------       ----------
                                                        $965,335       $1,213,688
                                                        ========       ==========

  Property and Equipment

     Property and equipment are recorded at cost and depreciation on property and equipment is provided using the straight-line method over the estimated useful lives of the assets.

     Expenditures for major renewals and betterments are capitalized, while expenditures for maintenance and repairs, which do not improve assets or extend their useful lives are charged to expense as incurred. For the years ended February 28, 1994 and 1995, February 29, 1996, and for the period March 1, 1996 to

                            GENA LABORATORIES, INC.

November 26, 1996, maintenance and repair expenses charged to cost of operations were approximately $26,000, $47,000, $23,000 and $32,245, respectively.

  Concentration of Credit Risk

     Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and trade receivables. The Company places its temporary cash investments in high credit quality institutions. Concentrations of credit risk with respect to trade receivables are described in Note 6. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

  Fair Value of Financial Instruments

     The carrying values of cash and cash equivalents, receivables, accounts payable and accrued expenses approximate fair values due to the short-term maturities of these instruments. The carrying amount on the long-term debt is estimated to approximate fair value as the actual interest rates are consistent with rates estimated to be currently available for debt with similar terms and remaining maturities.

  Revenue Recognition

     The Company recognizes revenue from sales at the time product is shipped.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Final settlement amounts could differ from those estimates.

(3) OTHER ASSETS:

     Other assets consist primarily of goodwill, which represents the excess of consideration paid over the fair market values of identifiable net assets acquired. The goodwill is being amortized on a straight-line basis over 25 years. The Company has also recorded other intangible assets, which include noncompete, consulting and trademark agreements, related to acquisitions of various beauty companies. Such assets are being amortized on a straight-line basis, over a period of 3 to 25 years. Accumulated amortization on such intangibles was $349,423 and $433,070 as of February 28, 1995 and February 29, 1996.

                            GENA LABORATORIES, INC.

(4) PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                                      FEBRUARY 28,    FEBRUARY 29,
                                                          1995            1996
                                                      ------------    ------------
Land................................................   $  150,000      $  150,000
Factory equipment...................................      407,427         431,832
Computers...........................................       43,030          43,825
Furniture, fixtures and autos.......................      108,875         108,875
Building and leasehold improvements.................      567,332         567,332
                                                       ----------      ----------
                                                        1,276,664       1,301,864
Less: Accumulated depreciation......................     (392,026)       (471,771)
                                                       ----------      ----------
                                                       $  884,638      $  830,093
                                                       ==========      ==========

(5) LONG-TERM DEBT:

     Long-term debt consists of the following:

                                                      FEBRUARY 28,    FEBRUARY 29,
                                                          1995            1996
                                                      ------------    ------------
Unsecured note payable, bearing interest at prime
  (8.25% at February 29, 1996), unpaid balance due
  by November 1996..................................    $123,529        $ 52,942
Various notes payable, bearing interest from 7.5% to
  8.0%, maturing through 1998.......................      96,713          53,824
                                                        --------        --------
                                                         220,242         106,766
Less: Current maturities............................     (96,056)        (95,248)
                                                        --------        --------
                                                        $124,186        $ 11,518
                                                        ========        ========

     In 1993, the Company entered into a $250,000 unsecured revolving line of credit, which bears interest at prime and matures July 1997. As of February 28, 1995 and February 29, 1996, the Company had not drawn on this facility.

     Aggregate principal payments on long-term debt are as follows:

YEAR ENDING
FEBRUARY 28,
------------
1997..............................................  $ 95,248
1998..............................................    11,518
                                                    --------
                                                    $106,766
                                                    ========

(6) MAJOR CUSTOMERS:

     The Company's strategy includes providing production and distribution services to a major U.S. beauty distribution company. Sales to this customer as a percentage of total sales approximated 31%, 28% and 28% for the years ended February 28, 1994, 1995 and February 29, 1996, respectively, and 34% for the period March 1, 1996 to November 26, 1996.

                            GENA LABORATORIES, INC.

(7) INCOME TAXES:

     The Company accounts for income taxes using Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS 109). SFAS 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. These differences result principally from the recognition of revenues and expenses using the cash basis of accounting and the use of different depreciation and amortization methods for income tax reporting.

     The components of the income tax provision consist of the following:

                                                                                    FOR THE PERIOD
                                                FOR THE YEARS ENDED                 MARCH 1, 1996
                                    --------------------------------------------          TO
                                    FEBRUARY 28,    FEBRUARY 28,    FEBRUARY 29,     NOVEMBER 26,
                                        1994            1995            1996             1996
                                    ------------    ------------    ------------    --------------
Current:
  Federal.........................    $134,927        $139,468        $208,499         $303,501
  State...........................      18,699          19,329          28,896           42,054
                                      --------        --------        --------         --------
                                       153,626         158,797         237,395          345,555
Deferred provision (benefit)......       4,987         (29,191)        (52,605)         (48,211)
                                      --------        --------        --------         --------
  Provision for income taxes......    $158,613        $129,606        $184,790         $297,344
                                      ========        ========        ========         ========

     The components of deferred taxes are as follows:

                                                              FEBRUARY 28,    FEBRUARY 29,
                                                                  1995            1996
                                                              ------------    ------------
Deferred tax assets:
  Inventory reserve.........................................    $  6,707        $  8,376
  Uniform inventory cost capitalization.....................      50,233          62,739
  Capital losses in excess of capital gains.................       1,544          10,362
  Allowance for doubtful accounts...........................      44,492          50,314
  Amortization..............................................      15,773          38,586
                                                                --------        --------
          Total gross deferred tax assets...................     118,749         170,377
                                                                --------        --------
Deferred tax liabilities:
  Depreciation..............................................     (19,694)        (18,717)
                                                                --------        --------
          Total gross deferred tax liabilities..............     (19,694)        (18,717)
                                                                --------        --------
          Net deferred tax asset............................    $ 99,055        $151,660
                                                                ========        ========

                            GENA LABORATORIES, INC.

     The following is a reconciliation of income taxes provided at the federal statutory rate with income taxes recorded by the Company:

                                                                                    FOR THE PERIOD
                                                FOR THE YEARS ENDED                 MARCH 1, 1996
                                    --------------------------------------------          TO
                                    FEBRUARY 28,    FEBRUARY 28,    FEBRUARY 29,     NOVEMBER 26,
                                        1994            1995            1996             1996
                                    ------------    ------------    ------------    --------------
Tax provision at statutory rate...    $148,614        $122,790        $170,482         $280,824
Expense of permanent differences
  resulting from the recognition
  of interest income and travel
  and entertainment expenses, and
  the effect of state taxes.......       9,999           6,816          14,308           16,520
                                      --------        --------        --------         --------
          Income tax provision....    $158,613        $129,606        $184,790         $297,344
                                      ========        ========        ========         ========

(8) RELATED PARTY TRANSACTIONS:

     In the fiscal year ended February 28, 1994, the Company purchased land and building amounting to $650,000, from a partnership (the Partnership) of which three of the four partners are shareholders of the Company. The sales price approximated the book value as recorded by the Partnership. Prior to the transaction the Company leased this real estate from the Partnership. The Company acquired the land and building using cash, and financed the remaining portion with a note due the Partnership. Interest and principal of $5,105 are payable monthly. The loan bears interest at 7%, and fully matures in 2003.

     The total of the related party note payable is as follows:

                                                      FEBRUARY 28,    FEBRUARY 29,
                                                          1995            1996
                                                      ------------    ------------
Total shareholder note payable......................    $375,035        $342,287
  Less: Current maturities..........................     (32,571)        (34,929)
                                                        --------        --------
Shareholder note payable, net of current portion....    $342,464        $307,358
                                                        ========        ========

     Principal maturities related to this loan are as follows:

                   YEAR ENDING
                   FEBRUARY 28,                      TOTAL
                   ------------                     --------
1997..............................................  $ 34,929
1998..............................................    37,454
1999..............................................    40,162
2000..............................................    43,065
2001..............................................    46,178
Thereafter........................................   140,499
                                                    --------
                                                    $342,287
                                                    ========

     The Company also entered into a lease with the Partnership in 1991, for approximately 10,000 square feet for storage and production purposes. Lease expense related to this space totaled approximately $83,049, $44,346, $51,346 and $58,993 for the years ended February 28, 1994 and 1995, February 29, 1996, and the period March 1, 1996 to November 26, 1996, respectively.

                            GENA LABORATORIES, INC.

(9) COMMITMENTS AND CONTINGENCIES:

     In the normal course of business, the Company is named as a defendant in various litigation matters. In management's opinion, the ultimate resolution of these matters will not have a material impact on the Company's financial statements.

     Lease commitments related primarily to a warehouse space lease are as follows:

                   YEAR ENDING
                   FEBRUARY 28,                      TOTAL
                   ------------                     --------
1997..............................................  $ 41,100
1998..............................................    41,100
1999..............................................    41,100
2000..............................................    41,100
2001..............................................    41,100
Thereafter........................................   202,500
                                                    --------
                                                    $408,000
                                                    ========

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Styling Technology Corporation:

     We have audited the accompanying balance sheets of BODY DRENCH (a Division of Designs by Norvell, Inc., a Tennessee corporation) as of December 31, 1994 and 1995, and the related statements of operations, changes in owner's investment and cash flows for each of the three years in the period ended December 31, 1995 and for the period January 1, 1996 to November 26, 1996. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Body Drench as of December 31, 1994 and 1995, and the results of its operations and its cash flows for each of the three years then ended and for the period January 1, 1996 to November 26, 1996, in conformity with generally accepted accounting principles.

                                          /s/  ARTHUR ANDERSEN LLP

Phoenix, Arizona,
  March 21, 1997.

                                  BODY DRENCH
                    (A DIVISION OF DESIGNS BY NORVELL, INC.)

                                 BALANCE SHEETS

                                                                    DECEMBER 31,
                                                              ------------------------
                                                                 1994          1995
                                                              ----------    ----------
                                        ASSETS
CURRENT ASSETS:
  Accounts receivable, net of allowance for doubtful
     accounts of $89,841
     and $58,242, respectively..............................  $1,396,048    $1,234,966
  Inventories...............................................   3,052,783     3,078,656
  Other current assets......................................       5,152       150,713
                                                              ----------    ----------
          Total current assets..............................   4,453,983     4,464,335
                                                              ----------    ----------
EQUIPMENT, net of accumulated depreciation of $245,424 and
  $297,176, respectively....................................     167,697       316,443
                                                              ----------    ----------
          Total assets......................................  $4,621,680    $4,780,778
                                                              ==========    ==========
                          LIABILITIES AND OWNER'S INVESTMENT
CURRENT LIABILITIES:
  Accounts payable..........................................  $2,550,654    $3,221,337
  Bank overdraft............................................     651,953       274,810
  Accrued expenses and other................................     296,546       257,813
                                                              ----------    ----------
          Total current liabilities.........................   3,499,153     3,753,960
                                                              ----------    ----------
COMMITMENTS AND CONTINGENCIES (Note 5)
OWNER'S INVESTMENT..........................................   1,122,527     1,026,818
                                                              ----------    ----------
          Total liabilities and owner's investment..........  $4,621,680    $4,780,778
                                                              ==========    ==========

The accompanying notes to the financial statements are an integral part of these balance sheets.

                                  BODY DRENCH
                    (A DIVISION OF DESIGNS BY NORVELL, INC.)

                            STATEMENTS OF OPERATIONS

                                                                                    FOR THE PERIOD
                                                                                    JANUARY 1, 1996
                                                YEARS ENDED DECEMBER 31,                  TO
                                        ----------------------------------------     NOVEMBER 26,
                                           1993          1994           1995             1996
                                        ----------    -----------    -----------    ---------------
NET SALES.............................  $6,653,488    $11,138,369    $11,871,171      $9,642,980
COST OF SALES.........................   4,039,843      6,342,770      6,426,775       5,867,104
                                        ----------    -----------    -----------      ----------
GROSS PROFIT..........................   2,613,645      4,795,599      5,444,396       3,775,876
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES............................   2,054,919      4,075,756      4,883,265       4,004,728
                                        ----------    -----------    -----------      ----------
INCOME FROM OPERATIONS................     558,726        719,843        561,131        (228,852)
                                        ----------    -----------    -----------      ----------
INTEREST EXPENSE......................      30,159             --         87,585              --
                                        ----------    -----------    -----------      ----------
INCOME BEFORE PROVISION FOR INCOME
  TAXES...............................     528,567        719,843        473,546        (228,852)
PROVISION (BENEFIT) FOR INCOME
  TAXES...............................     200,855        273,540        179,947         (91,541)
                                        ----------    -----------    -----------      ----------
NET INCOME (LOSS).....................  $  327,712    $   446,303    $   293,599      $ (137,311)
                                        ----------    -----------    -----------      ----------

   The accompanying notes are an integral part of these financial statements.

                                  BODY DRENCH
                    (A DIVISION OF DESIGNS BY NORVELL, INC.)

                  STATEMENTS OF CHANGES IN OWNER'S INVESTMENT

BALANCE, December 31, 1992..................................  $  (127,491)
  Net income................................................      327,712
  Net payments to parent....................................     (748,153)
                                                              -----------
BALANCE, December 31, 1993..................................     (547,932)
  Net income................................................      446,303
  Net receipts from parent..................................    1,224,156
                                                              -----------
BALANCE, December 31, 1994..................................    1,122,527
  Net income................................................      293,599
  Net payments to parent....................................     (389,308)
                                                              -----------
BALANCE, December 31, 1995..................................    1,026,818
  Net loss..................................................     (137,311)
  Net payments to parent....................................   (1,311,710)
                                                              -----------
BALANCE, November 26, 1996..................................  $  (422,203)
                                                              ===========

   The accompanying notes are an integral part of these financial statements.

                                  BODY DRENCH
                    (A DIVISION OF DESIGNS BY NORVELL, INC.)

                            STATEMENTS OF CASH FLOWS

                                                                                      FOR THE
                                                                                       PERIOD
                                                      FOR THE YEARS ENDED            JANUARY 1,
                                                         DECEMBER 31,                 1996 TO
                                              -----------------------------------   NOVEMBER 26,
                                                1993         1994         1995          1996
                                              ---------   -----------   ---------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).........................  $ 327,712   $   446,303   $ 293,599   $  (137,311)
  Adjustments to reconcile net income (loss)
     to net cash used in operating
     activities -- Depreciation.............     67,244        36,619      51,752        94,963
  Changes in operating assets and
     liabilities:
     Accounts receivable, net...............    (49,548)   (1,099,273)    161,082       274,164
     Inventories............................   (224,184)   (2,024,887)    (25,873)
     Other, net.............................     (5,127)        2,084    (145,561)    1,167,937
     Accounts payable.......................    516,725       783,427     670,683       158,304
     Accrued expenses.......................    177,767        33,284     (38,733)     (258,849)
                                              ---------   -----------   ---------   -----------
          Net cash provided by (used in)
            operating activities............    810,589    (1,822,443)    966,949     1,299,208
                                              ---------   -----------   ---------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of equipment....................    (62,436)      (53,666)   (200,498)      (12,502)
                                              ---------   -----------   ---------   -----------
          Net cash provided by (used in)
            investing activities............    (62,436)      (53,666)   (200,498)      (12,502)
                                              ---------   -----------   ---------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Bank overdraft............................         --       651,953    (377,143)       25,004
  Net payments to/receipts from parent......   (748,153)    1,224,156    (389,308)   (1,311,710)
                                              ---------   -----------   ---------   -----------
          Net cash provided by (used in)
            financing activities............   (748,153)    1,876,109    (766,451)   (1,286,706)
                                              ---------   -----------   ---------   -----------
NET CHANGE IN CASH..........................         --            --          --            --
                                              ---------   -----------   ---------   -----------
CASH, beginning of period...................         --            --          --            --
                                              ---------   -----------   ---------   -----------
CASH, end of period.........................  $      --   $        --   $      --   $        --
                                              =========   ===========   =========   ===========

   The accompanying notes are an integral part of these financial statements.

                                  BODY DRENCH
                    (A DIVISION OF DESIGNS BY NORVELL, INC.)

                         NOTES TO FINANCIAL STATEMENTS

(1) ORGANIZATION AND BASIS OF PRESENTATION:

  Acquisition and Basis of Presentation

     Effective November 26, 1996, Designs by Norvell, Inc. (Norvell) sold the assets of its Body Drench Division (the Division) to Styling Technology Corporation (STC) for consideration of approximately $7,900,000. These financial statements present the historical financial position and results of operations of the acquired business for periods prescribed by applicable rules of the Securities and Exchange Commission.

     The accompanying financial statements represent the accounts of the Division pursuant to the terms of the Asset Purchase Agreement between STC and Norvell. In addition, interest expense included in the statements of operations represents allocations of parent company interest, as calculated by Norvell.

  Nature and Seasonality of Operations

     The Division is engaged in the manufacture and distribution of skin care, sun care and body care products. Their products are sold to professional hair and tanning salons, health clubs, beauty supply outlets and retail product based salons, both domestic and international.

     The Division's revenues are seasonal in nature, with the first six months of the year having the majority of the volume.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Fair Value of Financial Instruments

     The carrying values of receivables, accounts payable and accrued expenses approximate fair values due to the short-term maturities of these instruments.

  Concentration of Credit Risk

     Financial instruments which potentially subject the Division to concentrations of credit risk consist principally of trade receivables. Concentrations of credit risk with respect to trade receivables are limited due to the number of customers comprising the Division's customer base. The Division establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Final settlement amounts could differ from those estimates.

  Revenue Recognition

     The Division recognizes revenue from sales at the time product is shipped.

  Equipment

     Equipment is recorded at cost and depreciation on equipment is provided using the straight-line method over the estimated useful lives of the related assets.

                                  BODY DRENCH
                    (A DIVISION OF DESIGNS BY NORVELL, INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Expenditures for major renewals and betterments are capitalized, while expenditures for maintenance and repairs, which do not improve assets or extend their useful lives are charged to expense as incurred. For the three years ended December 31, 1995 and for the period January 1, 1996 to November 26, 1996, maintenance and repair expenses charged to cost of operations were approximately $25,978, $26,117, $30,498 and $6,021, respectively.

  Inventory

     Inventory is valued at the lower of cost or market. Cost is determined using the first-in, first-out method.

     The components of inventories are summarized as follows:

                                                         1994          1995
                                                      ----------    ----------
Raw materials and work-in-process...................  $1,675,601    $1,583,372
Finished goods......................................   1,377,182     1,495,284
                                                      ----------    ----------
                                                      $3,052,783    $3,078,656
                                                      ==========    ==========

(3) PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                                         1994         1995
                                                       ---------    ---------
Factory equipment....................................  $ 134,880    $ 178,405
Computer equipment...................................    243,647      394,026
Furniture and fixtures...............................     34,594       41,188
                                                       ---------    ---------
                                                         413,121      613,619
Less -- Accumulated depreciation.....................   (245,424)    (297,176)
                                                       ---------    ---------
                                                       $ 167,697    $ 316,443
                                                       =========    =========

(4) INCOME TAXES:

     The Division accounts for income taxes using Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS 109). SFAS 109 requires the recording of deferred tax assets and liabilities based on differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. In accordance with SFAS 109, the Division has recorded a provision for income taxes separately from Norvell.

(5) COMMITMENTS AND CONTINGENCIES:

  Leases

     The Division leases certain facilities and equipment under operating lease agreements.

     Future minimum payments under noncancelable operating leases with terms in excess of one year are as follows:

                   DECEMBER 31,
                   ------------
1996...............................................  $79,455
1997...............................................   50,423
1998...............................................   41,067
1999...............................................    2,333

                                  BODY DRENCH
                    (A DIVISION OF DESIGNS BY NORVELL, INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Rental expense under such operating leases was $52,163, $101,217, $238,746 and $188,761, for the three years ended December 31, 1995, and for the period January 1, 1996 to November 26, 1996, respectively.

     The Division is involved in certain legal proceedings arising in the normal course of business. In the opinion of management, the Division's potential exposure under the pending proceedings is adequately provided for in the accompanying financial statements.

(6) SIGNIFICANT VENDORS:

     Two vendors accounted for 69.3%, 67.4%, 53.0% and 53.0% of the Division's total raw materials purchases from vendors for the years ended December 31, 1993, 1994, 1995 and for the period January 1, 1996 to November 26, 1996, respectively. Management does not believe that the loss of these vendors would significantly impact the Division's operations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Styling Technology Corporation:

     We have audited the accompanying balance sheets of JDS MANUFACTURING CO., INC. (a California corporation) as of September 30, 1995 and 1996, and the related statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended September 30, 1996 and for the period October 1, 1996 to November 26, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of JDS Manufacturing Co., Inc. as of September 30, 1995 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended September 30, 1996 and for the period October 1, 1996 to November 26, 1996, in conformity with generally accepted accounting principles.

                                          /s/  ARTHUR ANDERSEN LLP

Phoenix, Arizona,
  March 21, 1997.

                          JDS MANUFACTURING CO., INC.

                                 BALANCE SHEETS

                                                              SEPTEMBER 30,    SEPTEMBER 30,
                                                                  1995             1996
                                                              -------------    -------------
                                           ASSETS
CURRENT ASSETS:
  Cash......................................................    $ 57,397         $ 85,260
  Accounts receivable, net of allowance for doubtful
     accounts of $10,000, and $15,000, respectively.........     329,965          313,405
  Inventory.................................................     264,347          209,140
  Prepaid expenses..........................................      11,861            4,716
                                                                --------         --------
          Total current assets..............................     663,570          612,521
                                                                --------         --------
PROPERTY AND EQUIPMENT, net of accumulated depreciation of
  $100,031, and $114,660, respectively......................      30,292           19,157
OTHER ASSETS................................................     102,934          136,404
                                                                --------         --------
                                                                $796,796         $768,082
                                                                ========         ========
                            LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable..........................................    $196,309         $152,938
  Accrued expenses..........................................      53,740           81,411
                                                                --------         --------
          Total current liabilities.........................     250,049          234,349
                                                                --------         --------
NOTES PAYABLE TO RELATED PARTIES............................     516,200          434,210
                                                                --------         --------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common stock, $10 par value, 10,000 shares authorized,
     1,000 shares issued and outstanding....................      10,000           10,000
  Retained earnings.........................................      20,547           89,523
                                                                --------         --------
          Total stockholders' equity........................      30,547           99,523
                                                                --------         --------
          Total liabilities and stockholders' equity........    $796,796         $768,082
                                                                ========         ========

  The accompanying notes to financial statements are an integral part of these balance sheets.

                          JDS MANUFACTURING CO., INC.

                            STATEMENTS OF OPERATIONS

                                                                                    FOR THE PERIOD
                                                                                    OCTOBER 1, 1996
                                            FOR THE YEARS ENDED SEPTEMBER 30,             TO
                                          --------------------------------------     NOVEMBER 26,
                                             1994          1995          1996            1996
                                          ----------    ----------    ----------    ---------------
SALES...................................  $3,577,779    $3,367,599    $3,113,682       $613,142
COST OF SALES...........................   1,651,965     1,550,155     1,407,128        275,513
                                          ----------    ----------    ----------       --------
          Gross profit..................   1,925,814     1,817,444     1,706,554        337,629
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES..............................   1,981,928     1,843,871     1,614,505        257,784
                                          ----------    ----------    ----------       --------
          Income (loss) from
            operations..................     (56,114)      (26,427)       92,049         79,845
OTHER INCOME, net.......................      44,191        41,951        35,272          1,263
                                          ----------    ----------    ----------       --------
INCOME (LOSS) BEFORE PROVISION FOR
  INCOME TAXES..........................     (11,923)       15,524       127,321         81,108
PROVISION FOR INCOME TAXES..............       4,571         6,950        58,345         35,688
                                          ----------    ----------    ----------       --------
NET INCOME (LOSS).......................  $  (16,494)   $    8,574    $   68,976       $ 45,420
                                          ==========    ==========    ==========       ========

   The accompanying notes are an integral part of these financial statements.

                          JDS MANUFACTURING CO., INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                        COMMON STOCK
                                                      -----------------    RETAINED
                                                      SHARES    AMOUNT     EARNINGS     TOTAL
                                                      ------    -------    --------    --------
BALANCE, September 30, 1993.........................  1,000     $10,000    $ 28,467    $ 38,467
  Net loss..........................................     --          --     (16,494)    (16,494)
                                                      -----     -------    --------    --------
BALANCE, September 30, 1994.........................  1,000      10,000      11,973      21,973
  Net income........................................     --          --       8,574       8,574
                                                      -----     -------    --------    --------
BALANCE, September 30, 1995.........................  1,000      10,000      20,547      30,547
  Net income........................................     --          --      68,976      68,976
                                                      -----     -------    --------    --------
BALANCE, September 30, 1996.........................  1,000      10,000      89,523      99,523
  Net income, for the period October 1, 1996 to
     November 26, 1996..............................     --          --      45,420      45,420
                                                      -----     -------    --------    --------
BALANCE, November 26, 1996..........................  1,000     $10,000    $134,943    $144,943
                                                      =====     =======    ========    ========

   The accompanying notes are an integral part of these financial statements.

                          JDS MANUFACTURING CO., INC.

                            STATEMENTS OF CASH FLOWS

                                                                                     FOR THE PERIOD
                                                                                     OCTOBER 1, 1996
                                               FOR THE YEARS ENDED SEPTEMBER 30,           TO
                                              -----------------------------------     NOVEMBER 26,
                                                1994         1995         1996            1996
                                              ---------    ---------    ---------    ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).........................  $(16,494)    $  8,574     $ 68,976        $  45,420
  Adjustments to reconcile net income (loss)
     to net cash used in operating
     activities --
     Depreciation...........................    18,735       15,661       14,628            1,439
     Decrease (increase) in accounts
       receivable...........................    (4,438)      89,139       16,560         (172,645)
     Decrease (increase) in inventory.......    14,441      (34,089)      55,207           47,329
     Decrease (increase) in other assets....   (33,786)     (35,112)     (26,325)         (19,756)
     Increase (decrease) in accounts payable
       and accrued expenses.................     4,263      (47,256)     (15,700)          57,480
                                              --------     --------     --------        ---------
          Net cash provided by (used in)
            operating activities............   (17,279)      (3,083)     113,346          (40,733)
                                              --------     --------     --------        ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures......................   (10,582)      (8,203)      (3,493)          (1,912)
                                              --------     --------     --------        ---------
          Net cash used in investing
            activities......................   (10,582)      (8,203)      (3,493)          (1,912)
                                              --------     --------     --------        ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from (payments to) shareholder
     notes payable, net.....................    24,012       (5,692)     (81,990)         (14,748)
                                              --------     --------     --------        ---------
          Net cash provided by (used in)
            financing activities............    24,012       (5,692)     (81,990)         (14,748)
                                              --------     --------     --------        ---------
NET INCREASE (DECREASE) IN CASH.............    (3,849)     (16,978)      27,863          (57,393)
CASH, beginning of period...................    78,224       74,375       57,397           85,260
                                              --------     --------     --------        ---------
CASH, end of period.........................  $ 74,375     $ 57,397     $ 85,260        $  27,867
                                              ========     ========     ========        =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION:
     Interest paid..........................  $ 36,134     $ 35,589     $ 39,030        $      --
                                              ========     ========     ========        =========
     Income taxes paid......................  $  4,090     $  4,571     $  7,000        $  53,896
                                              ========     ========     ========        =========
EXCHANGE OF OTHER ASSET FOR REDUCTION IN
  SHAREHOLDER NOTES PAYABLE.................  $     --     $     --     $     --        $ 136,404
                                              ========     ========     ========        =========

   The accompanying notes are an integral part of these financial statements.

                          JDS MANUFACTURING CO., INC.

                         NOTES TO FINANCIAL STATEMENTS

(1) ORGANIZATION AND BASIS OF PRESENTATION:

  Acquisition and Basis of Presentation

     Effective November 26, 1996, shareholders of JDS Manufacturing Co., Inc. (the Company) sold all of its outstanding stock to Styling Technology Corporation for consideration of approximately $4,400,000. These financial statements present the historical financial position and results of operations of the acquired business for periods prescribed by applicable rules of the Securities and Exchange Commission.

  Organization and Nature of Operations

     The Company was incorporated in 1987. Since 1989, the Company has been a manufacturer and distributor of several extensive lines of high quality, brand-recognized nail enhancement application products and nail accessories. Its products are sold throughout the United States, principally to professional supply outlets, beauty distributors, professional nail salons and professional manicurists.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Cash and Cash Equivalents

     All highly liquid investments purchased with original maturities of three months or less are considered to be cash equivalents.

  Fair Value of Financial Instruments

     The carrying values of cash, receivables, accounts payable and accrued expenses approximate fair values due to the short-term maturities of these instruments. The carrying amount on the long-term debt is estimated to approximate fair value as the actual interest rates are consistent with rates estimated to be currently available for debt with similar terms and remaining maturities.

  Inventory

     Inventory is valued at the lower of cost (first-in, first-out) or net realizable value. Reserves are established against inventory for excess, slow-moving and obsolete items and for items where the net realizable value is less than cost.

     Inventories consist of the following:

                                                    SEPTEMBER 30,    SEPTEMBER 30,
                                                        1995             1996
                                                    -------------    -------------
Raw material and work-in process..................    $ 31,722         $ 25,097
Finished goods....................................     232,625          184,043
                                                      --------         --------
                                                      $264,347         $209,140
                                                      ========         ========

  Property and Equipment

     Property and equipment are recorded at cost and depreciation on property and equipment is provided using the straight-line method over their estimated useful lives.

     Expenditures for major renewals and betterments are capitalized, while expenditures for maintenance and repairs, which do not improve assets or extend their useful lives, are charged to expense as incurred. For the years ended September 30, 1994, 1995, 1996 and for the period October 1, 1996 to November 26, 1996, maintenance and repair expenses charged to cost of operations were $5,452, $4,507, $2,509 and $598, respectively.

                          JDS MANUFACTURING CO., INC.

  Concentration of Credit Risk

     Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and trade receivables. The Company places its temporary cash investments in high quality credit institutions. Concentrations of credit risk with respect to trade receivables are limited due to the number of customers comprising the Company's customer base. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

  Revenue Recognition

     The Company recognizes revenue from sales at the time product is shipped.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Final settlement amounts could differ from those estimates.

  Reclassifications

     Certain prior year amounts have been reclassified to conform to the 1996 presentation.

(3) PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                                    SEPTEMBER 30,    SEPTEMBER 30,
                                                        1995             1996
                                                    -------------    -------------
Furniture and equipment...........................    $  98,490        $ 101,984
Automobiles.......................................       13,976           13,976
Leaseholds and other..............................       17,857           17,857
                                                      ---------        ---------
                                                        130,323          133,817
Less: accumulated depreciation....................     (100,031)        (114,660)
                                                      ---------        ---------
                                                      $  30,292        $  19,157
                                                      =========        =========

(4) NOTES PAYABLE TO RELATED PARTIES:

     As of September 30, 1995 and 1996, the Company had notes payable due to its two principal shareholders of $516,200 and $434,210, respectively. These notes originated in October 1994, and bear interest at 8%. Loan advances and repayments are made at the shareholders' discretion, with the entire balance becoming due on September 30, 1997. As such, the entire balance is classified as long-term.

(5) INCOME TAXES:

     The Company accounts for income taxes using Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. SFAS 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences

                          JDS MANUFACTURING CO., INC.

are expected to reverse. These differences, resulting principally from use of accelerated depreciation methods for income tax reporting, were not material at the balance sheet dates.

(6) COMMITMENTS AND CONTINGENCIES:

     In the normal course of business, the Company is named as a defendant in various litigation matters. In management's opinion, the ultimate resolution of these matters will not have a material impact on the Company's financial statements.

     Total future commitments for operating leases are $12,459 through September 30, 1997.

(7) SIGNIFICANT CUSTOMER:

     The Company's strategy includes providing nail care and accessories to a major U.S. beauty distribution company. Sales to this customer as a percentage of total sales were approximately 11%, 14%, 26% and 26% for September 30, 1994, 1995, 1996 and for the period October 1, 1996 to November 26, 1996, respectively.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Styling Technology Corporation:

     We have audited the accompanying balance sheet of KOTCHAMMER INVESTMENTS, INC. (a California corporation) as of December 31, 1995, and the related statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1995, and for the period January 1, 1996 to November 26, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kotchammer Investments, Inc. as of December 31, 1995, and the results of its operations and its cash flows for the year ended December 31, 1995, and for the period January 1, 1996 to November 26, 1996, in conformity with generally accepted accounting principles.

                                          /s/  ARTHUR ANDERSEN LLP

Phoenix, Arizona,
  March 21, 1997.

                          KOTCHAMMER INVESTMENTS, INC.

                                 BALANCE SHEET

                                                              DECEMBER 31,
                                                                  1995
                                                              ------------
                                  ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................   $  96,364
  Accounts receivable.......................................     136,971
  Inventory, net............................................     403,730
  Prepaid expenses and other................................      21,799
                                                               ---------
          Total current assets..............................     658,864
                                                               ---------
PROPERTY AND EQUIPMENT, net.................................      75,472
OTHER ASSETS................................................       1,026
                                                               ---------
                                                               $ 735,362
                                                               =========
                  LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
  Accounts payable..........................................   $  14,015
  Accrued expenses..........................................     121,183
  Line of credit............................................     215,000
  Current portion of notes payable to shareholders..........     270,000
                                                               ---------
          Total current liabilities.........................     620,198
                                                               ---------
NOTES PAYABLE TO SHAREHOLDERS, net of current portion.......     340,000
                                                               ---------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' DEFICIT:
  Common stock, $20 par value, 2,500 shares authorized,
     2,500 shares issued and outstanding....................      50,000
  Retained deficit..........................................    (274,836)
                                                               ---------
          Total stockholders' deficit.......................    (224,836)
                                                               ---------
          Total liabilities and stockholders' deficit.......   $ 735,362
                                                               =========

  The accompanying notes to financial statements are an integral part of this balance sheet.

                          KOTCHAMMER INVESTMENTS, INC.

                            STATEMENTS OF OPERATIONS

                                                                              FOR THE PERIOD
                                                                FOR THE       JANUARY 1, 1996
                                                               YEAR ENDED           TO
                                                              DECEMBER 31,     NOVEMBER 26,
                                                                  1995             1996
                                                              ------------    ---------------
NET SALES...................................................   $1,557,709       $1,248,460
COST OF SALES...............................................      711,925          585,704
                                                               ----------       ----------
          Gross profit......................................      845,784          662,756
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES................      891,146          590,800
                                                               ----------       ----------
          Income (loss) from operations.....................      (45,362)          71,956
INTEREST EXPENSE AND OTHER, net.............................      (89,557)         (74,250)
                                                               ----------       ----------
NET LOSS....................................................   $ (134,919)      $   (2,294)
                                                               ==========       ==========

   The accompanying notes are an integral part of these financial statements.

                          KOTCHAMMER INVESTMENTS, INC.

                      STATEMENTS OF STOCKHOLDERS' DEFICIT

                                                     COMMON STOCK                        TOTAL
                                                   -----------------    RETAINED     STOCKHOLDERS'
                                                   SHARES    AMOUNT     EARNINGS        DEFICIT
                                                   ------    -------    ---------    -------------
BALANCE, December 31, 1994.......................  2,500     $50,000    $(139,917)     $ (89,917)
  Net loss.......................................     --          --     (134,919)      (134,919)
                                                   -----     -------    ---------      ---------
BALANCE, December 31,1995........................  2,500      50,000     (274,836)      (224,836)
  Net loss.......................................     --          --       (2,294)        (2,294)
                                                   -----     -------    ---------      ---------
BALANCE, November 26, 1996.......................  2,500     $50,000    $(277,130)     $(227,130)
                                                   =====     =======    =========      =========

   The accompanying notes are an integral part of these financial statements.

                          KOTCHAMMER INVESTMENTS, INC.

                            STATEMENTS OF CASH FLOWS

                                                                               FOR THE PERIOD
                                                                FOR THE       JANUARY 1, 1996
                                                               YEAR ENDED            TO
                                                              DECEMBER 31,      NOVEMBER 26,
                                                                  1995              1996
                                                              ------------    ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss....................................................   $(134,919)        $  (2,294)
Adjustments to reconcile net loss to net cash used in
  operating activities --
  Depreciation..............................................      23,436            19,203
  Decrease (increase) in accounts receivable................      43,004           (19,111)
  Decrease (increase) in inventory..........................     (45,278)           51,566
  Decrease in prepaids and other assets.....................      63,372             6,502
  Increase (decrease) in accounts payable and accrued
     liabilities............................................     (43,234)           89,960
                                                               ---------         ---------
          Net cash provided by (used in) operating
            activities......................................     (93,619)          145,826
                                                               ---------         ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures......................................     (17,215)               --
                                                               ---------         ---------
          Net cash used in investing activities.............     (17,215)               --
                                                               ---------         ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from (payments to) shareholder notes payable,
     net....................................................     100,000                --
  Proceeds from (payments to) line of credit, net...........      (5,000)         (215,000)
                                                               ---------         ---------
          Net cash (used in) provided by financing
            activities......................................      95,000          (215,000)
                                                               ---------         ---------
NET DECREASE IN CASH........................................     (15,834)          (69,174)
CASH, beginning of period...................................     112,198            96,364
                                                               ---------         ---------
CASH, end of period.........................................   $  96,364         $  27,190
                                                               =========         =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Interest paid.............................................   $  72,916         $      --
                                                               =========         =========

   The accompanying notes are an integral part of these financial statements.

                          KOTCHAMMER INVESTMENTS, INC.

                         NOTES TO FINANCIAL STATEMENTS

(1) ORGANIZATION AND BASIS OF PRESENTATION:

  Acquisition and Basis of Presentation

     Effective November 26, 1996, shareholders of Kotchammer Investments, Inc. (the Company) sold its assets to Styling Technology Corporation for consideration of approximately $639,000. These financial statements present the historical financial position and results of operations of the acquired business for periods prescribed by applicable rules of the Securities and Exchange Commission.

  Organization and Nature of Operations

     The Company was incorporated in December 1993 to acquire a division of Redken Laboratories, Inc. The Company distributes and markets professional salon appliances and salonwear. Its products are sold throughout the United States, principally to professional supply outlets, beauty distributors, and professional hair stylists.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Cash and Cash Equivalents

     All highly liquid investments purchased with original maturities of three months or less are considered to be cash equivalents.

  Fair Value of Financial Instruments

     The carrying values of cash, receivables, accounts payable and accrued expenses approximate fair values due to the short-term maturities of these instruments. The carrying amount on the long-term debt is estimated to approximate fair value as the actual interest rates are consistent with rates estimated to be currently available for debt with similar terms and remaining maturities.

  Inventory

     Inventory consists of finished goods and are valued at the lower of cost (first-in, first-out) or net realizable value. Reserves are established against inventory for excess, slow-moving and obsolete items and for items where the net realizable value is less than cost.

  Property and Equipment

     Property and equipment are recorded at cost and depreciation on property and equipment is provided using the straight-line method over their estimated useful lives.

  Concentration of Credit Risk

     Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and trade receivables. The Company places its temporary cash investments in high quality credit institutions. Concentrations of credit risk with respect to trade receivables are limited due to the number of customers comprising the Company's customer base.

  Revenue Recognition

     The Company recognizes revenue from sales at the time product is shipped.

                          KOTCHAMMER INVESTMENTS, INC.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Final settlement amounts could differ from those estimates.

(3) PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                                        USEFUL LIFE      1995
                                                        -----------    --------
Machinery and equipment...............................    5 years      $ 76,803
Furniture and fixtures................................    7 years        22,458
Computer equipment....................................    5 years        16,652
                                                                       --------
                                                                        115,913
Less -- Accumulated depreciation......................                  (40,441)
                                                                       --------
                                                                       $ 75,472
                                                                       ========

(4) LINE OF CREDIT:

     At December 31, 1995, the Company had a $220,000 line of credit with a bank which expired in August of 1996 and carried an interest rate of 9.75%. During 1996, the line of credit was repaid.

(5) NOTES PAYABLE TO SHAREHOLDERS:

     Notes payable to shareholders consisted of the following:

                                                              DECEMBER 31,
                                                                  1995
                                                              ------------
Note payable dated December 8, 1993, interest at a bank's
  reference rate plus 1.25% (11% at December 31, 1995),
  maturing January 15, 2004.................................   $ 120,000
Note payable dated December 8, 1993, interest at a bank's
  reference rate plus 1.25% (11% at December 31, 1995),
  maturing January 15, 2004.................................     120,000
Note payable dated December 8, 1993, interest at a bank's
  reference rate plus 1.25% (11% at December 31, 1995),
  maturing January 31, 2004.................................     270,000
Note payable dated May 3, 1995, interest at a bank's
  reference rate plus 1.25% (11% at December 31, 1995),
  maturing January 31, 2004.................................      70,000
Note payable, dated June 5, 1995, interest at a bank's
  reference rate, plus 1.25% (11% at December 31, 1995),
  maturing January 31, 2004.................................      30,000
                                                               ---------
                                                                 610,000
Less: current maturities....................................    (270,000)
                                                               ---------
                                                               $ 340,000
                                                               =========

     As of December 31, 1995, one of the notes payable to shareholders was classified as current as a result of the Company incurring a technical default with a certain financial covenant.

                          KOTCHAMMER INVESTMENTS, INC.

(6) INCOME TAXES:

     The Company has elected S Corporation status under Subchapter S of the Internal Revenue Code. This election results in substantially all U.S. federal taxable income being taxed to the stockholders. Accordingly, there is no provision for income taxes reflected in these financial statements for the year ended December 31, 1995, and for the period January 1, 1996 to November 26, 1996.

(7) COMMITMENTS AND CONTINGENCIES:

     In the normal course of business, the Company is named as a defendant in various litigation matters. In management's opinion, the ultimate resolution of these matters will not have a material impact on the Company's financial statements. Total future commitments for operating leases are $45,851 through July 1997. Rent expense incurred under operating leases was $35,363, and $26,173 for the year ended December 31, 1995 and for the period January 1, 1996 to November 26, 1996, respectively.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of
Styling Technology Corporation:

     We have audited the accompanying balance sheets of U.K. ABBA PRODUCTS, INC. (a California corporation) as of December 31, 1995 and 1996, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of U.K. ABBA Products, Inc. as of December 31, 1995 and 1996, and the results of its operations and its cash flows for the two years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          /s/ ARTHUR ANDERSEN LLP

Phoenix, Arizona,
  June 20, 1997.

                            U.K. ABBA PRODUCTS, INC.

                                 BALANCE SHEETS

                                                               DECEMBER 31,
                                                         ------------------------     MARCH 31,
                                                            1995          1996          1997
                                                         ----------    ----------    -----------
                                                                                     (UNAUDITED)
                                             ASSETS
CURRENT ASSETS:
  Cash.................................................  $  308,020    $  337,274    $  475,037
  Accounts receivable..................................     775,858       872,602     1,063,784
  Inventory............................................   1,079,833     1,377,373     1,683,241
  Other current assets.................................     302,078        68,938        72,244
                                                         ----------    ----------    ----------
     Total current assets..............................   2,465,789     2,656,187     3,294,306
PROPERTY AND EQUIPMENT, net............................     238,230       219,169       216,625
OTHER ASSETS...........................................      10,318         8,818        24,333
                                                         ----------    ----------    ----------
                                                         $2,714,337    $2,884,174    $3,535,264
                                                         ==========    ==========    ==========

                              LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable.....................................  $  388,676    $  323,840    $  857,061
  Accrued expenses.....................................     146,819       313,004       284,556
  Current portion of note payable and capital lease
     obligation........................................      51,954        86,867        70,247
  Income taxes payable.................................     328,654       121,144       209,885
  Line of credit.......................................     200,000       100,000            --
                                                         ----------    ----------    ----------
     Total current liabilities.........................   1,116,103       944,855     1,421,749
                                                         ----------    ----------    ----------
DEFERRED INCOME TAXES..................................       6,788        16,774        25,774
                                                         ----------    ----------    ----------
NOTE PAYABLE AND CAPITAL LEASE OBLIGATION, net of
  current portion......................................      86,872            --            --
                                                         ----------    ----------    ----------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Common stock, no par value, 200,000 shares
     authorized, 118,518 issued and outstanding........     360,000       360,000       360,000
                                                         ----------    ----------    ----------
  Retained earnings....................................   1,144,574     1,562,545     1,727,741
                                                         ----------    ----------    ----------
     Total stockholders' equity........................   1,504,574     1,922,545     2,087,741
                                                         ----------    ----------    ----------
     Total liabilities and stockholders' equity........  $2,714,337    $2,884,174    $3,535,264
                                                         ==========    ==========    ==========

      The accompanying notes are an integral part of these balance sheets.

                            U.K. ABBA PRODUCTS, INC.

                            STATEMENTS OF OPERATIONS

                                              FOR THE YEARS ENDED       FOR THE THREE MONTHS ENDED
                                                 DECEMBER 31,                   MARCH 31,
                                           -------------------------    --------------------------
                                              1995          1996           1996           1997
                                           ----------    -----------    -----------    -----------
                                                                               (UNAUDITED)
NET SALES................................  $9,056,549    $10,603,312    $2,477,101     $3,150,100
COST OF SALES............................   4,193,992      5,013,178     1,180,306      1,518,524
                                           ----------    -----------    ----------     ----------
          Gross profit...................   4,862,557      5,590,134     1,296,795      1,631,576
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...............................   4,182,192      4,880,380       979,204      1,351,127
                                           ----------    -----------    ----------     ----------
          Income from operations.........     680,365        709,754       317,591        280,449
INTEREST EXPENSE AND OTHER, net..........      12,453          1,328         3,831            454
                                           ----------    -----------    ----------     ----------
INCOME BEFORE PROVISION FOR INCOME
  TAXES..................................     667,912        708,426       313,760        279,995
PROVISION FOR INCOME TAXES...............     267,165        290,455       128,642        114,799
                                           ----------    -----------    ----------     ----------
NET INCOME...............................  $  400,747    $   417,971    $  185,118     $  165,196
                                           ==========    ===========    ==========     ==========

   The accompanying notes are an integral part of these financial statements.

                            U.K. ABBA PRODUCTS, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                  COMMON STOCK                          TOTAL
                                               -------------------     RETAINED     STOCKHOLDERS'
                                               SHARES      AMOUNT      EARNINGS        EQUITY
                                               -------    --------    ----------    -------------
BALANCE, December 31, 1994...................  118,518    $360,000    $  743,827     $1,103,827
  Net income.................................       --          --       400,747        400,747
                                               -------    --------    ----------     ----------
BALANCE, December 31, 1995...................  118,518     360,000     1,144,574      1,504,574
  Net income.................................       --          --       417,971        417,971
                                               -------    --------    ----------     ----------
BALANCE, December 31, 1996...................  118,518     360,000     1,562,545      1,922,545
  Net income (unaudited).....................       --          --       165,196        165,196
                                               -------    --------    ----------     ----------
BALANCE, March 31, 1997 (unaudited)..........  118,518    $360,000    $1,727,741     $2,087,741
                                               =======    ========    ==========     ==========

   The accompanying notes are an integral part of these financial statements.

                            U.K. ABBA PRODUCTS, INC.

                            STATEMENTS OF CASH FLOWS

                                                 FOR THE YEARS ENDED      FOR THE THREE MONTHS ENDED
                                                     DECEMBER 31,                 MARCH 31,
                                                ----------------------    --------------------------
                                                  1995         1996          1996           1997
                                                ---------    ---------    -----------    -----------
                                                                                 (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..................................  $ 400,747    $ 417,971     $ 185,118      $ 165,196
  Adjustments to reconcile net income to net
     cash provided by operating activities --
     Depreciation.............................     40,194       58,590        20,837         14,155
     Increase in accounts receivable..........    (36,463)     (96,744)      (85,595)      (191,182)
     Increase in inventory....................   (239,437)    (297,540)     (165,829)      (305,868)
     (Increase) decrease in other assets......   (281,508)     234,640       249,492        (18,821)
     (Decrease) increase in accounts
       payable................................    (53,711)     (64,836)         (887)       533,221
     Increase (decrease) in accrued
       expenses...............................    143,958      166,185        (5,435)       (28,448)
     Increase (decrease) in income taxes
       payable................................     65,070     (207,510)       71,142         88,741
     Increase in deferred income taxes........      6,788        9,986            --          9,000
                                                ---------    ---------     ---------      ---------
          Net cash provided by operating
            activities........................     45,638      220,742       268,843        265,994
                                                ---------    ---------     ---------      ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment.........    (80,367)     (39,529)      (24,655)       (11,611)
                                                ---------    ---------     ---------      ---------
          Net cash used in investing
            activities........................    (80,367)     (39,529)      (24,655)       (11,611)
                                                ---------    ---------     ---------      ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings (payments) under line of
     credit...................................    200,000     (100,000)     (200,000)      (100,000)
  Payments of note payable and capital lease
     obligation...............................    (58,458)     (51,959)      (16,370)       (16,620)
                                                ---------    ---------     ---------      ---------
          Net cash provided by (used in)
            financing activities..............    141,542     (151,959)     (216,370)      (116,620)
                                                ---------    ---------     ---------      ---------
NET INCREASE IN CASH..........................    106,813       29,254        27,818        137,763
CASH, beginning of period.....................    201,207      308,020       308,020        337,274
                                                ---------    ---------     ---------      ---------
CASH, end of period...........................  $ 308,020    $ 337,274     $ 335,838      $ 475,037
                                                =========    =========     =========      =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Interest paid...............................  $  23,926    $  13,890     $   5,946      $   2,914
                                                =========    =========     =========      =========
  Income taxes paid...........................  $ 335,377    $ 497,965     $ 137,642      $      --
                                                =========    =========     =========      =========
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
  During 1995, the Company assumed a capital lease for property and equipment for $59,284.

   The accompanying notes are an integral part of these financial statements.

                            U.K. ABBA PRODUCTS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1996

(1) ORGANIZATION AND BASIS OF PRESENTATION

  Organization and Nature of Operations

     U.K. ABBA Products, Inc. (the Company), was incorporated in 1988 to manufacture pure and natural hair care products, using proprietary formulas it owns, and distribute them exclusively through distributor relationships to professional hair salons and supply stores. The Company is a provider of hair care products, specializing in the cleansing, restoring, styling and finishing aspects of the hair care process. The Company maintains its pure and natural approach by using botanical formulas, which does not include the use of any animal ingredients. The Company has approximately 18 different products, and distributes nationally and internationally throughout the United States, Puerto Rico and Canada.

  Acquisition Agreement

     In accordance with the terms of an acquisition agreement (the Agreement) between Styling Technology Corporation, (STC) and the Company dated June 25, 1997, STC agreed to acquire all of the common stock of the Company.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Inventory

     Inventory is stated at the lower of cost (first-in, first-out) or net realizable value. Reserves are established against inventory for excess, slow-moving and obsolete items and for items where the net realizable value is less than cost.

     Inventory consists of the following:

                                               DECEMBER 31,           MARCH 31,
                                         ------------------------    -----------
                                            1995          1996          1997
                                         ----------    ----------    -----------
                                                                     (UNAUDITED)
Raw materials and work-in-process......  $  176,398    $  200,915    $  180,276
Finished goods.........................     903,435     1,176,458     1,502,965
                                         ----------    ----------    ----------
                                         $1,079,833    $1,377,373    $1,683,241
                                         ==========    ==========    ==========

  Property and Equipment

     Property and equipment are recorded at cost and depreciation on property and equipment is provided on the straight-line method over the following estimated useful lives:

                                                              YEARS
                                                              -----
Furniture and fixtures......................................     7
Office equipment............................................   3-7

     Expenditures for major renewals and betterments are capitalized, while expenditures for maintenance and repairs, which are not significant and do not improve assets or extend their useful lives, are charged to expense as incurred.

  Concentration of Credit Risk

     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and trade receivables. The Company places its cash in high quality credit institutions. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

                            U.K. ABBA PRODUCTS, INC.

  Fair Value of Financial Instruments

     The carrying values of cash, receivables, accounts payable, and accrued expenses approximate fair values due to the short-term maturities of these instruments. The carrying amounts on the note payable and line of credit are estimated to approximate fair value as the actual interest rates are consistent with rates estimated to be currently available for debt with similar terms and remaining maturities.

  Revenue Recognition

     The Company recognizes revenue from sales upon shipment of the product.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Unaudited Interim Financial Information

     In management's opinion, the financial statements for the three-month periods ended March 31, 1996 and 1997, include all adjustments, consisting of normal recurring adjustments, necessary to present fairly on a basis consistent with that of the audited data presented herein the Company's financial position and results of operations as of and for the periods then ended in accordance with generally accepted accounting principles. Operating results for the three-month period ended March 31, 1997, are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 1997.

(3) PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                               DECEMBER 31,
                                           ---------------------     MARCH 31,
                                             1995        1996          1997
                                           --------    ---------    -----------
                                                                    (UNAUDITED)
Furniture and fixtures...................  $157,170    $ 182,803     $ 187,132
Office equipment.........................   178,580      192,476       199,758
                                           --------    ---------     ---------
                                            335,750      375,279       386,890
Less-Accumulated depreciation............   (97,520)    (156,110)     (170,265)
                                           --------    ---------     ---------
                                           $238,230    $ 219,169     $ 216,625
                                           ========    =========     =========

                            U.K. ABBA PRODUCTS, INC.

(4) NOTE PAYABLE AND CAPITAL LEASE OBLIGATION

     The note payable and capital lease obligation consist of the following:

                                                  DECEMBER 31,
                                              --------------------    MARCH 31,
                                                1995        1996        1997
                                              --------    --------   -----------
                                                                     (UNAUDITED)
Note payable, interest at prime plus 1.5%
  (10.0% and 9.75% at December 31, 1995 and
  1996, respectively, and 9.75% (unaudited)
  at March 31, 1997), monthly principal and
  interest payments until December 1997,
  secured by substantially all assets of the
  Company...................................  $ 86,808    $ 45,138    $ 31,250
Capital lease obligation, payable in monthly
  installments of $1,242 until April 2000...    52,018      41,729      38,997
                                              --------    --------    --------
                                               138,826      86,867      70,247
Less -- Current portion.....................   (51,954)    (86,867)    (70,247)
                                              --------    --------    --------
                                              $ 86,872    $     --    $     --
                                              ========    ========    ========

     The Company has classified the note payable and capital lease obligation as current in the accompanying balance sheets at December 31, 1996 and March 31, 1997 as it is the intent of STC to pay off these instruments upon the consummation of the Acquisition.

(5) LINE OF CREDIT

     As of December 31, 1996, the Company has a $700,000 revolving line of credit (the Old Line of Credit), which bears interest at prime plus 1.0% and matures April 1997. In April 1997, the Company negotiated a new line of credit of up to $1,000,000 (unaudited). As of December 31, 1995 and 1996, the Company had $200,000, and $100,000, respectively, outstanding the Old Line of Credit. As of March 31, 1997, the Company had not drawn on the Old Line of Credit. The Old Line of Credit is secured by substantially all the assets of the Company.

(6) INCOME TAXES

     The Company accounts for income taxes using Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS 109). SFAS 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. These differences result principally from the recognition of reserve expenses for financial reporting purposes which do not generate current tax deductions, and the use of different depreciation and inventory capitalization methods for income tax and financial reporting.

     The components of the income tax provision (benefit) consist of the following:

                                            DECEMBER 31,               MARCH 31,
                                        --------------------    -----------------------
                                          1995        1996        1996         1997
                                        --------    --------    --------    -----------
                                                                            (UNAUDITED)
Current:
  Federal.............................  $259,138    $255,450    $113,138     $106,686
  State...............................    45,731      45,079      19,966       11,613
                                        --------    --------    --------     --------
                                         304,869     300,529     133,104      118,299
Deferred..............................   (37,704)    (10,074)     (4,462)      (3,500)
                                        --------    --------    --------     --------
  Provision for income taxes..........  $267,165    $290,455    $128,642     $114,799
                                        ========    ========    ========     ========

                            U.K. ABBA PRODUCTS, INC.

     The components of deferred taxes are as follows:

                                                         DECEMBER 31,
                                                      ------------------     MARCH 31,
                                                       1995       1996         1997
                                                      -------    -------    -----------
                                                                            (UNAUDITED)
Deferred tax assets:
  Uniform inventory cost capitalization.............  $32,000    $54,000      $59,500
  Other.............................................   15,878     13,938       13,938
                                                      -------    -------      -------
     Total gross deferred tax assets................   47,878     67,938       73,438
                                                      -------    -------      -------
Deferred tax liabilities:
  Depreciation......................................    6,788     16,774       25,774
                                                      -------    -------      -------
     Total gross deferred tax liabilities...........    6,788     16,774       25,774
                                                      -------    -------      -------
Net deferred tax asset..............................  $41,090    $51,164      $47,664
                                                      =======    =======      =======

     The total gross deferred tax assets are included in other current assets in the accompanying balance sheets.

     The following is a reconciliation of income taxes provided at the federal statutory rate with income taxes recorded by the Company:

                                                           DECEMBER 31,     MARCH 31,
                                                           ------------    ------------
                                                           1995    1996    1996    1997
                                                           ----    ----    ----    ----
                                                                           (UNAUDITED)
Tax provision at statutory rate..........................   34%     34%     34%     34%
Expense of permanent differences resulting from the
  corporate owned life insurance and travel and
  entertainment expenses, and the effect of state
  taxes..................................................    6%      7%      7%      7%
                                                            --      --      --      --
     Income tax provision................................   40%     41%     41%     41%
                                                            ==      ==      ==      ==

(7) RELATED PARTY TRANSACTIONS

     The Company utilizes third party warehouses for its storage, production and distribution of its inventory. The Company's minority shareholder is a shareholder of one of these third party warehouses. In the ordinary course of business, the Company contracts for the manufacturing of various products with this warehouse. Management believes these transactions were under terms no less favorable to the Company than those arranged with other parties. During the years ended December 31, 1995 and 1996, and the three months ended March 31, 1996 and 1997, the Company paid approximately $2,799,532, $2,741,167, $511,020,
(unaudited) and $674,977 (unaudited) respectively, for storage, production and distribution services to this third party. The following inventory amounts with this third party as of December 31, 1995 and 1996, and March 31, 1997, were $171,539, $189,592, $168,106 (unaudited), respectively.

(8) COMMITMENTS AND CONTINGENCIES

     In the normal course of business, the Company is named as a defendant in various litigation matters. In management's opinion, the ultimate resolution of these matters will not have a material impact on the Company's financial statements.

                            U.K. ABBA PRODUCTS, INC.

     Lease commitments relate primarily to the rental of office equipment and the office building lease. Minimum payments under these noncancelable lease obligations are as follows for the year ended December 31:

1997......................................................  $126,120
1998......................................................    33,000
1999......................................................    25,800
2000......................................................    21,600
                                                            --------
                                                            $206,520
                                                            ========

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Styling Technology Corporation:

     We have audited the accompanying statement of net assets of certain product lines of Inverness Corporation and Inverness (UK) Limited (collectively, the Company) as of November 30, 1997, and the related statement of operating revenues and expenses for the period from January 1, 1997 through November 30, 1997, (see Note 1 for basis of presentation). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying statement of net assets of certain product lines and the related statement of operating revenues and expenses have been prepared pursuant to the asset purchase agreement dated October 31, 1997 and effective December 1, 1997, between Styling Technology Corporation and the Company (Note 1). These financial statements are not intended to be a complete presentation of the Company's financial position or results of operations. The statement of net assets of certain product lines and the related statement of operating revenues and expenses are presented for the purposes of complying with the financial statement requirements of the Securities Exchange Commission for acquired or to be acquired businesses.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the statement of net assets of certain product lines of the Company as of November 30, 1997, and the related statement of operating revenues and expenses for the period from January 1, 1997 through November 30, 1997, in conformity with generally accepted accounting principles.

                                   /s/ ARTHUR ANDERSEN LLP
Phoenix, Arizona,
  January 21, 1998.

                           INVERNESS CORPORATION AND
                             INVERNESS (UK) LIMITED

                STATEMENT OF NET ASSETS OF CERTAIN PRODUCT LINES
                               NOVEMBER 30, 1997

                                 ASSETS
CURRENT ASSETS:
  Accounts receivable, net of allowance for uncollectible
     accounts of $147,993...................................  $4,050,348
  Inventory, net (Note 2)...................................   3,378,831
  Other current assets......................................     127,446
                                                              ----------
          Total current assets..............................   7,556,625
                                                              ----------
PROPERTY AND EQUIPMENT, net (Note 3)........................     969,018
OTHER NONCURRENT ASSETS, net (Note 2).......................     787,878
                                                              ----------
          Total assets......................................   9,313,521
                                                              ----------
                              LIABILITIES
CURRENT LIABILITIES:
  Accounts payable..........................................     819,455
  Accrued liabilities.......................................     529,076
                                                              ----------
          Total current liabilities.........................   1,348,531
                                                              ----------
COMMITMENTS AND CONTINGENCIES (Note 6)
NET ASSETS..................................................  $7,964,990
                                                              ==========

    The accompanying notes are an integral part of this financial statement.

                           INVERNESS CORPORATION AND
                             INVERNESS (UK) LIMITED

                  STATEMENT OF OPERATING REVENUES AND EXPENSES
         FOR THE PERIOD FROM JANUARY 1, 1997 THROUGH NOVEMBER 30, 1997

NET SALES (Note 2)..........................................  $18,902,241
COST OF SALES (Note 1)......................................   11,212,403
                                                              -----------
     Gross profit...........................................    7,689,838
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES (Note 1).......    7,311,470
                                                              -----------
     Income from operations.................................      378,368
                                                              -----------
OTHER INCOME AND EXPENSES:
  Other income (Note 2).....................................      358,282
  Interest expense (Note 1).................................     (229,921)
                                                              -----------
          Total other income and expenses, net..............      128,361
                                                              -----------
EXCESS OF REVENUES OVER EXPENSES............................  $   506,729
                                                              ===========

    The accompanying notes are an integral part of this financial statement.

                INVERNESS CORPORATION AND INVERNESS (UK) LIMITED

                         NOTES TO FINANCIAL STATEMENTS
                               NOVEMBER 30, 1997

(1) ORGANIZATION AND BASIS OF PRESENTATION:

  Acquisition Agreement and Basis of Presentation

     The accompanying financial statements represent the net assets of certain product lines of Inverness Corporation and Inverness (UK) Limited to be acquired (collectively, the Company). These statements are presented to comply with the financial statement requirements of the Securities Exchange Commission for acquired or to be acquired businesses.

     In accordance with the terms of an asset purchase agreement (the Agreement) dated October 31, 1997 and effective December 1, 1997, Styling Technology Corporation agreed to acquire assets of certain product lines of Inverness Corporation and Inverness (UK) Limited. The assets primarily consist of trade receivables, inventories, and equipment. The terms also include a purchase price of $20 million in cash and the assumption of certain liabilities which include accounts payable, accrued liabilities and operating leases. The accompanying financial statements represent the accounts of the purchased assets and assumed liabilities pursuant to the terms of the Agreement.

     The Company is a manufacturer and distributor of various personal care products in the following product lines:

     CLEAN AND EASY PROFESSIONAL SALON PRODUCTS -- Roll-on waxing products sold to professional salons.

     ONE TOUCH ELECTROLYSIS, DEPILATORIES AND HOME WAXING -- Battery-operated electrolysis machines, a variety of roll-on creams and depilatories, cream hair lighteners, strip wax and heated waxing appliances to be used by consumers at home. These products are sold to beauty supply stores, drug stores, discount stores, catalog mailers and showrooms, mass volume retailers and department stores.

  Allocated Expenses

     The product lines of the Company have historically been accounted for in the consolidated financial statements of Inverness Corporation and Inverness
(UK) Limited (hereinafter referred to as Inverness). Inverness' management prepared these financial statements by allocating certain of the total costs of Inverness, to product lines acquired, based on the most conservative methodologies.

     Certain overhead items are allocated to cost of sales for these product lines. Indirect labor and fringe benefit expenses are allocated based on standard direct labor hours. Rent, real estate taxes, insurance and other common costs are allocated based on estimated warehouse space occupied.

     Certain selling, general and administrative (S,G&A) expenses and interest expense are allocated to each product line based on the percent of budgeted S,G&A expense for that product line to Inverness' total S,G&A expense. Budgeted S,G&A expenses for each product line are allocated based on Inverness' budgeted net sales to each product line, adjusted for certain specific allocations. S,G&A expenses consist primarily of sales salaries and commissions, travel and entertainment, advertising, and shipping expenses.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Inventory

     Inventory is stated at the lower of cost (first-in, first-out) or net realizable value. Reserves are established against inventory for excess, slow-moving and obsolete items.

                INVERNESS CORPORATION AND INVERNESS (UK) LIMITED

     Inventory, net, consists of the following at November 30, 1997:

Raw materials and work-in-process...........................  $1,430,441
Finished goods..............................................   1,948,390
                                                              ----------
                                                              $3,378,831
                                                              ==========

  Other Noncurrent Assets

     Other noncurrent assets consist of trademarks and patents of $436,451 and $351,427, respectively, net of accumulated amortization. Trademarks and patents are amortized on a straight-line basis over a 5-year and 17-year period, respectively. Amortization expense allocated to the product lines for the period January 1, 1997 through November 30, 1997, for trademarks and patents was approximately $114,000 and $23,000, respectively.

  Revenue Recognition

     The Company recognizes revenue from sales upon shipment of the product.

  Other Income

     The Company recorded a gain from the settlement of an infringement lawsuit related to a patent for the One Touch Electrolysis and Home Waxing product line.

  Income Taxes

     Inverness does not allocate income tax expense to the product lines of the Company. Accordingly, the accompanying statement of operating revenues and expenses for the period January 1, 1997 through November 30, 1997 does not include a provision for income taxes.

  Principles of Consolidation

     The accompanying consolidated financial statements include the product lines acquired related to Inverness Corporation and Inverness (UK) Limited. All material intercompany items and transactions have been eliminated in consolidation. Financial information relating to the product lines within Inverness (UK) Limited is reported in accordance with Statement of Financial Accounting Standards No. 52, FOREIGN CURRENCY TRANSLATION.

  Use of Estimates

     The preparation of financial information in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also effect the reported amounts of revenues and expenses during the reported periods. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of Statement of Financial Accounting Standards (SFAS) No. 107, DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS. The Company's Financial Instruments, as defined by SFAS No. 107, include accounts receivable, accounts payable and accrued liabilities. The

                INVERNESS CORPORATION AND INVERNESS (UK) LIMITED estimated fair value amounts have been determined by the Company at November 30, 1997, using available market information.

     The carrying value of accounts receivable, accounts payable and accrued liabilities approximates fair value due to the short-term maturities of these instruments.

(3) PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following at November 30, 1997:

Furniture and fixtures......................................  $   169,887
Machinery and equipment.....................................    3,036,530
                                                              -----------
                                                                3,206,417
Less-accumulated depreciation...............................   (2,237,399)
                                                              -----------
                                                              $   969,018
                                                              ===========

     Property and equipment are recorded at cost and depreciation is provided on the straight-line method over the following estimated useful lives:

                                                              YEARS
                                                              -----
Furniture and fixtures......................................   4-7
Machinery and equipment.....................................  3-20

     Accumulated depreciation has been recorded utilizing an allocation methodology based on the relative cost of these product lines' property and equipment in relation to Inverness' balance of property and equipment. Depreciation expense allocated to the product lines for the period January 1, 1997 through November 30, 1997, was approximately $283,000.

     Expenditures for major renewals and betterments are capitalized, while expenditures for maintenance and repairs, which are not significant and do not improve assets or extend their useful lives, are charged to expense as incurred. Repairs and maintenance expense for the period January 1, 1997 through November 30, 1997, was approximately $59,000.

(4) RELATED PARTY TRANSACTIONS:

     Inverness leases its primary facility from its majority shareholder under a noncancelable operating lease expiring in July 1998. Rent expense allocated to the product lines for the period January 1, 1997 through November 30, 1997, was approximately $248,000.

     In addition, the product lines acquired are part of Inverness Corporation and Inverness UK Limited, which are both 100% owned by the same shareholder. The inventory within the Inverness UK Limited product lines is supplied primarily by Inverness Corporation. For the period from January 1, 1997 through November 30, 1997, sales from Inverness Corporation to Inverness UK Limited were approximately $1,290,000, all of which were eliminated during consolidation.

(5) CONCENTRATION OF CREDIT RISK:

  Sales To Major Customers

     During the period January 1, 1997 through November 30, 1997, sales to a major customer comprised approximately 11% of the Company's revenues. At November 30, 1997, the amount due from this customer included in accounts receivable was approximately $1,079,000.

                INVERNESS CORPORATION AND INVERNESS (UK) LIMITED

  Vendor Concentration

     The Company purchased approximately 26% of its inventory from two vendors during period January 1, 1997 through November 30, 1997. At November 30, 1997, the amounts due to these vendors included in accounts payable was approximately $13,000.

(6) COMMITMENTS AND CONTINGENCIES:

  Leases

     The Company has several noncancelable operating leases for facilities and equipment. The U.S. facility's lease expires in July 1998. The UK facility lease runs through January 2003. Future minimum payments under these noncancelable operating leases with terms are as follows:

                       YEAR ENDING
                       NOVEMBER 30,
                       ------------
1998......................................................  $281,532
1999......................................................   123,954
2000......................................................   107,865
2001......................................................    96,233
2002......................................................    95,310
Thereafter................................................    23,827
                                                            --------
                                                            $728,721
                                                            ========

     Rental expense allocated to the product lines for the period January 1, 1997 through November 30, 1997, was approximately $538,000.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Styling Technology Corporation:

     We have audited the accompanying balance sheet of EUROPEAN TOUCH, LTD. II (a Wisconsin S Corporation) as of December 31, 1997, and the related statements of operations, stockholders' equity, and cash flows for the year then ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of European Touch, Ltd. II as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          /s/ ARTHUR ANDERSEN LLP

Phoenix, Arizona,
  May 1, 1998.

                            EUROPEAN TOUCH, LTD. II

                                 BALANCE SHEETS

                                                              DECEMBER 31,     MARCH 31,
                                                                  1997           1998
                                                              ------------    -----------
                                                                              (UNAUDITED)
                                                                              -----------
                                         ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................   $  992,475     $  429,636
  Accounts receivable, net of allowance for doubtful
     accounts of $54,945 and $54,945, respectively..........    1,011,622        982,354
  Inventory.................................................      440,446        560,957
                                                               ----------     ----------
          Total current assets..............................    2,444,543      1,972,947
PROPERTY AND EQUIPMENT, net.................................      399,614        436,240
OTHER ASSETS................................................        2,375         16,990
                                                               ----------     ----------
                                                               $2,846,532     $2,426,177
                                                               ==========     ==========
                          LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable..........................................   $  327,203     $  285,012
  Accrued liabilities.......................................       31,088         31,114
  Current portion of deferred income........................       58,675         54,214
  Customer deposits and other...............................       78,956         58,651
                                                               ----------     ----------
          Total current liabilities.........................      495,922        428,991
DEFERRED INCOME, net of current portion.....................       50,000         46,183
                                                               ----------     ----------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common stock, $1 par value, 1,000 shares authorized and
     issued 750 shares outstanding..........................        1,000          1,000
  Treasury stock at cost, 250 shares........................      (58,000)       (58,000)
  Retained earnings.........................................    2,357,610      2,008,003
                                                               ----------     ----------
          Total stockholders' equity........................    2,300,610      1,951,003
                                                               ----------     ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..................   $2,846,532     $2,426,177
                                                               ==========     ==========

      The accompanying notes are an integral part of these balance sheets.

                            EUROPEAN TOUCH, LTD. II

                            STATEMENTS OF OPERATIONS

                                                                           THREE MONTHS ENDED
                                                         YEAR ENDED     ------------------------
                                                        DECEMBER 31,    MARCH 31,     MARCH 31,
                                                            1997           1997          1998
                                                        ------------    ----------    ----------
                                                                              (UNAUDITED)
NET SALES.............................................   $8,628,485     $1,483,359    $2,094,596
COST OF SALES.........................................    3,713,799        592,063       877,060
                                                         ----------     ----------    ----------
  Gross profit........................................    4,914,686        891,296     1,217,536
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES..........    2,256,213        460,566       589,069
                                                         ----------     ----------    ----------
INCOME FROM OPERATIONS................................    2,658,473        430,730       628,467
OTHER INCOME..........................................      106,394         31,222        32,126
                                                         ----------     ----------    ----------
NET INCOME............................................   $2,764,867     $  461,952    $  660,593
                                                         ==========     ==========    ==========

   The accompanying notes are an integral part of these financial statements.

                            EUROPEAN TOUCH, LTD. II

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                        COMMON STOCK                                     TOTAL
                                      ----------------    TREASURY     RETAINED      STOCKHOLDERS'
                                      SHARES    AMOUNT     STOCK       EARNINGS         EQUITY
                                      ------    ------    --------    -----------    -------------
BALANCE AT DECEMBER 31, 1996........  1,000     $1,000    $(58,000)   $ 1,418,893     $ 1,361,893
  Net income........................     --         --          --      2,764,867       2,764,867
  Distributions to stockholders.....     --         --          --     (1,826,150)     (1,826,150)
                                      -----     ------    --------    -----------     -----------
BALANCE AT DECEMBER 31, 1997........  1,000      1,000     (58,000)     2,357,610       2,300,610
  Net income (unaudited)............     --         --          --        660,593         660,593
  Distributions to stockholders
     (unaudited)....................     --         --          --     (1,010,200)     (1,010,200)
                                      -----     ------    --------    -----------     -----------
BALANCE AT MARCH 31, 1998
  (unaudited).......................  1,000     $1,000    $(58,000)   $ 2,008,003     $ 1,951,003
                                      =====     ======    ========    ===========     ===========

   The accompanying notes are an integral part of these financial statements.

                            EUROPEAN TOUCH, LTD. II

                            STATEMENTS OF CASH FLOWS

                                                                          THREE MONTHS ENDED
                                                        YEAR ENDED     ------------------------
                                                       DECEMBER 31,    MARCH 31,     MARCH 31,
                                                           1997          1997          1998
                                                       ------------    ---------    -----------
                                                                             (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................................  $ 2,764,867     $ 461,952    $   660,593
  Adjustments to reconcile net income to net cash
     provided by operating activities --
     Depreciation and amortization...................       60,695        10,356         18,510
     Loss on disposal of assets......................       24,692            --             --
     (Increase) decrease in accounts receivable......     (221,918)     (146,847)        29,268
     Increase in inventory...........................     (189,348)           --       (120,511)
     Increase in other assets........................          (61)          (59)       (14,615)
     Increase (decrease) in accounts payable and
       accrued liabilities...........................      186,446       (62,445)       (42,165)
     Increase (decrease) in deferred income..........       18,773        21,845         (8,278)
     Increase (decrease) in customer deposits and
       other.........................................       45,727         4,013        (20,305)
                                                       -----------     ---------    -----------
          Net cash provided by operating
            activities...............................    2,689,873       288,815        502,497
                                                       -----------     ---------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment.................     (274,007)      (17,091)       (55,136)
                                                       -----------     ---------    -----------
          Net cash used in investing activities......     (274,007)      (17,091)       (55,136)
                                                       -----------     ---------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Distributions to stockholders......................   (1,826,150)     (157,941)    (1,010,200)
                                                       -----------     ---------    -----------
          Net cash used in financing activities......   (1,826,150)     (157,941)    (1,010,200)
                                                       -----------     ---------    -----------

NET INCREASE (DECREASE) IN CASH......................      589,716       113,783       (562,839)

CASH AND CASH EQUIVALENTS, beginning of period.......      402,759       402,759        992,475
                                                       -----------     ---------    -----------

CASH AND CASH EQUIVALENTS, end of period.............  $   992,475     $ 516,542    $   429,636
                                                       ===========     =========    ===========

   The accompanying notes are an integral part of these financial statements.

                            EUROPEAN TOUCH, LTD. II

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

(1) ORGANIZATION AND BASIS OF PRESENTATION:

  Organization and Nature of Operations

     European Touch, Ltd. II (the Company) was incorporated in 1985 to manufacture and distribute whirlpool pedicure spas and accessories. The Company sells its products primarily to wholesale distributors of professional salon equipment, nail salons, and, to a lesser extent, spas and resorts throughout the United States, as well as Canada, Europe, Latin America, Mexico and Asia.

  Acquisition Agreement

     In accordance with the terms of a definitive Acquisition Agreement between Styling Technology Corporation (STC) and European Touch, Ltd. II, Inc. (the Company), STC agreed to acquire all of the stock of the Company for a purchase price of $20.1 million. The closing is estimated to take place in the second quarter of 1998.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Cash and Cash Equivalents

     All highly liquid investments with maturities of three months or less when purchased are considered to be cash equivalents.

  Inventory

     Inventory is valued at the lower of cost (first-in, first-out) or net realizable value. Reserves are established against inventory for excess, slow-moving and obsolete items and for items where the net realizable value is less than cost.

Inventory consists of the following:

                                                      DECEMBER 31,     MARCH 31,
                                                          1997           1998
                                                      ------------    -----------
                                                                      (UNAUDITED)
Raw materials and work-in-process...................    $ 30,831       $ 39,267
Finished goods......................................     409,615        521,690
                                                        --------       --------
                                                        $440,446       $560,957
                                                        ========       ========

  Property and Equipment

     Property and equipment are recorded at cost and depreciation is provided using the straight-line method over the estimated useful lives of the assets, which range from 3-15 years.

     Expenditures for major renewals and betterments are capitalized, while expenditures for maintenance and repairs, which do not improve assets or extend their useful lives are charged to expense as incurred. Maintenance and repair expenses charged to cost of operations were approximately $500, $0 and $134 for the year ended December 31, 1997 and the three-month unaudited periods ended March 31, 1997 and 1998, respectively.

  Concentration of Credit Risk

     Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of trade receivables. Concentrations of credit risk with respect to trade receivables are described in

                            EUROPEAN TOUCH, LTD. II

Note 5. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

  Income Taxes

     The Company's stockholders have elected to have the Company treated as an S Corporation for income tax purposes. Therefore, no provision for income taxes is reflected in the accompanying financial statements.

  Fair Value of Financial Instruments

     The carrying values of cash and cash equivalents, receivables, accounts payable and accrued expenses approximate fair values due to the short-term maturities of these instruments.

  Revenue Recognition

     The Company recognizes revenue at the time product is shipped. However, installment sales are accounted for under the installment method. Installment sale terms require 50% in cash before shipment is made and monthly payments for the balance over the period ranging from 12 to 24 months. Installment sales are recognized as payments are received.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Final settlement amounts could differ from those estimates.

  Interim Unaudited Financial Information

     In management's opinion, the financial statements for the three-month periods ended March 31, 1997 and 1998, include all adjustments, consisting of normal recurring adjustments, necessary to present fairly the Company's financial position, results of operations and cash flows as of and for the periods then ended. Operating results for the three-month period ended March 31, 1998, are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 1998.

(3) ACCOUNTS RECEIVABLE:

     Accounts receivable include installment receivable amounts. Of the total of these receivables of $217,350 and $200,794 as of December 31, 1997 and March 31, 1998 (unaudited), approximately $100,000 and $92,000, respectively, were due beyond one year from these balance sheet dates.

                            EUROPEAN TOUCH, LTD. II

(4) PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                                      DECEMBER 31,     MARCH 31,
                                                          1997           1998
                                                      ------------    -----------
                                                                      (UNAUDITED)
Leasehold improvements..............................   $   9,400       $   9,400
Production tooling and equipment....................     210,943         263,303
Furniture and fixtures..............................     149,800         149,800
Computers and vehicles..............................     179,669         182,445
                                                       ---------       ---------
                                                         549,812         604,948
Less- Accumulated depreciation......................    (150,198)       (168,708)
                                                       ---------       ---------
                                                       $ 399,614       $ 436,240
                                                       =========       =========

(5) CUSTOMER CONCENTRATION:

     Sales to a major U.S. beauty distribution company as a percentage of total net sales approximated 13%, 13% and 16% for the year ended December 31, 1997 and the three-month unaudited periods ended March 31, 1997 and 1998, respectively. Three of the Company's customers had accounts receivable totaling 45% and 28% (unaudited) of the Company's total accounts receivable balance as of December 31, 1997 and March 31, 1998, respectively.

(6) RELATED PARTY TRANSACTIONS:

     The Company leases its primary facilities from a partnership of which all partners are stockholders of the Company. Lease expense related to this space totaled $98,721, $37,260 and $45,332 for the year ended December 31,1997 and the three-month unaudited periods ended March 31, 1997 and 1998, respectively.

     The Company advances certain expenses related to trade shows and computer services to a company of which two of the three stockholders are stockholders of the Company. Expenses paid by the Company on behalf of the related company were approximately $39,000, $2,300 and $25,000 for the year ended December 31, 1997 and the three-month unaudited periods ended March 31, 1997 and 1998, respectively. The total accounts receivable balance as of December 31, 1997 and March 31, 1998, from this company was approximately $7,000 and $10,000, respectively.

(7) COMMITMENTS AND CONTINGENCIES:

  Legal Matters

     In the normal course of business, the Company is named as a defendant in various litigation matters. In management's opinion, the ultimate resolution of these matters will not have a material impact on the Company's financial conditions or results of operations.

                            EUROPEAN TOUCH, LTD. II

  Operating Leases

     The Company leases office and warehouse space under operating lease agreements. Future lease payments under non-cancellable operating leases are as follows:

YEAR ENDING
DECEMBER 31,
------------
  1998..................................................    $142,796
  1999..................................................     146,196
  2000..................................................     146,196
  2001..................................................     108,796
  2002..................................................      43,915
                                                            --------
                                                            $587,899
                                                            ========

  Retirement Plans

     The Company has a defined contribution plan under 401(k) (the Plan) of the Internal Revenue Code. Employees of the Company are eligible to participate in the Plan after completing one year of service, 1,000 work hours and reaching age
21. Voluntary salary reductions may be elected by each participating employee and contributed to the Plan (not to exceed $9,500 for a calendar year). The Company may match up to 25% of the employee's contribution up to a maximum of 6.5% of the employee's compensation. The Company expensed $38,997 related to the Plan during 1997.

---------------------------------------------------
---------------------------------------------------

     ALL TENDERED OUTSTANDING NOTES, EXECUTED LETTERS OF TRANSMITTAL, AND OTHER RELATED DOCUMENTS SHOULD BE DIRECTED TO THE EXCHANGE AGENT. QUESTIONS AND REQUESTS FOR ASSISTANCE AND REQUESTS FOR ADDITIONAL COPIES OF THE PROSPECTUS, THE LETTER OF TRANSMITTAL, AND OTHER RELATED DOCUMENTS SHOULD BE ADDRESSED TO THE EXCHANGE AGENT AS FOLLOWS:

            STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A.
                       633 WEST FIFTH STREET, 12TH FLOOR
                         LOS ANGELES, CALIFORNIA 90071

                          By Facsimile: (213) 362-7357

                      Confirm by Telephone: (213) 362-7300

(Originals of all documents submitted by facsimile should be sent promptly by hand, overnight delivery, or registered or certified mail.)

     Until 25 days after the Expiration Date, all dealers effecting transactions in the Exchange Notes, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

     No dealer, salesperson, or other person has been authorized to give information or to make any representations other than those contained in this Prospectus and the accompanying Letter of Transmittal in connection with the Exchange Offer covered by this Prospectus and the accompanying Letter of Transmittal, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. Neither this Prospectus nor the accompanying Letter of Transmittal nor both together constitute an offer to sell, or a solicitation of an offer to buy, any security other than the Exchange Notes offered hereby, nor does it constitute an offer to sell or a solicitation of an offer to buy any of the Exchange Notes to anyone or by anyone in any jurisdiction where, or to any person to whom, it would be unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus or the Letter of Transmittal or both together nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that information contained herein is correct as of any time subsequent to the date hereof.

---------------------------------------------------
---------------------------------------------------
---------------------------------------------------
---------------------------------------------------

                           [STYLING TECHNOLOGY LOGO]

                                  $100,000,000
                       10 7/8% SENIOR SUBORDINATED NOTES
                                    DUE 2008
                             ---------------------

                                   PROSPECTUS
                             ---------------------
                       ----------------------------------

                               TABLE OF CONTENTS
                       ----------------------------------

                                     Page
                                     ----
Summary............................    1
Risk Factors.......................   12
The Exchange Offer.................   21
Use of Proceeds....................   27
Unaudited Pro Forma Consolidated
  Financial Data...................   28
Selected Historical and Pro Forma
  Consolidated Financial Data......   32
Management's Discussion and
  Analysis of Financial Condition
  and Results of Operations........   35
Business...........................   48
Management.........................   58
Certain Indebtedness...............   61
Description of The Exchange
  Notes............................   62
Certain Income Tax
  Considerations...................   90
Plan of Distribution...............   94
Legal Matters......................   94
Experts............................   94

                                         , 1998

---------------------------------------------------
---------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Article Eighth of the Company's Certificate of Incorporation (the "Certificate"), the Company shall indemnify and advance expenses, to the fullest extent permitted by the Delaware General Corporation Law to each person who is or was a director, officer or employee of the Company, or who serves or served any other enterprise or organization at the request of the Company (an "Indemnitee"). In addition, the Company has adopted provisions in its Bylaws that require the Company to indemnify its directors, officers, and certain other representatives of the Company against expenses and certain other liabilities arising out of their conduct on behalf of the Company to the maximum extent and under all circumstances permitted by law.

     Under Delaware law, to the extent that an Indemnitee is successful on the merits or otherwise in defense of a suit or proceeding brought against him or her by reason of the fact that he or she is or was a director, officer or employee of the Company, or serves or served any other enterprise or organization at the request of the Company, the Company shall indemnify him or her against expenses (including attorneys' fees) actually and reasonably incurred in connection with such action.

     An Indemnitee also may be indemnified under Delaware law against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

     An Indemnitee also may be indemnified under Delaware law against expenses (including attorneys' fees) actually and reasonably incurred in the defense or settlement of a suit by or in the right of the Company if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, except that no indemnification may be made if the Indemnitee is adjudged to be liable to the Company, unless a court determines that such Indemnitee is entitled to indemnification for such expenses which the court deems proper.

     Also under Delaware law, expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of the suit, action or proceeding upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the Company. The Company may also advance expenses incurred by other employees and agents of the Company upon such terms and conditions, if any, that the Board of Directors of the Company deems appropriate.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to officers, directors or persons controlling the Company pursuant to Delaware law or the Company's Certificate, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

EXHIBIT NO.                      DESCRIPTION OF EXHIBIT
-----------                      ----------------------
 1.1          Form of Underwriting Agreement(1)
 1.2          Purchase Agreement dated as of June 18, 1998, by and among
              NationsBanc Montgomery Securities LLC, Friedman, Billings,
              Ramsey & Co., Inc., Imperial Bank Capital LLC, the Company,
              and certain subsidiaries of the Company, as Guarantors.
 3.1          Certificate of Incorporation of the Registrant(1)
 3.2          Certificate of Amendment of Certificate of Incorporation(1)
 3.3          Bylaws of the Registrant(1)

EXHIBIT NO.                      DESCRIPTION OF EXHIBIT
-----------                      ----------------------
 4.1          Specimen of Stock Certificate(1)
 4.2          Specimen of Redeemable Common Stock Warrant(1)
 4.3          Form of Warrant issued to Credit Agricole Indosuez(2)
 4.4          Form of Warrant issued to Bank Boston N.A.(3)
 4.5          Indenture dated as of June 23, 1998, by and among the
              Company, the Guarantors Signatories thereto, and State
              Street Bank and Trust Company of California, N.A.
 4.6          Form of Global Notes (included in Exhibit 4.5)
 4.7          Registration Rights Agreement dated as of June 23, 1998, by and among NationsBanc Montgomery Securities LLC, Friedman,
              Billings, Ramsey & Co., Inc., and Imperial Bank Capital LLC,
              the Company and certain subsidiaries of the Company, as
              Guarantors.
 5            Opinion of O'Connor, Cavanagh, Anderson, Killingsworth &
              Beshears, P.A.*
10.1          Stock Purchase Agreement by and among Registrant and Donald
              N. Black, Howard Black, Barbara Black, Robert Black, Don
              Cottam, Jim Cottam and the Cottam Family Partnership, L.P.
              (shareholders) with respect to Gena Laboratories, Inc.(1)
10.2          Stock Purchase Agreement by and among Registrant and Jack
              Sperling and Gary Sperling (Shareholders) with respect to
              JDS Manufacturing Co., Inc.(1)
10.3          Asset Purchase Agreement by and among Registrant, Designs by
              Norvell, Inc. and Joy Norvell Martin (Stockholder) with
              respect to the Body Drench division of Designs by Norvell,
              Inc.(1)
10.4          Asset Purchase Agreement by and among Registrant, Kotchammer
              Investments, Inc. and the Hammer Family Living Trust, The
              Jones Family Trust and Gerald Kotch (Stockholders)(1)
10.5          Employment Agreement between Registrant and Sam L.
              Leopold(1)
10.11         1996 Stock Option Plan(1)
10.12         Stock Repurchase Agreement, as amended, between Registrant and Kenneth S. Bernstein(1)
10.13         Bridge Note(1)
10.15         Exclusive Manufacturing Agreement between the Registrant and
              Amole, Incorporated(4)
10.16         Asset Purchase Agreement between the Registrant and Creative
              Laboratories, Inc., dated March 17, 1997(5)
10.17         Stock Purchase Agreement dated as of June 25, 1997 among the
              Registrant; James Markham; Daniel Genis and Arline Genis,
              Co-Trustees of the 1992 Genis Family Revocable Trust dated
              February 28, 1992; Arthur Benfield Bush, Arthur Benfield
              Bush and Gina L. Bush, Trustees of the Alan and Gina Bush
              Charitable Remainder Unitrust #1, dated June 1, 1997; Arthur
              Benfield Bush and Gina L. Bush, Trustees of the Alan and
              Gina Bush Remainder Unitrust #2, dated June 1, 1997; Yoram
              Fishman, Trustee of the Yoram Fishman Living Trust, dated
              May 18, 1987, and Yuri Levi, Trustee of the Yoram Fishman
              Charitable Remainder Trust dated May 30, 1997.(6)
10.18         Credit Agreement dated as of June 25, 1997 among the
              Registrant and Credit Agricole Indosuez, New York branch, as agent and the lending institutions listed therein.(6)
10.19         Asset Purchase Agreement dated as of October 31, 1997 among the Registrant, Inverness Corporation, and Inverness (UK)
              Limited.(7)
10.20         Transition and Manufacturing Agreement dated as of December
              10, 1997 the Registrant and Inverness Corporation.(7)
10.21         Credit Agreement dated as of December 10, 1997 among the
              Registrant and Credit Agricole Indosuez, New York branch, as agent and the lending institutions listed therein.(7)
10.23         Stock Purchase Agreement dated as of June 23, 1998 among the
              Company and the former shareholders of European Touch, Ltd.
              II(8)

EXHIBIT NO.                      DESCRIPTION OF EXHIBIT
-----------                      ----------------------
10.24         Credit Agreement dated June 30, 1998 among the Company,
              BankBoston, N.A., and NationsBank, N.A.*
10.25         Stock Purchase Agreement dated as of August 3, 1998, among the Company, Kevin T. Weir, Carol M. Weir, and Dennis M.
              Katawczik
12            Computation of Ratio of Earnings to Fixed Charges
21            Subsidiaries of Registrant
23.1          Consent of Arthur Andersen LLP
23.2          Consent of O'Connor, Cavanagh, Anderson, Killingsworth &
              Beshears, P.A. (to be included in its opinion filed as
              Exhibit 5)
24            Power of Attorney of Directors and Executive Officers
              (included on the Signature Pages of this Registration
              Statement)
25            Statement of Eligibility of Trustee on Form T-1 of State
              Street Bank and Trust Company of California, N.A.
27            Financial Data Schedules
99            Form of Letter of Transmittal and Notice of Guaranteed
              Delivery

---------------
 *  To be filed by amendment.

(1) Incorporated by reference to the Registration Statement on Form S-1 (Registration No. 333-12469) filed September 20, 1996 and declared effective November 12, 1996.

(2) Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission (the "Commission") on August 14, 1997.

(3) Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q as filed with the Commission on November 14, 1997.

(4) Incorporated by reference to the Registrant's Annual Report on Form 10-K as filed with the Commission on April 10, 1997.

(5) Incorporated by reference to the Registrant's Current Report on Form 8-K as filed with the Commission on May 14, 1997.

(6) Incorporated by reference to the Registrant's Current Report on Form 8-K as filed with the Commission on July 10, 1997.

(7) Incorporated by reference to the Registrant's Current Report on Form 8-K as filed with the Commission on December 24, 1997.

     (b) Financial Statements filed as part of this report:

         Consolidated Financial Statements and Supplemental Schedules as listed in the Index to Consolidated Financial Statements on page F-1 of this report.

     (c) Reports on Form 8-K:

         The Registrant filed a Current Report on Form 8-K with respect to the acquisition of the Clean + Easy and One Touch product lines from Inverness Corporation and Inverness (UK) Limited on December 24, 1997, as amended by the Form 8-K/A filed on February 23, 1998 and the Form 8-K/A filed on March 20, 1998.

     (d) Financial Statement Schedules

         None.

(8) Incorporated by reference to the Registrant's Current Report on Form 8-K as filed with the Commission on July 8, 1998.

     All other schedules have been omitted on the basis of immateriality or because such schedules are not otherwise applicable.

ITEM 22.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant, in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on August 7th, 1998.

                                          STYLING TECHNOLOGY CORPORATION

                                          By: /s/ SAM L. LEOPOLD
                                            ------------------------------------
                                            Sam L. Leopold, Chairman of the
                                              Board,
                                            President, and Chief Executive
                                              Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Sam L. Leopold and Richard R. Ross, and each of them, as his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

/s/ SAM L. LEOPOLD                                   Chairman of the Board of            August 7, 1998
---------------------------------------------------    Directors, President, and Chief
Sam L. Leopold                                         Executive Officer (Principal
                                                       Executive Officer)

/s/ RICHARD R. ROSS                                  Chief Financial Officer, Vice       August 7, 1998
---------------------------------------------------    President, Treasurer, Secretary,
Richard R. Ross                                        and Director (Principal
                                                       Financial Officer)

/s/ JAMES A. BROOKS                                  Director                            August 7, 1998
---------------------------------------------------
James A. Brooks

/s/ PETER W. BURG                                    Director                            August 7, 1998
---------------------------------------------------
Peter W. Burg

/s/ MICHAEL H. FEINSTEIN                             Director                            August 7, 1998
---------------------------------------------------
Michael H. Feinstein

/s/ SYLVAN SCHEFLER                                  Director                            August 7, 1998
----------------------------------------------
Sylvan Schefler

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 7th day of August, 1998.

                                          BEAUTY PRODUCTS INC.

                                          By: /s/ SAM L. LEOPOLD

                                            ------------------------------------
                                            Sam L. Leopold
                                            President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Sam L. Leopold and Richard R. Ross, and each of them, as his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on August 7, 1998 by the following persons in the capacities indicated.


By: /s/ SAM L. LEOPOLD
---------------------------------------------
Sam L. Leopold
President and Director
(Principal Executive Officer)

By: /s/ RICHARD R. ROSS
---------------------------------------------
Richard R. Ross
Secretary and Director

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 7th day of August, 1998.

                                          COSMETICS INTERNATIONAL INC.

                                          By: /s/ SAM L. LEOPOLD

                                            ------------------------------------
                                            Sam L. Leopold
                                            President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Sam L. Leopold and Richard R. Ross, and each of them, as his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on August 7, 1998 by the following persons in the capacities indicated.


By: /s/ SAM L. LEOPOLD
---------------------------------------------
Sam L. Leopold
President and Director
(Principal Executive Officer)

By: /s/ RICHARD R. ROSS
---------------------------------------------
Richard R. Ross
Secretary and Director

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 7th day of August, 1998.

                                          EUROPEAN TOUCH CO., INCORPORATED

                                          By: /s/ SAM L. LEOPOLD

                                            ------------------------------------
                                            Sam L. Leopold
                                            President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Sam L. Leopold and Richard R. Ross, and each of them, as his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on August 7, 1998 by the following persons in the capacities indicated.


By: /s/ SAM L. LEOPOLD
---------------------------------------------
Sam L. Leopold
President and Director
(Principal Executive Officer)

By: /s/ RICHARD R. ROSS
---------------------------------------------
Richard R. Ross
Secretary and Director

By: /s/ ANNELIE PENN
---------------------------------------------
Annelie Penn
Director

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 7th day of August, 1998.

                                          EUROPEAN TOUCH, LTD II

                                          By: /s/ SAM L. LEOPOLD

                                            ------------------------------------
                                            Sam L. Leopold
                                            President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Sam L. Leopold and Richard R. Ross, and each of them, as his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on August 7, 1998 by the following persons in the capacities indicated.


By: /s/ SAM L. LEOPOLD
---------------------------------------------
Sam L. Leopold
President and Director
(Principal Executive Officer)

By: /s/ RICHARD R. ROSS
---------------------------------------------
Richard R. Ross
Secretary and Director

By: /s/ J. TIMOTHY MONTROSE
---------------------------------------------
J. Timothy Montrose
Director

By: /s/ ANNELIE PENN
---------------------------------------------
Annelie Penn
Director

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this day of August, 1998.

                                          GENA LABORATORIES, INC.

                                          By: /s/ SAM L. LEOPOLD

                                            ------------------------------------
                                            Sam L. Leopold
                                            President

     KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below appoints Richard R. Ross as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended,
this Registration Statement has been signed on August   , 1998 by the following
persons in the capacities indicated.


By: /s/ SAM L. LEOPOLD
---------------------------------------------
Sam L. Leopold
President and Director
(Principal Executive Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 7th day of August, 1998.

                                          J.D.S. Manufacturing Co., Inc.

                                          By: /s/ SAM L. LEOPOLD

                                            ------------------------------------
                                            Sam L. Leopold
                                            President

     KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below appoints Richard R. Ross, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on August 7, 1998 by the following persons in the capacities indicated.


By: /s/ SAM L. LEOPOLD
---------------------------------------------
Sam L. Leopold
President and Director (Principal Executive
Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 7th day of August, 1998.

                                          U.K. ABBA PRODUCTS, INC.

                                          By: /s/ SAM L. LEOPOLD

                                            ------------------------------------
                                            Sam L. Leopold
                                            President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below appoints Richard R. Ross as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on August 7, 1998 by the following persons in the capacities indicated.

By: /s/ SAM L. LEOPOLD
---------------------------------------------
Sam L. Leopold
President and Director
(Principal Executive Officer)

EXHIBIT NO.                        INDEX TO EXHIBITS
-----------                        -----------------
 1.1          Form of Underwriting Agreement(1)
 1.2          Purchase Agreement dated as of June 18, 1998, by and among
              NationsBanc Montgomery Securities LLC, Friedman, Billings,
              Ramsey & Co., Inc., Imperial Bank Capital LLC, the Company,
              and certain subsidiaries of the Company, as Guarantors.
 3.1          Certificate of Incorporation of the Registrant(1)
 3.2          Certificate of Amendment of Certificate of Incorporation(1)
 3.3          Bylaws of the Registrant(1)
 4.1          Specimen of Stock Certificate(1)
 4.2          Specimen of Redeemable Common Stock Warrant(1)
 4.3          Form of Warrant issued to Credit Agricole Indosuez(2)
 4.4          Form of Warrant issued to Bank Boston N.A.(3)
 4.5          Indenture dated as of June 23, 1998, by and among the
              Company, the Guarantors Signatories thereto, and State
              Street Bank and Trust Company of California, N.A.
 4.6          Form of Global Notes (included in Exhibit 4.5)
 4.7          Registration Rights Agreement dated as of June 23, 1998, by and among NationsBanc Montgomery Securities LLC, Friedman,
              Billings, Ramsey & Co., Inc., and Imperial Bank Capital LLC,
              the Company and certain subsidiaries of the Company, as
              Guarantors.
 5            Opinion of O'Connor, Cavanagh, Anderson, Killingsworth &
              Beshears, P.A.*
10.1          Stock Purchase Agreement by and among Registrant and Donald
              N. Black, Howard Black, Barbara Black, Robert Black, Don
              Cottam, Jim Cottam and the Cottam Family Partnership, L.P.
              (shareholders) with respect to Gena Laboratories, Inc.(1)
10.2          Stock Purchase Agreement by and among Registrant and Jack
              Sperling and Gary Sperling (Shareholders) with respect to
              JDS Manufacturing Co., Inc.(1)
10.3          Asset Purchase Agreement by and among Registrant, Designs by
              Norvell, Inc. and Joy Norvell Martin (Stockholder) with
              respect to the Body Drench division of Designs by Norvell,
              Inc.(1)
10.4          Asset Purchase Agreement by and among Registrant, Kotchammer
              Investments, Inc. and the Hammer Family Living Trust, The
              Jones Family Trust and Gerald Kotch (Stockholders)(1)
10.5          Employment Agreement between Registrant and Sam L.
              Leopold(1)
10.11         1996 Stock Option Plan(1)
10.12         Stock Repurchase Agreement, as amended, between Registrant and Kenneth S. Bernstein(1)
10.13         Bridge Note(1)
10.15         Exclusive Manufacturing Agreement between the Registrant and
              Amole, Incorporated(4)
10.16         Asset Purchase Agreement between the Registrant and Creative
              Laboratories, Inc., dated March 17, 1997(5)
10.17         Stock Purchase Agreement dated as of June 25, 1997 among the
              Registrant; James Markham; Daniel Genis and Arline Genis,
              Co-Trustees of the 1992 Genis Family Revocable Trust dated
              February 28, 1992; Arthur Benfield Bush, Arthur Benfield
              Bush and Gina L. Bush, Trustees of the Alan and Gina Bush
              Charitable Remainder Unitrust #1, dated June 1, 1997; Arthur
              Benfield Bush and Gina L. Bush, Trustees of the Alan and
              Gina Bush Remainder Unitrust #2, dated June 1, 1997; Yoram
              Fishman, Trustee of the Yoram Fishman Living Trust, dated
              May 18, 1987, and Yuri Levi, Trustee of the Yoram Fishman
              Charitable Remainder Trust dated May 30, 1997.(6)
10.18         Credit Agreement dated as of June 25, 1997 among the
              Registrant and Credit Agricole Indosuez, New York branch, as agent and the lending institutions listed therein.(6)
10.19         Asset Purchase Agreement dated as of October 31, 1997 among the Registrant, Inverness Corporation, and Inverness (UK)
              Limited.(7)
10.20         Transition and Manufacturing Agreement dated as of December
              10, 1997 the Registrant and Inverness Corporation.(7)

EXHIBIT NO.                        INDEX TO EXHIBITS
-----------                        -----------------
10.21         Credit Agreement dated as of December 10, 1997 among the
              Registrant and Credit Agricole Indosuez, New York branch, as agent and the lending institutions listed therein.(7)
10.23         Stock Purchase Agreement dated as of June 23, 1998 among the
              Company and the former shareholders of European Touch, Ltd.
              II(8)
10.24         Credit Agreement dated June 30, 1998 among the Company,
              BankBoston, N.A., and NationsBank, N.A.*
10.25         Stock Purchase Agreement dated as of August 3, 1998, among the Company, Kevin T. Weir, Carol M. Weir, and Dennis M.
              Katawczik
12            Computation of Ratio of Earnings to Fixed Charges
21            Subsidiaries of Registrant
23.1          Consent of Arthur Andersen LLP
23.2          Consent of O'Connor, Cavanagh, Anderson, Killingsworth &
              Beshears, P.A. (to be included in its opinion filed as
              Exhibit 5)
24            Power of Attorney of Directors and Executive Officers
              (included on the Signature Pages of this Registration
              Statement)
25            Statement of Eligibility of Trustee on Form T-1 of State
              Street Bank and Trust Company of California, N.A.
27            Financial Data Schedules
99            Form of Letter of Transmittal and Notice of Guaranteed
              Delivery

---------------
 *  To be filed by amendment.

(1) Incorporated by reference to the Registration Statement on Form S-1 (Registration No. 333-12469) filed September 20, 1996 and declared effective November 12, 1996.

(2) Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission (the "Commission") on August 14, 1997.

(3) Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q as filed with the Commission on November 14, 1997.

(4) Incorporated by reference to the Registrant's Annual Report on Form 10-K as filed with the Commission on April 10, 1997.

(5) Incorporated by reference to the Registrant's Current Report on Form 8-K as filed with the Commission on May 14, 1997.

(6) Incorporated by reference to the Registrant's Current Report on Form 8-K as filed with the Commission on July 10, 1997.

(7) Incorporated by reference to the Registrant's Current Report on Form 8-K as filed with the Commission on December 24, 1997.

     (b) Financial Statements filed as part of this report:

         Consolidated Financial Statements and Supplemental Schedules as listed in the Index to Consolidated Financial Statements on page F-1 of this report.

     (c) Reports on Form 8-K:

         The Registrant filed a Current Report on Form 8-K with respect to the acquisition of the Clean + Easy and One Touch product lines from Inverness Corporation and Inverness (UK) Limited on December 24, 1997, as amended by the Form 8-K/A filed on February 23, 1998 and the Form 8-K/A filed on March 20, 1998.

     (d) Financial Statement Schedules

         None.

(8) Incorporated by reference to the Registrant's Current Report on Form 8-K as filed with the Commission on July 8, 1998.

     All other schedules have been omitted on the basis of immateriality or because such schedules are not otherwise applicable.